    As filed with the Securities and Exchange Commission on February 9, 2000
                                                          Registration No.  333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ______________

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ______________

                                  PSINet Inc.
            (Exact name of registrant as specified in its charter)
                                   New York
                        (State or other jurisdiction of
                        incorporation or organization)
                                     4813
                         (Primary Standard Industrial
                          Classification Code Number)
                                  16-1353600
                               (I.R.S. Employer
                              Identification No.)

                510 Huntmar Park Drive, Herndon, Virginia 20170
                                (703) 904-4100
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Kathleen B. Horne, Esq.
                   Senior Vice President and General Counsel
                                  PSINet Inc.
                510 Huntmar Park Drive, Herndon, Virginia 20170
          Telephone No.: (703) 904-4100/Facsimile No.: (703) 904-9527
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                ______________

                                  Copies To:
                               Nixon Peabody LLP
                 437 Madison Avenue, New York, New York  10022
                    Attention: Richard F. Langan, Jr., Esq.
                           Bruce E. Rosenthal, Esq.
          Telephone No.: (212) 940-3140/Facsimile No.: (212) 940-3111

                                ______________

----------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
------------------------------- -------------------- -------------------- ---------------------- ---------------------
 Title of Class of Securities      Amount to be       Proposed Maximum      Proposed Maximum          Amount of
       to be Registered             Registered         Offering Price      Aggregate Offering      Registration Fee
                                                        Per Unit (1)            Price (1)
------------------------------- -------------------- -------------------- ---------------------- ---------------------
10 1/2% Senior Notes Due 2006       $600,000,000          100.5%             $603,000,000          $159,192.00
------------------------------- -------------------- -------------------- ---------------------- ---------------------
10 1/2% Senior Notes Due 2006          Euro                97.0%             $147,522,450            38,946.00
                                    150,000,000(2)
                                    (152,085,000)
------------------------------- -------------------- -------------------- ---------------------- ---------------------
Total                                                                        $750,522,450          $198,138.00
------------------------------- -------------------- -------------------- ---------------------- ---------------------

    (1) Estimated solely for purposes of calculating the registration fee calculated pursuant to the provisions of Rule 457(f) under the Securities Act of 1933, as amended, as the market value of the securities to be canceled in the exchange.

    (2) Euro amounts have been translated into U.S. Dollars at Euro 1=$1.0139, which was the New York foreign exchange mid-range rate as quoted at 4 p.m. Eastern time on February 8, 2000 by Reuters.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


THE INFORMATION IN THIS PROSPECTUS
WILL BE AMENDED OR COMPLETED; DATED
FEBRUARY 9, 2000.



                                  PSINet Inc.

                              Exchange Offer for
                                 $600,000,000
                               Euro 150,000,000
                         10 1/2% Senior Notes Due 2006
                 ____________________________________________


    PSINet:                                  .  Tenders of outstanding notes
    .  We are the leading independent           may be withdrawn at any time
       global provider of Internet and          prior to the expiration of
       eCommerce solutions to businesses.       the exchange offer.

    .  PSINet Inc.                           .  The exchange of notes should
       510 Huntmar Park Drive                   not be a taxable exchange for
       Herndon, Virginia 20170                  U.S. federal income tax
       (703) 904-4100                           purposes.

    The Exchange Offer:                      .  We will not receive any
                                                proceeds from the exchange
    .  Expires at 5:00 p.m, New York            offer.
       City time (10:00 p.m., London
       time), on _______, 2000,              .  The terms of the notes to be
       unless extended.                         issued are substantially
                                                identical to the outstanding
    .  The exchange offer is subject to         notes, except for the
       customary conditions which we            outstanding notes being
       may waive.                               subject to transfer restrictions
                                                under the Securities Act of
    .  All outstanding notes that are           1933 and entitled to exchange
       validly tendered and not validly         and registration rights, most
       withdrawn will be exchanged.             of which will be fulfilled upon
                                                completion of the exchange
                                                offer.
                 ____________________________________________
    Investment in the notes to be issued in the exchange offer involves risk. See "Risk Factors" beginning on page 17.

    This prospectus and the accompanying letters of transmittal are first being mailed to holders of outstanding notes on or about _______, 2000.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 ____________________________________________
                               __________, 2000

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
PROSPECTUS SUMMARY.......................................................    1
RISK FACTORS.............................................................   17
USE OF PROCEEDS..........................................................   35
THE EXCHANGE OFFER.......................................................   36
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS...........................   52
CAPITALIZATION...........................................................   58
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION...................   *
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS..........................   *
BUSINESS.................................................................   *
DESCRIPTION OF NOTES.....................................................   64
DESCRIPTION OF CERTAIN INDEBTEDNESS......................................  114
DESCRIPTION OF BOOK-ENTRY SYSTEM.........................................  118
PLAN OF DISTRIBUTION.....................................................  124
DOCUMENTS INCORPORATED BY REFERENCE......................................  124
LEGAL MATTERS............................................................  126
EXPERTS..................................................................  127
WHERE YOU CAN FIND MORE INFORMATION......................................  127
GLOSSARY.................................................................   *

* Incorporated by reference to our Current Report on Form 8-K dated January 26, 2000 which was filed on February 9, 2000.

                              PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. To understand this exchange offer fully, please read the entire prospectus, including the Risk Factors section which begins on page 17 and the financial statements. There are technical terms used in this prospectus that are important to an understanding of our business that are defined in the glossary incorporated by reference in this prospectus.

     We have announced a two-for-one split of our common stock, to be effected by means of a stock dividend, to holders of record of our common stock as of the close of business on January 28, 2000. Certificates for the additional shares will be distributed by our transfer agent on or about February 11, 2000. References in this prospectus do not give effect to that stock split, except where noted.

                              THE EXCHANGE OFFER

Initial Notes.........................  $600,000,000 aggregate principal amount of unregistered 10 1/2% Senior Notes due
                                        2006, which were issued in December
                                        1999.

                                        Euro 150,000,000 aggregate principal
                                        amount of unregistered 10 1/2% Senior
                                        Notes due 2006, which were issued in
                                        December 1999.

Exchange Notes........................  $600,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2006, which
                                        have been registered under the
                                        Securities Act of 1933, that we are
                                        offering hereby.

                                        Euro 150,000,000 aggregate principal
                                        amount of 10 1/2% Senior Notes due 2006, which have been registered under the Securities Act of 1933, that we are offering hereby.

                                        The initial notes and the exchange notes are referred to collectively as the notes.

The Exchange Offer....................  We are offering to exchange $1,000 principal amount of exchange dollar
                                        notes for each $1,000 principal amount
                                        of initial dollar notes. Initial dollar
                                        notes may only be exchanged in $1,000
                                        principal amount increments. As of the
                                        date of this prospectus, there are
                                        $600,000,000 aggregate principal amount
                                        of initial dollar notes outstanding.

                                        We are offering to exchange Euro 1,000
                                        principal amount of exchange euro notes
                                        for each Euro 1,000 principal amount of
                                        initial euro notes.

                                        Initial euro notes may only be exchanged in Euro 1,000 principal amount increments. As of the date of this prospectus, there are Euro 150,000,000 aggregate principal amount of initial euro notes outstanding.

Resales...............................  Based on an interpretation by the
                                        Securities and Exchange Commission set
                                        forth in no-action letters issued to
                                        third parties, we believe that you may
                                        resell or otherwise transfer exchange
                                        notes issued pursuant to the exchange
                                        offer in exchange for initial notes.
                                        However, there are exceptions to this
                                        general statement. You may not freely
                                        transfer the exchange notes if:

                                        .  you are an "affiliate" of PSINet
                                           within the meaning of Rule 405 under
                                           the Securities Act of 1933,

                                        .  you are a broker-dealer who acquired
                                           the initial notes directly from us
                                           without compliance with the
                                           registration and prospectus delivery
                                           provisions of the Securities Act of
                                           1933,

                                        .  you did not acquire the exchange
                                           notes in the ordinary course of your
                                           business, or

                                        .  you have engaged in, intend to engage
                                           in, or have an arrangement or
                                           understanding with any person to
                                           participate in the distribution of
                                           the exchange notes.

                                        Any holder subject to any of the
                                        exceptions above and each participating
                                        broker-dealer that receives exchange
                                        notes for its own account pursuant to
                                        the exchange offer in exchange for
                                        initial notes that were acquired as a
                                        result of market-making, must comply
                                        with the registration and prospectus
                                        delivery requirements of the Securities
                                        Act of 1933 in connection with the
                                        resale of the exchange notes.

Expiration Date.......................  5:00 p.m., New York City time (10:00
                                        p.m., London time), on __________, 2000
                                        unless we extend the exchange offer, in
                                        which case the term "expiration date"
                                        means the latest date and time to which
                                        the exchange offer is extended.

Interest on the Exchange Notes and the
Initial Notes............................    Each exchange note will bear
                                             interest from December 2, 1999, the
                                             date of issuance of the initial
                                             notes. If your initial notes are
                                             accepted for exchange, you will not
                                             receive accrued interest on the
                                             initial notes, and will be deemed
                                             to have waived the right to receive
                                             any interest on the initial notes
                                             from and after December 2, 1999.

Conditions to the Exchange Offer.........    The exchange offer is subject to
                                             certain customary conditions, which
                                             we may waive. See "The Exchange
                                             Offer--Conditions."

Procedures for Tendering Initial Notes...    If you wish to accept the exchange
                                             offer, you must complete, sign and
                                             date, if you are a holder of
                                             initial dollar notes, the
                                             accompanying letter of transmittal
                                             for dollar notes or, if you are a
                                             holder of initial euro notes, the
                                             accompanying letter of transmittal
                                             for euro notes, in each case in
                                             accordance with such letter of
                                             transmittal's instructions and
                                             deliver the applicable letter of
                                             transmittal, together with the
                                             initial notes and any other
                                             required documentation, to the
                                             exchange agent at the address set
                                             forth in the applicable letter of
                                             transmittal.

                                             If you hold initial dollar notes
                                             through The Depository Trust
                                             Company or initial euro notes
                                             through Euroclear or Cedelbank and
                                             wish to accept the exchange offer,
                                             you must do so pursuant to such
                                             book-entry transfer facility's
                                             procedures for book-entry transfer
                                             (or other applicable procedures),
                                             all in accordance with this
                                             prospectus and the applicable
                                             letter of transmittal. See "The
                                             Exchange Offer--Procedures for
                                             Tendering Initial Notes," "--Book-
                                             Entry Delivery Procedures," and "--
                                             Tender of Initial Notes Held
                                             Through Book-Entry Transfer
                                             Facilities."

Special Procedures for
Beneficial Owners........................    If you are a beneficial owner whose
                                             initial notes are registered in the
                                             name of a broker, dealer,
                                             commercial bank, trust company or
                                             other nominee and you wish to
                                             tender in the exchange offer, you
                                             should contact the person in whose
                                             name your initial notes are
                                             registered promptly and instruct
                                             the person to tender on your
                                             behalf. If you wish to tender in
                                             the exchange offer on your own
                                             behalf, you must, prior to
                                             completing and executing the
                                             applicable letter of transmittal
                                             and delivering your initial notes,
                                             either make appropriate
                                             arrangements to register ownership
                                             of the initial notes in your name
                                             or obtain a properly completed bond
                                             power from the person in whose name
                                             your initial notes are registered.
                                             The transfer of registered
                                             ownership may take considerable
                                             time.

Guaranteed Delivery Procedures...........    If you wish to tender your initial
                                             notes in the exchange offer and
                                             your initial notes are not
                                             immediately available or you cannot
                                             deliver your initial notes, the
                                             applicable letter of transmittal or
                                             any other required documents or you
                                             cannot comply with the procedures
                                             for book-entry transfer (or other
                                             applicable procedures) prior to the
                                             expiration date, you may tender
                                             your initial notes according to the
                                             guaranteed delivery procedures set
                                             forth in "The Exchange Offer--
                                             Guaranteed Delivery Procedures."

Withdrawal Rights........................    Tenders may be withdrawn at any
                                             time prior to 5:00 p.m., New York
                                             City time (10:00 p.m., London
                                             time), on the expiration date
                                             pursuant to the procedures
                                             described under "The Exchange
                                             Offer--Withdrawals of Tenders."

Acceptance of Initial Notes and
Delivery of Exchange Notes...............    Subject to certain conditions as
                                             described more fully herein under
                                             "The Exchange Offer--Conditions,"
                                             we will accept for exchange any and
                                             all initial notes that are properly
                                             tendered in the exchange offer
                                             prior to the expiration date. The
                                             exchange notes issued pursuant to
                                             the exchange offer will be
                                             delivered as promptly as
                                             practicable after the expiration
                                             date. See "The Exchange Offer--
                                             Terms of the Exchange Offer."

Certain United States Federal Income Tax
 Consequences............................    With respect to the exchange of
                                             initial notes for exchange notes:

                                             .  the exchange should not
                                                constitute a taxable exchange
                                                for U.S. federal income tax
                                                purposes,

                                             .  you should not recognize gain or
                                                loss upon receipt of the
                                                exchange notes, and

                                             .  you must include interest on the
                                                exchange notes in gross income
                                                to the same extent as the
                                                initial notes.

Registration Rights Agreement............    In connection with our issuance and
                                             sale of the initial notes on
                                             December 2, 1999, we entered into a
                                             registration rights agreement with
                                             the initial purchasers of the
                                             initial notes which grants the
                                             holders of the initial notes
                                             certain exchange and registration
                                             rights. As a result of the making
                                             of this exchange offer, we will
                                             have fulfilled certain of our
                                             obligations under the registration
                                             rights agreement. If you do not
                                             tender your initial notes in the
                                             exchange offer, you will not have
                                             any further registration rights
                                             under the registration rights
                                             agreement or otherwise, unless you
                                             were not eligible to participate in
                                             the exchange offer. See "The
                                             Exchange Offer--Registration
                                             Rights." In such event, you will
                                             continue to hold the untendered
                                             initial notes and will be entitled
                                             to all the rights and subject to
                                             all the limitations applicable to
                                             the initial notes under the
                                             indenture governing the notes,
                                             except to the extent such rights or
                                             limitations, by their terms,
                                             terminate or cease to have further
                                             effectiveness as a result of the
                                             exchange offer. All untendered
                                             initial notes will continue to be
                                             subject to restrictions on transfer
                                             under the Securities Act of 1933.

Exchange Agent...........................    Wilmington Trust Company is serving
                                             as our exchange agent in connection
                                             with the exchange offer.

                            TERMS OF EXCHANGE NOTES

     The form and terms of the exchange notes will be substantially the same as the form and terms of the initial notes except that:

     (1) the exchange notes have been registered under the Securities Act of 1933 and, therefore, will not bear legends restricting their transfer, and

     (2) the holders of the exchange notes, except for limited instances, will not be entitled to further registration rights under the registration rights agreement.

     The exchange notes will evidence the same debt as the initial notes and will be entitled to the benefits of the indenture under which the initial notes were issued.


Notes Offered............................    $600,000,000 aggregate principal
                                             amount of 10 1/2% Senior Notes due
                                             2006.

                                             Euro 150,000,000 aggregate
                                             principal amount of 10 1/2% Senior
                                             Notes due 2006.

                                             The euro notes and the dollar notes
                                             will generally be treated for
                                             purposes of the indenture as a
                                             single series of securities ranking
                                             pari passu with each other.

Maturity Date............................    December 1, 2006.

Interest Rate and
Payment Dates............................    The euro notes will accrue interest
                                             at the rate of 10 1/2% per annum.
                                             Interest on the euro notes will be
                                             payable semi-annually in cash (in
                                             euros) in arrears on June 1 and
                                             December 1 of each year, commencing
                                             June 1, 2000.

                                             The dollar notes will accrue
                                             interest at the rate of 10 1/2% per
                                             annum. Interest on the dollar notes
                                             will be payable semi-annually in
                                             cash (in U.S. dollars) in arrears
                                             on June 1 and December 1 of each
                                             year, commencing June 1, 2000.

Ranking of the Notes.....................    If our September 30, 1999 balance
                                             sheet were restated to give effect
                                             to the offering of the initial
                                             notes, and the application of those
                                             net proceeds and the acquisition of
                                             TNI, the notes:

                                             .  would have been effectively
                                                subordinated to approximately
                                                $329.3 million of our secured
                                                debt

                                                (including secured debt of our
                                                subsidiaries),

                                             .  would have been structurally
                                                subordinated to approximately
                                                $163.4 million of other
                                                liabilities, including trade
                                                payables and accrued
                                                liabilities, of our
                                                subsidiaries, and

                                             .  would have ranked equally with
                                                an aggregate of $2.16 billion of
                                                our other senior debt.

                                             See "Description of Notes--
                                             General."

Sinking Fund...........................      None.

Optional Redemption....................      We may not redeem the notes at any
                                             time.

Change of Control......................      In the event of a change of control
                                             (as defined in the indenture
                                             governing the notes), we will be
                                             required to make an offer to
                                             purchase all of the notes at a
                                             purchase price equal to 101% of the
                                             principal amount thereof, plus
                                             accrued and unpaid interest, if
                                             any, to the repurchase date. We may
                                             not have sufficient funds or the
                                             financial resources necessary to
                                             satisfy our obligations to
                                             repurchase the notes and other debt
                                             that may become repayable upon a
                                             change of control. See "Risk
                                             Factors --We may not have the
                                             ability to raise the funds
                                             necessary to finance the change of
                                             control offer which may be required
                                             by the indenture" and "Description
                                             of Notes--Change of Control."

Basic Covenants of
the Indenture..........................      We will issue the notes under an
                                             indenture with Wilmington Trust
                                             Company, as trustee. The indenture
                                             will, among other things, restrict
                                             our ability to:

                                             .  incur indebtedness,
                                             .  make restricted payments,
                                             .  engage in transactions with
                                                affiliates,
                                             .  permit liens to exist,
                                             .  sell assets,
                                             .  issue guarantees,
                                             .  engage in sale and leaseback
                                                transactions,
                                             .  issue and sell subsidiary
                                                capital stock,
                                             .  impose limitations on our
                                                subsidiaries' ability to pay
                                                dividends to us,
                                             .  designate or create unrestricted
                                                subsidiaries, and
                                             .  change our business.

                                             We will also have to comply with
                                             many affirmative
                                             covenants, including the provision
                                             of financial statements.

Exchange Offer; Registration Rights......    To remove the transferability
                                             restrictions on the notes, we have
                                             agreed:

                                             .  to file a registration statement
                                                with the Securities and Exchange
                                                Commission relating to the
                                                exchange offer of the initial
                                                notes for our exchange notes
                                                with terms identical to the
                                                initial notes by February 15,
                                                2000,

                                             .  to use our best efforts to cause
                                                the registration statement to be
                                                declared effective by the
                                                Securities and Exchange
                                                Commission by May 1, 2000,

                                             .  to make an exchange offer of the
                                                exchange notes for the initial
                                                notes, and

                                             .  to keep that exchange offer open
                                                for not less than 20 business
                                                days and cause that exchange
                                                offer to be consummated no later
                                                than the 30th business day after
                                                the registration statement is
                                                declared effective.

                                             If the exchange offer is not
                                             permitted by applicable law or
                                             Securities and Exchange Commission
                                             policy, or a holder is not
                                             otherwise able to exchange its
                                             notes for certain reasons, we will
                                             file with the Securities and
                                             Exchange Commission, subject to our
                                             receipt of certain information, a
                                             shelf registration statement to
                                             register restricted notes for
                                             public resale. We will seek to have
                                             any shelf registration statement
                                             declared effective by the
                                             Securities and Exchange Commission
                                             on or before the 60th day after its
                                             filing. If we default on any of
                                             these registration obligations, we
                                             will pay certain liquidated damages
                                             to each holder of restricted
                                             initial notes. See "The Exchange
                                             Offer--Registration Defaults;
                                             Liquidated Damages."

Listing..................................    The initial dollar notes have been
                                             designated as eligible for trading
                                             in the PORTAL market of the
                                             National Association of Securities
                                             Dealers, Inc. Application has been
                                             made for listing the initial euro
                                             notes and the exchange euro notes
                                             on the Luxembourg Stock Exchange,
                                             but we cannot assure you that the
                                             initial euro notes and the exchange
                                             euro notes will be admitted for
                                             listing with the Luxembourg Stock
                                             Exchange.

Use of Proceeds..........................    We will not receive any cash
                                             proceeds from the exchange offer.
                                             See "Use of Proceeds."

                                  THE COMPANY

Our Business

     We are a leading independent global provider of Internet and eCommerce solutions to businesses. As an Internet Super Carrier, or ISC, we offer global distribution of our services over our worldwide fiber optic network, which is capable of transmission speeds in excess of three terabits. We provide Internet connectivity and Web hosting services to customers in approximately 90 of the 100 largest metropolitan statistical areas in the United States and the 20 largest global telecommunications markets and operate in 27 countries. In addition to these services, we also offer a suite of value-added products and services that are designed to enable our customers, through their use of the Internet, to communicate more efficiently with their customers, suppliers, business partners and remote office locations. We conduct our business through operations organized into five geographic operating segments--U.S./Canada, Latin America, Europe, Asia/Pacific and India/Middle East/Africa. Our services and products include the following:

     . Access services that offer dedicated, dial-up, wireless and digital subscriber line, or xDSL, connections that link our customers' networks to the Internet;

     . Web hosting services that provide cost-effective solutions for the management and maintenance of our customers' Web sites and Web-based applications;

     . Intranets and virtual private networks, or VPNs, that allow our customers to provide secure and seamless wide area networks, or WANs, connecting their remote offices and employees, customers and suppliers;

     . E-commerce services designed to enable our customers to securely transact business over the Internet;

     . Voice-over-IP services that enable companies with multiple business locations to transmit voice conversations over our network at a significant savings as compared to traditional long-distance calling;

     . E-mail services that enable our customers to outsource to us the day-to-day management and maintenance of their internal message systems; and

     . Managed security services designed to protect, monitor and maintain the integrity of our customers' networks.

     We also provide wholesale and private label network connectivity and related services to other Internet service providers, known as ISPs, and telecommunications carriers to further utilize our network capacity.

Our Global Network

     We operate one of the largest global commercial data communications networks. Our Internet-optimized network has a footprint that extends around the globe and is connected to more than 700 sites, called points of presence, or POPs, situated throughout our geographic operating regions that enable our customers to connect to the Internet. Our network reach allows our customers to access their corporate network and systems resources through local calls in over 150 countries. Our network architecture consists of high capacity frame relay switches and routers designed to deliver superior Internet connections, reliable packet control and intelligent data traffic routing and is compatible with all of the most widely deployed transmission technologies. We further expand the reach of our network by connecting with other large ISPs at 163 points through 67 contractual arrangements, called peering agreements, that permit the exchange of information between our network and the networks of our peering partners. As part of our ISC strategy, we have opened seven global Internet and eCommerce hosting facilities. These facilities are located in the Los Angeles, New York City, Washington, D.C., Amsterdam, Basel, London and Toronto metropolitan areas and contain approximately 200,000 square feet. We have two network operating centers that monitor and manage network traffic 24-hours per day, seven-days per week.

Our Target Market and Customers

     Internet access services is one of the fastest growing segments of the global telecommunication services marketplace. For example, Gartner Group estimates that worldwide Internet access revenues will grow from $13.7 billion in 1998 to $42.5 billion in 2003. Trends contributing to this growth in demand include:

     . the increase in corporate Internet sites and connectivity as a means to expand customer reach and improve communications efficiency,

     . business demand for advanced, highly reliable information technology solutions designed specifically to enhance productivity and improve efficiency,

     . the need of businesses to securely and efficiently connect multiple, geographically-dispersed locations and provide global remote access capabilities, and

     . increased business use of the Internet as a lower-cost alternative to traditional telecommunications services.

     Our target market consists primarily of mid-and large-sized businesses in information intensive industries. As of September 30, 1999, we served approximately 79,900 business accounts, including approximately 640 ISPs. The following table provides a summary as of September 30, 1999 of our operations across the five geographic operating segments in which we then operated:


                                           Revenue for
                                           Nine Months        Revenue                       9/30/99
                                          Ended 9/30/99       Growth         9/30/99      Wholesale and
                                         (In millions of    9/30/98 to      Business        Consumer       Commencement
                                          U.S. dollars)       9/30/99       Accounts        Accounts      of Operations
                                         ---------------    ----------      --------      -------------   -------------
U.S./Canada...........................       $204.3            57%           38,100           932,000          1989
Latin America.........................         10.5             *             4,500           167,000          1999
Europe................................         58.3           130%           18,300            96,000          1995
Asia/Pacific..........................         96.2           816%           19,000            66,000          1994
India/Middle East/Africa..............         **              **              **                **            1999
                                             ------                          ------         ---------
All Segments..........................       $369.3           123%           79,900         1,261,000
                                             ======                          ======         =========

____________________
* Latin America is new in 1999.
**India/Middle East/Africa is new subsequent to September 30, 1999.

Our Strategy


     Our objective is to be one of the top three providers of Internet access services and related communications services and products in each of the 20 largest global telecommunications markets. The principal elements of our business strategy are summarized below:

     . Leverage Multiple Sales Channels. We are pursuing growth opportunities through multiple channels consisting of our direct sales force of over 1,000 individuals worldwide, over 2,500 resellers and referral sources, and strategic alliances with selected telecommunications services and equipment suppliers, networking service companies, systems integrators and computer retailers.

     . Increase Sales of Value-Added Services and New Products. We intend to capitalize on the trend of companies seeking to increasingly outsource their critical business applications and integrate Web-based services and products as part of their core data networking strategy. We are aggressively marketing value-added services and products to our existing account base and prospective business customers, and are significantly increasing our Internet and eCommerce hosting center capacity to accommodate the anticipated growth in this business.

     . Accelerate Growth Through Targeted Acquisitions. We intend to make strategic investments in or acquire:

          . local or regional ISPs in markets where we have an established POP and can benefit from the increased network utilization and local sales force,

          . ISPs in the 20 largest global telecommunications markets where we currently do not have a presence or in those global telecommunications markets where our current presence would be significantly enhanced,

          . related or complementary businesses to broaden our market presence and expand our strengths in key product areas, and

          . telecommunication or information technology companies which have strong relationships with major corporations.

     . Continue to Invest in Our Network. We remain focused on reducing costs as a percentage of revenue by maintaining a scaleable network and increasing utilization of and controlling strategic assets, such as acquisition of long-term rights in telecommunications bandwidth.

     . Enhance Brand Name Recognition. We intend to leverage our PSINet brand by rebranding acquired ISP operations and services under the PSINet name, selectively using television commercials, print ads and direct mailings which target key business decision makers in the U.S. and abroad, and acquiring corporate sponsorship rights, such as our recent acquisition of the naming rights to the NFL Stadium of the Baltimore Ravens.

                              RECENT DEVELOPMENTS

     Acquisition of Transaction Network Services. On November 23, 1999, we acquired Transaction Network Services, Inc., which we refer to as TNI. We paid TNI shareholders approximately $340.8 million in cash and approximately 7.6 million shares of our common stock ($15.2 million shares after giving effect to our common stock split) which represented an aggregate value of approximately $346.2 million based upon the price per share of our common stock of $45.719 ($22.859 after giving effect to our common stock split) at the time we reached a definitive agreement with TNI. In addition, we assumed options to acquire approximately 463,000 shares of TNI common stock, representing an aggregate value of approximately $13.0 million, which have become exercisable into an equal number of shares of our common stock (or twice the number of shares after giving effect to our common stock split). Additionally, we repaid principal and interest outstanding under TNI's revolving credit facility in the amount of $52.1 million. The source of the cash consideration for the TNI merger and the repayment of the TNI revolving credit facility obligation was from cash on hand. TNI shareholders could elect to receive cash, shares of our common stock, or both cash and shares, subject to adjustments and limitations.

     Stock split. On January 18, 2000, we announced a two-for-one split of our common stock to be effected on February 11, 2000 by means of a stock dividend to holders of record as of the close of business on January 28, 2000. We have disclosed the effect of the stock split, where relevant, within the unaudited pro forma consolidated financial information that is incorporated by reference to our Form 8-K dated January 26, 2000 and filed February 9, 2000. Upon completion of the stock split, we will have approximately 146,495,756 shares of common stock outstanding (without giving effect to the exercise or conversion of any options, warrants or convertible securities).

     7% Series D Preferred Stock. In February 2000, we completed an offering of 16,500,000 shares of 7% Series D cumulative convertible preferred stock for aggregate net proceeds of approximately $738.8 million after expenses (excluding amounts paid by the purchasers of the convertible preferred stock into the deposit account therefor).

                            -----------------------

     PSINet was incorporated in New York in 1988. Our principal executive offices are located at 510 Huntmar Park Drive, Herndon, Virginia 20170. Our telephone number is (703) 904-4100.

               Summary Consolidated Financial and Operating Data
   (in millions of U.S. dollars, except per share, ratio and operating data)

     The following summary consolidated statement of operations data, cashflow data and balance sheet data as of and for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 and as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999 have been derived from our consolidated financial statements. The results of operations for the nine month period ended September 30, 1999 may not be indicative of the results for the entire year ending December 31, 1999.

     The summary unaudited pro forma consolidated statement of operations and other financial data for the year ended December 31, 1998 and for the nine month period ended September 30, 1999 present, on a pro forma basis, our consolidated results of operations and other financial data for such periods assuming that each of the following had occurred on January 1, 1998:

     .  our acquisition of TNI;

     . TNI's acquisition from AT&T Corp. of the right to provide services under specified customer service contracts and specified equipment related to AT&T's Transaction Access Service, assuming that those services were conducted under TNI's communications services agreement with AT&T and assuming the elimination of specified costs allocated to Transaction Access Service, which we refer to as the TAS Acquisition;

     . a specific group of our other acquisitions, which we refer to as our Other Acquisitions, as more fully described in our Unaudited Pro Forma Consolidated Financial Information incorporated by reference herein;

     . this offering of 10 1/2% senior notes and the application of the related estimated net proceeds; and

     . our February 2000 offering of 7% Series D cumulative convertible preferred stock and the application of the related estimated net proceeds.

     The summary unaudited pro forma consolidated balance sheet data as of September 30, 1999 presents, on a pro forma basis, our consolidated financial position assuming that each of the following had occurred on September 30, 1999:

     .  our acquisition of TNI;

     . this offering of 10 1/2% senior notes and the application of the related estimated net proceeds; and

     . our February 2000 offering of 7% Series D cumulative convertible preferred stock and the application of the related estimated net proceeds.

     EBITDA is used in the Internet services industry as one measure of a company's operating performance and historical ability to service debt. EBITDA is not determined in accordance with generally accepted accounting principles, is not indicative of cash used by operating activities and should not be considered in isolation or as an alternative to, or more meaningful than, measures of performance determined in accordance with generally accepted accounting principles. We define EBITDA as earnings (losses) before interest expense and interest income, taxes, depreciation and amortization, other non-operating income and expense, and charges for intangible asset write-down and acquired in-process research and development. Our definition of EBITDA may not be comparable to similarly titled measures used by other companies.

     For the purposes of computing the ratio of earnings to combined fixed charges and preferred dividends, earnings consist of losses before income taxes, equity in loss of affiliate, amortization of capitalized interest and fixed charges. Fixed charges consist of interest on all indebtedness, including amounts capitalized, amortization of debt financing costs and that portion of rental expense which we believe to be representative of interest (deemed to be one-third of rental expense).

     The information contained in this table should be read in conjunction with the sections entitled "Selected Consolidated Financial and Operating Data," "Unaudited Pro Forma Consolidated Financial Information," "Use of Proceeds" and our consolidated financial statements and notes thereto and other financial and operating data included or incorporated by reference in this prospectus.

     The basic and diluted loss per share (after stock split) presented below gives effect to a two-for-one stock split of our common stock, to be effected by means of a stock dividend, to holders of record of our common stock as of the close of business on January 28, 2000, which will be effected on February 11, 2000. The effect is being presented as additional information in our pro forma statement of operations for the periods presented.

                                                                                                              Nine
                                               Year Ended December 31,                               Months Ended September 30,
                                     ------------------------------------------------------------------------------------------
                                                (In millions of U.S. dollars except share, per share data and operating data)
                                                                                    1998
                                                                         --------------------------
                                                                                                           Actual        Pro Forma
                                                                                                      ---------------    ---------
                                       1994      1995     1996      1997       Actual   Pro Forma     1998       1999       1999
                                       ----      ----     ----      ----       ------   ---------     ----       ----    ---------
Statement of Operations Data:
  Revenue:
     U.S...........................  $  15.2   $  36.2   $  77.6   $ 104.0    $ 156.0   $  318.4    $ 110.7   $   177.7   $  312.8
     International.................       --       2.5       6.8      17.9      103.6      203.2       55.0       191.6      219.3
                                     -------   -------   -------   -------    -------   --------    -------   ---------   --------
                                        15.2      38.7      84.4     121.9      259.6      521.6      165.7       369.3      532.1
 Other income, net.................       --        --       5.4        --         --         --         --          --         --
 Operating costs and expenses:
     Data communications and
        operations.................      9.5      32.1      70.1      94.4      199.4      362.3      130.5       261.3      362.2
     Sales and marketing...........      3.6      23.9      27.1      25.8       57.0       76.3       37.9        68.1       76.6
     General and administrative....      3.6      10.6      20.7      23.0       45.3       82.7       29.4        47.3       63.8
     Depreciation and
        amortization...............      3.2      14.8      28.0      28.3       63.4      172.1       37.0       102.8      165.8
     Charge for acquired in-
        process research and
        development................       --        --        --        --       70.8       70.8       40.4          --         --
     Intangible asset write-down...       --       9.9        --        --         --         --         --          --        0.9
                                     -------   -------   -------   -------    -------   --------    -------   ---------   --------
     Total operating costs
        and expenses...............     19.9      91.3     145.9     171.5      435.9      764.2      275.2       479.5      669.3
                                     -------   -------   -------   -------    -------   --------    -------   ---------   --------
Loss from operations...............     (4.7)    (52.6)    (56.1)    (49.6)    (176.3)    (242.6)    (109.5)     (110.2)    (137.2)
Interest expense...................     (0.7)     (2.0)     (5.0)     (5.4)     (63.9)    (152.2)     (38.2)     (120.8)    (183.7)
Non-recurring arbitration
  charge...........................       --        --        --        --      (49.0)     (49.0)        --          --         --
Loss before income taxes...........     (5.3)    (53.2)    (55.3)    (46.1)    (262.7)    (416.1)    (130.0)     (199.9)    (288.7)
Net loss...........................     (5.3)    (53.2)    (55.1)    (45.6)    (261.8)    (416.3)    (130.1)     (199.2)    (288.8)
Return to preferred
  shareholders....................        --        --        --      (0.4)      (3.1)     (60.9)      (2.3)      (11.2)     (54.5)
Net loss available to
  common shareholders.............   $  (5.3)  $ (53.2)  $ (55.1)  $ (46.0)   $(264.9)  $ (477.2)   $(132.4)  $  (210.4)  $ (343.3)
                                     =======   =======   =======   =======    =======   ========    =======   =========   ========

Basic and diluted loss
  per share.......................   $ (0.42)  $ (2.01)  $ (1.40)  $ (1.14)   $ (5.32)  $  (8.31)   $ (2.70)  $   (3.50)  $  (5.07)
                                     =======   =======   =======   =======    =======   ========    =======   =========   ========
Shares used in computing basic and
  diluted loss per share
  (in thousands)..................    12,805    26,485    39,378    40,306     49,806     57,406     49,120      60,105     67,705
                                     =======   =======   =======   =======    =======   ========    =======   =========   ========
 Basic and diluted loss
  per share (after stock split)...   $ (0.21)  $ (1.01)  $ (0.70)  $ (0.57)   $ (2.66)  $  (4.16)   $ (1.35)  $   (1.75)  $  (2.54)
                                     =======   =======   =======   =======    =======   ========    =======   =========   ========
 Shares used in computing basic
     and diluted loss per share
     (after stock split) in
     thousands)...................    25,610    52,970    78,756    80,612     99,612    114,812     98,240     120,210    135,410
                                     =======   =======   =======   =======    =======   ========    =======   =========   ========

Other Financial Data:
 EBITDA:
    U.S...........................   $  (0.8)  $ (26.9)  $ (20.5)  $ (13.1)   $ (26.2)  $   14.3    $ (17.4)  $   (20.6)  $   12.6
    International.................      (0.7)     (1.0)     (7.5)     (8.1)     (15.9)     (14.0)     (14.7)       13.2       16.9
                                     -------   -------   -------   -------    -------   --------    -------   ---------   --------
                                     $  (1.5)  $ (27.9)  $ (28.0)  $ (21.2)   $ (42.1)  $    0.3    $ (32.1)  $    (7.4)  $   29.5
                                     =======   =======   =======   =======    =======   ========    =======   =========   ========
 Capital expenditures.............   $   5.0   $  45.2   $  38.4   $  50.1    $ 303.6               $ 130.9   $   380.8
 Ratio of earnings to combined
  fixed charges and preferred
  dividends (deficiency of
  earnings to combined fixed
  charges and preferred
  dividends)........                    (5.3)    (53.0)    (54.4)    (46.5)    (266.6)               (132.3)     (214.1)
Cash Flow Data:
 Cash flows used in
  operating activities............   $  (1.1)  $ (30.1)  $ (32.5)  $ (15.5)   $ (87.6)              $ (76.9)  $  (203.5)
 Cash flows used in
  investing activities............      (1.9)    (22.0)     (7.9)    (15.6)    (783.9)               (326.0)   (1,241.1)
 Cash flows provided by (used
  in) financing activities........       4.5     151.4     (10.5)     12.6      874.2                 654.2     1,878.5
Operating Data:
 Number of POPs...................        82       241       350       350        500                   500         700
 Number of business accounts......     4,220     8,200    17,800    26,400     54,700                46,700      79,900


                                                                                                         September 30, 1999
                                                                                                       ----------------------
                                                                                                                      Pro
                                                                                                          Actual     Forma
                                                                                                       ----------  ----------
Balance Sheet Data:
  Cash, cash equivalents, short-term investments and marketable securities.......................        $1,573.3  $2,672.0
  Restricted cash and short-term investments.....................................................           137.5     137.5
  Total assets...................................................................................         3,299.5   5,113.8
  Current portion of debt........................................................................            89.5      89.6
  Long-term debt, less current portion...........................................................         2,402.8   3,157.7
  Total liabilities..............................................................................         2,813.0   3,613.3
  Shareholders' equity...........................................................................           486.5   1,500.5

                                 RISK FACTORS

     Before you invest in our securities, you should be aware that there are various risks, including the ones listed below. Please carefully consider these risk factors, as well as the other information contained in this prospectus and our periodic reports and documents filed with the Securities and Exchange Commission, in evaluating an investment in our securities.

We have significant indebtedness and we may not be able to meet our obligations

     We are highly leveraged and have significant debt service requirements. At December 31, 1999, our total indebtedness was $3.3 billion. We estimate that our annual interest expense for the year 2000 would be approximately $346.6 million, assuming that we do not incur any additional indebtedness or refinance any existing indebtedness.

     Our high level of indebtedness could have several important effects on our future operations, which, in turn, could have important consequences for the holders of our securities, including the following:

     . a substantial portion of our cash flow from operations must be used to pay interest on our indebtedness and, therefore, will not be available for other business purposes;

     . covenants contained in the agreements evidencing our debt obligations require us to meet many financial tests, and other restrictions limit our ability to borrow additional funds or to dispose of assets and may affect our flexibility in planning for, and reacting to, changes in our business, including possible acquisition activities and capital expenditures; and

     . our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

     Our ability to meet our debt service obligations and to reduce our total indebtedness depends on our future operating performance and on economic, financial, competitive, regulatory and other factors affecting our operations. Many of these factors are beyond our control and our future operating performance could be adversely affected by some or all of these factors. We historically have been unable to generate sufficient cash flow from operations to meet our operating needs and have relied on equity, debt and capital lease financings to fund our operations. However, based on our current level of operations, management believes that existing working capital, capital lease financings and proceeds of future equity or debt financings (including, without limitation, from the offering of the initial notes) will be adequate to meet our presently anticipated future requirements for working capital, capital expenditures and scheduled payments of interest on our debt, including the offering of the initial notes. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future working capital borrowings will be available in an amount sufficient to enable us to service our debt, including the initial notes, or to make necessary capital expenditures. In addition, we cannot assure you that we will be able to raise additional capital for any refinancing of our debt in the future.

     If we are unable to generate sufficient cash from operations to service our indebtedness, we will be adversely affected. We historically have been unable to generate sufficient cash flow from operations to meet our operating needs and have relied upon financings to fund our operations. We cannot assure you that our business will generate cash flow from operations, or that future financings will be available, sufficient to fund our operations or satisfy our debt service or working capital requirements. Our leverage could adversely affect our ability to obtain additional financing for working capital, acquisitions or for other purposes. It could make us more susceptible to economic downturns, contractions in the general market availability of equity or debt financing and competitive pressures. Our leverage could also affect our liquidity as a substantial portion of available cash from operations must be applied to debt service requirements. In the event of a cash short-fall, we could be forced to reduce expenditures or forego potential acquisitions and other elements of our business plan to meet such requirements.

We have experienced continuing losses, negative cash flow and fluctuations in operating results

     Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in new and rapidly evolving markets. To address these risks, we must, among other things, respond to competitive developments, continue to attract and retain qualified persons, continue to upgrade our management and financial systems, and continue to upgrade our technologies and commercialize our network services incorporating such technologies. We cannot assure you that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, financial condition, results of operations and ability to pay when due principal, interest and other amounts in respect of our debt, including the initial notes. Although we have experienced revenue growth on an annual basis with revenue increasing from $84.4 million in 1996 to $369.3 million for the nine months ended September 30, 1999, we have incurred losses and experienced negative EBITDA during each of those periods. We may continue to operate at a net loss and may experience negative EBITDA as we continue our acquisition program and the expansion of our global network operations. We have incurred net losses available to common shareholders of $55.1 million, $46.0 million, $264.9 million and $210.4 million, and have incurred negative EBITDA of $28.0 million, $21.2 million, $42.1 million and $7.4 million for each of the years ended December 31, 1996, 1997 and 1998 and for the nine months ended September 30, 1999, respectively. During the nine months ended September 30, 1999, on a pro forma basis after giving effect to our acquisition of TNI, the TAS Acquisition, the other acquisitions, our offering of the initial notes, and our Series D preferred stock offering, we would have incurred a net loss available to common shareholders of $343.3 million and positive EBITDA of $29.5 million. At September 30, 1999, on a pro forma basis after giving effect to our acquisition of TNI, we would have had an accumulated deficit of $722.0 million. We cannot assure you that we will be able to achieve or sustain profitability or positive EBITDA.

     Our operating results have fluctuated in the past and may fluctuate significantly in the future as a result of a variety of factors, some of which are outside our control. These factors include, among others:

     . general economic conditions and specific economic conditions in the Internet access industry;

     .  user demand for Internet services;

     . capital expenditures and other costs relating to the expansion of operations of our network;

     .  the introduction of new services by us or our competitors;

     . the mix of services sold and the mix of channels through which those services are sold;

     .  pricing changes and new product introductions by us and our competitors;

     . delays in obtaining sufficient supplies of sole or limited source equipment and telecom facilities; and

     .  potential adverse legislative and regulatory developments.

     As a strategic response to a changing competitive environment, we may elect from time to time to make pricing, service or marketing decisions that could have a material adverse effect on our business, results of operations and cash flow.

We particularly depend on the cash flows of our subsidiaries in order to satisfy our obligations

     Our operating cash flow and consequently our ability to service our debt is partially dependent upon the ability of our subsidiaries to distribute their earnings to us in the form of dividends. We also depend on loans, advances or other payments of funds to us by our subsidiaries. If for some reason, these funds were restricted, we would be adversely affected. We would not, if that were the case, be able to pay cash dividends on our Series C preferred stock or on our Series D preferred stock. Our subsidiaries are separate legal entities and have no obligation, contingent or otherwise, to pay any amount due pursuant to our financing commitments or to make any funds available for that purpose. Our subsidiaries' ability to make payments may be subject to the availability of sufficient surplus funds, the terms of such subsidiaries' financings, applicable law and other factors. Our subsidiaries' creditors generally will have priority to the assets of those subsidiaries over the claims, if any, that we may have against those assets and claims that holders of our indebtedness may indirectly have.

Although the notes are referred to as "senior," they will be effectively subordinated to our secured debt and the debt and other liabilities of our subsidiaries

     The euro notes and the dollar notes are being issued under a single indenture, will be treated for purposes of that indenture as a single series (including for voting in connection with consents, waivers or other matters), and will rank pari passu with each other. In the event of bankruptcy or similar proceedings involving us, our assets which serve as collateral will be available to satisfy the obligations under our secured debt before any payments are made on the notes. In addition, our subsidiaries will not guarantee the notes. In any event, the notes are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries, including trade payables. As of September 30, 1999, after giving pro forma effect to our acquisition of TNI and our offering of the initial notes, we would have had approximately $329.3 million of secured debt (including secured debt of our subsidiaries) and our subsidiaries had in the aggregate approximately $163.4 million of other liabilities, including trade payables and accrued liabilities, to which holders of the notes are structurally subordinated. Under the terms of agreements evidencing our debt obligations, some of our subsidiaries are restricted in their ability to incur debt in the future.

We may not be able to fund the expansion we will need to remain competitive

     In order to maintain our competitive position, enhance our capabilities as an Internet Super Carrier and continue to meet the increasing demands for service quality, availability and competitive pricing, we expect to make significant capital expenditures. At December 31, 1999, we were obligated to make future cash payments that total $392.5 million for acquisitions of global fiber-based and satellite telecommunications bandwidth, including IRUs or other rights. In addition, if a supplier makes delivery of certain additional fiber-based bandwidth, which is delivered as expected in 2001, we will have additional payment obligations ranging from $120.0 million to $180.0 million, depending on the when the bandwidth is delivered. We also expect that there will be additional costs, such as connectivity and equipment charges, to take full advantage of this acquired bandwidth and IRUs. Some of this fiber-based and satellite telecommunications bandwidth may require the acquisition and installation of equipment necessary to access and light the bandwidth in order to make it operational. At December 31, 1999, we expected to make estimated capital expenditures totaling $245.8 million for such equipment. In addition, we anticipate making significant investments to acquire and build-out new Internet and eCommerce hosting centers in key financial and business centers throughout the world and to purchase other facilities. We currently anticipate that these expenditures could exceed $1.0 billion, of which $183.0 million was subject to firm commitments at December 31, 1999. Additionally, in connection with our awards of external and local wireless licenses in Hong Kong, we have committed to invest approximately $387.0 million to build a next generation IP network. If we cannot continue to provide bandwidth, our business will suffer.

     We historically have been unable to generate sufficient cash flow from operations to meet our operating needs and have relied on equity, debt and capital lease financings to fund our operations. However, we believe that we will have a reasonable degree of flexibility to adjust the amount and timing of capital expenditures in response to market conditions, competition, our then existing financing capabilities, competition and other factors. We also believe that working capital generated from the use of acquired bandwidth, together with other existing working capital from capital lease financings, from our offering of the initial notes, from our recent debt and equity offerings and from future equity or debt financings will be sufficient to meet the presently anticipated working capital and capital expenditure requirements of our operations. We cannot assure you, however, that we will have sufficient additional capital and/or obtain financing on satisfactory terms to enable us to meet our capital expenditures and working capital requirements.

     We may need to raise additional funds in order to take advantage of unanticipated opportunities, more rapid international expansion or acquisitions of complementary businesses. In addition, we may need to raise additional funds to develop new products or otherwise respond to changing business conditions or unanticipated competitive pressures. We cannot assure you that we will be able to raise such funds on favorable terms. In the event that we are unable to obtain such additional funds on acceptable terms, we may determine not to enter into various expansion opportunities.

Acquisitions may strain our management, personnel, accounting, information systems and other resources

     During the two years ended December 31, 1999 and 1998, in addition to our acquisition of TNI, we completed a total of 60 ISP acquisitions for aggregate purchase prices and related payments of approximately $1.4 billion exclusive of assumed debt. In order to successfully integrate these businesses into our own existing business, we need to expand and refine our management, personnel, accounting, information systems and other resources.

     If we do not effectively expand our capabilities and deploy our resources to meet these needs, our business may be disrupted and adversely affected.

     Other risks include:

     . Possible inability of management to incorporate licensed or acquired technology and rights into our service offering; and

     . Possible impairment of relationships with employees, customers and suppliers as a result of changes in management.

     We cannot assure you that we will be successful in overcoming these risks or other problems encountered in connection with such acquisitions, strategic alliances or investments. We believe that after eliminating redundant network architecture and administrative functions and taking other actions to integrate the operations of acquired companies we will be able to realize cost savings. However, although we have assembled teams for integration of businesses acquired by us, we cannot assure you that our integration of acquired companies' operations will be successfully accomplished. We may take charges or make adjustments to the depreciable lives of our assets as we integrate acquired companies and also seek to reduce our cost structure. Our inability to improve the operating performance of businesses we acquired or to integrate successfully the operations of those companies could have a material adverse effect on us. In addition, as we proceed with acquisitions in which the consideration consists of cash, a substantial portion of our available cash may be used to consummate for those purposes.

     The purchase price of many of the businesses that might become attractive acquisition candidates for us likely will significantly exceed the fair values of the net assets of the acquired businesses. As a result, material goodwill and other intangible assets would be required to be recorded which would result in significant amortization charges in future periods.

     In addition, an intangible asset that frequently arises in connection with the acquisition of a technology company is "acquired in-process research and development," which under U.S. accounting standards as presently in effect must be expensed immediately upon acquisition. Such expenses, in addition to the financial impact of acquisitions, could have a material adverse effect on us and could cause substantial fluctuations in our quarterly and yearly operating results. We have recently incurred an expense, estimated to be approximately $84.0 million, for acquired in-process research and development in connection with our TNI acquisition. Furthermore, in connection with acquisitions or strategic alliances, we could incur substantial expenses including the expenses of integrating the business of the acquired company or the strategic alliance with our existing business.

     Although we have been successful to date identifying acquisition candidates at prices we consider to be reasonable, we cannot assure you that this will continue. We expect that competition for appropriate acquisition candidates may be significant. We may compete with other telecommunications companies with similar acquisition strategies, many of which may be larger and have greater resources than we have. Competition for Internet companies is based on a number of factors including price, terms and conditions, size and access to capital, ability to offer cash, stock or other forms of consideration and other matters. We cannot assure you that we will be able to successfully identify and acquire suitable companies on acceptable terms and conditions.

     If we do not effectively expand our capabilities and deploy our resources to meet these needs, our business may be disrupted and adversely affected.

Our growth and expansion may strain our ability to manage our operations and our financial resources

     Our rapid growth has placed a strain on our administrative, operational and financial resources and has increased demands on our systems and controls. We have over 700 points-of-presence and we plan to continue to expand the capacity of existing points-of-presence as customer-driven demand dictates. In addition, we have completed a number of acquisitions of companies and telecommunications bandwidth during 1998 and 1999 and plan to continue to do so. We anticipate that we may be required to continue enhancements to and expand our network. The process of consolidating the businesses and implementing the strategic integration of these acquired businesses with our existing business may take a significant amount of time. It may also place additional strain on our resources and could subject us to additional expenses. We cannot assure you that we will be able to integrate these companies successfully or in a timely manner. In addition, we cannot assure you that our existing operating and financial control systems and infrastructure will be adequate to maintain and effectively monitor future growth. Our continued growth may also increase our need for qualified personnel. We cannot assure you that we will be successful in attracting, integrating and retaining such personnel.

We face risks associated with our acquisitions of bandwidth from network suppliers relating to our dependence on their ability to satisfy their obligations to us, the possibility that we may need to incur significant expenses to utilize bandwidth and their ability to build out their networks under construction that could adversely affect our ability to utilize acquired bandwidth

     We are subject to a variety of risks relating to our recent acquisitions of fiber-based and satellite telecommunications bandwidth from our various global network suppliers and the delivery, operation and maintenance of such bandwidth. Such risks include, among other things, the following:

     . the risk that financial, legal, technical and/or other matters may adversely affect such suppliers' ability to perform their respective operation, maintenance and other services relating to such bandwidth, which may adversely affect our use of such bandwidth;

     . the risk that we will not have access to sufficient additional capital and/or financing on satisfactory terms to enable us to make the necessary capital expenditures to take full advantage of such bandwidth;

     . the risk that such suppliers may not continue to have the necessary financial resources to enable them to complete, or may otherwise elect not to complete, their contemplated buildout of their respective fiber optic telecommunications systems; and

     . the risk that such buildout may be delayed or otherwise adversely affected by presently unforeseeable legal, technical and/or other factors.

     We cannot assure you that we will be successful in overcoming these risks or any other problems encountered in connection with our acquisitions of bandwidth.

Continued international expansion is a key component of our business strategy and, if we are unable to complete this expansion, our business may suffer

     A key component of our business strategy is our continued expansion into international markets. Revenue from our non-U.S. operations continues to increase as a percentage of consolidated results, comprising 53% of revenue in the third quarter of 1999. By comparison, our non-U.S. operations comprised 40% for all of 1998. As a result of our acquisition of TNI, our revenue mix may likely change again in 2000 because TNI's revenues are derived primarily from U.S. operations. We may need to enter into joint ventures or other strategic relationships with one or more third parties in order to conduct our foreign operations successfully. However, we cannot assure you that we will be able to obtain the permits and operating licenses required for us to operate, to hire and train employees or to market, sell and deliver high quality services in these markets. To the extent that we cannot do so, our business may be adversely affected. In addition, there are a number of risks involved with doing business abroad including:

     . unexpected changes in or delays resulting from foreign laws, regulatory requirements, tariffs, customs, duties and other trade barriers;

     .  difficulties in staffing and managing foreign operations;

     .  longer payment cycles and problems in collecting accounts receivable;

     . fluctuations in currency exchange rates and foreign exchange controls which restrict or prohibit repatriation of funds;

     .  technology export and import restrictions or prohibitions;

     .  delays from customs brokers or government agencies;

     . seasonal reductions in business activity during the summer months in Europe and other parts of the world; and

     . potentially adverse tax consequences, which could adversely impact the success of our international operations.

     Asian-Pacific and Latin American countries in which we operate have experienced economic difficulties and uncertainties during the past few years. These economic difficulties and uncertainties could have a material adverse effect on our business, financial condition and results of operations.

Our financial results and our financial position may be adversely affected by currency and exchange risks

     During the year ended December 31, 1998 and the nine months ended September 30, 1999, 40% and 52%, respectively, of our revenue was derived from operations outside of the United States and at September 30, 1999, 27% of our assets were in operations outside of the United States. During the year ended December 31, 1998 and the nine months ended September 30, 1999, on a pro forma basis after giving effect to our acquisition of TNI, the TAS Acquisition and the Other Acquisitions, 39% and 41%, of our revenue, respectively would have been derived from operations outside the United States and at September 30, 1999, on a pro forma basis after giving effect to our acquisition of TNI, 25% of our assets would have been in operations outside of the United States. We anticipate that a significant percentage of our future revenue and operating expenses will continue to be generated from operations outside the United States and we expect to continue to invest in non-U.S. businesses. Consequently, a substantial portion of our revenue, operating expenses, assets and liabilities will be subject to significant foreign currency and exchange risks. Obligations of customers and of PSINet in foreign currencies will be subject to unpredictable and indeterminate fluctuations in the event that such currencies change in value relative to U.S. dollars. Furthermore, those customers and PSINet may be subject to exchange control regulations which might restrict or prohibit the conversion of such currencies into U.S. dollars. Although we have not entered into hedging transactions to limit our foreign currency risks, as a result of the increase in our foreign operations and our recent issuance of euro-denominated 10 1/2% and 11% senior notes, we may implement such practices in the future. We cannot assure you that the occurrence of any of these factors will not have a material adverse effect on our business, financial position or results of operations.

We depend on key personnel and could be affected by the loss of their services

     Competition for qualified employees and personnel in the Internet services industry is intense and there are a limited number of persons with knowledge of and experience in the Internet service industry. The process of locating such personnel with the combination of skills and attributes required to carry out our strategies is often lengthy. Our success depends to a significant degree upon our ability to attract and retain qualified management, technical, marketing and sales personnel and upon the continued contributions of such management and personnel. In particular, our success is highly dependent upon the personal abilities of our senior executive management, including William L. Schrader, our Chairman of the Board and Chief Executive Officer and the founder of PSINet, Harold S. "Pete" Wills, our President and Chief Operating Officer, and Edward D. Postal, our Executive Vice President and Chief Financial Officer. We have employment agreements with each of these senior executive officers. The loss of the services of any one of them could have a material adverse effect on our business, financial condition or results of operations.

We depend on suppliers and could be affected by changes in suppliers or delays in delivery of their products and services

     From time to time, we are dependent on third party suppliers for our leased-line connections, or bandwidth, and some hardware components. Some of these suppliers are or may become competitors of ours, and they are not subject to any contractual restrictions upon their ability to compete with us. If these suppliers change their pricing structures, we may be adversely affected. Moreover, any failure or delay on the part of our network providers to deliver bandwidth to us or to provide operations, maintenance and other services with respect to such bandwidth in a timely or adequate fashion could adversely affect us.

     In the case of hardware suppliers, although we attempt to maintain a minimum of two vendors for each required product, we are not always able to do so. Some components that we use to provide our networking services are currently supplied by only one source. We have from time to time experienced delays in the receipt of hardware components and telecommunications facilities, including delays in delivery of Primary Rate Interface telecommunications facilities, which connect our dial-up customers to our network. A failure by a supplier to deliver quality products on a timely basis, or the inability to develop alternative sources if and as required, could result in delays which could adversely affect our business.

     Recent legislative and regulatory actions may affect the prices that we are charged by the regional bell operating companies and other bandwidth carriers, which could adversely affect our business.

The terms of our financing arrangements may restrict our operations

     Our financing arrangements with our equipment lessors are secured by some of our assets and stock of some of our subsidiaries. These financing arrangements require that we satisfy many financial covenants. Our ability to satisfy these financial covenants may be affected by events beyond our control. As a result, we cannot assure you that we will be able to continue to satisfy such covenants. Some of our debt and equipment lease financing arrangements also currently prohibit us from paying dividends and repurchasing our capital stock without consent. Our failure to comply with covenants and restrictions in these financing arrangements could lead to a default under the terms of these agreements. In the event of a default under these financing arrangements, our lenders would be entitled to accelerate the outstanding indebtedness and foreclose upon any assets securing that indebtedness. Lenders would also be entitled to be repaid from the proceeds of the liquidation of those assets before the assets would be available for distribution to the holders of our securities, including holders of the Series D preferred stock. In addition, the collateral security arrangements may adversely affect our ability to obtain additional borrowings.

Not all of our systems have been confirmed year 2000 compliant

     Prior to entering the year 2000, or Y2K, we developed detailed plans for implementing, testing and completing any necessary modifications to our key computer systems and equipment with embedded chips to ensure that they were Y2K compliant. We also developed a test bed of our U.S. internal systems to implement and complete testing of the requisite minor changes and completed an inventory of our internal systems that we use outside of the United States to determine the status of their Y2K compliance. Now that we have entered the year 2000, we have tested our key computer systems and to date, we have not encountered any material Y2K related disruptions or failures of our systems or services, nor have we been notified of any disruptions or failures in the systems of any of our third parties with whom we deal. There is an ongoing risk that Y2K related problems could still occur and we will continue to evaluate these risks. However, we believe that the Y2K issue will not pose any significant operational problems for us.

If we become subject to provisions of the Investment Company Act, our business operations may be restricted

     We have significant amounts of cash and, pending our utilization of all the net proceeds from our offering of the initial notes, will have an even greater amount of cash invested in short term investment grade and government securities, which investments could conceivably subject us to the provisions of the Investment Company Act of 1940. We do not propose to engage in investment activities in a manner or to an extent which would require us to register as an investment company under the Investment Act of 1940. The Investment Company Act of 1940 permits a company to avoid becoming subject to it for a period of up to one year despite the holding of investment securities in excess of such amount if, among other things, its board of directors has adopted a resolution which states that it is not the company's intention to become an investment company. Our Board of Directors has adopted such a resolution that would become effective in the event we are deemed to fall within the definition of an investment company. If we were to be determined to be an investment company, our business would be adversely affected.

We are subject to competitive pressures that may adversely impact us

     The market for Internet connectivity and related services is extremely competitive. Our current and prospective competitors include national, regional and local ISPs, long distance and local exchange telecommunications companies, cable television and direct broadcast satellite providers, wireless communications providers and on-line service providers. While we believe that our network, products and customer service distinguish us from our competitors, some of these competitors have greater market presence, brand recognition, and financial, technical and personnel resources.

Technology trends and evolving industry standards could result in our competitors developing or obtaining access to bandwidth and technologies that carry more information faster than our bandwidth and technology and, consequently, render our bandwidth or technology obsolete

     Our products and services are targeted toward users of the Internet, which has experienced rapid growth. The market for Internet access and related services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new product and service introductions. Our future success will depend, in part, on our ability to effectively use and develop leading technologies.

     We cannot assure you that we will be successful in responding to changing technology or market trends. In addition, services or technologies developed by others may render our services or technologies uncompetitive or obsolete. Furthermore, changes to our services in response to market demand may require the adoption of new technologies that could likewise render many of our assets technologically uncompetitive or obsolete. As we accept bandwidth from our various existing global network suppliers or acquire bandwidth or equipment from other suppliers that may better meet our needs than existing bandwidth or equipment, many of our assets could be determined to be obsolete or excess. The disposition of obsolete or excess assets could have a material adverse effect on our business, financial condition and results of operations.

     Even if we do respond successfully to technological advances and emerging industry standards, the integration of new technology may require substantial time and expense, and we cannot assure you that we will succeed in adapting our network infrastructure in a timely and cost-effective manner.

We may be liable for information disseminated through our network

     The law relating to liability of ISPs for information carried on or disseminated through their networks is not completely settled. A number of lawsuits have sought to impose such liability for defamatory speech, infringement of copyrighted materials and other claims. A U.S. Supreme Court case held that an ISP was protected by a provision of the Communications Decency Act from liability for material posted on its system, but this case may not be applicable in other factual circumstances. Other courts have held that online service providers and ISPs may, under some circumstances, be subject to damages for copying or distributing copyrighted materials. However, in an effort to protect certain qualified ISPs, the Digital Millennium Copyright Act was signed into law in October 1998. Under certain circumstances, this Act may provide qualified ISPs with a "safe harbor" from liability for copyright infringement. We may not qualify. In 1998, the Child Online Protection Act was enacted, requiring limitations on access to pornography and other material deemed "harmful to minors." This legislation has been attacked in court as a violation of the First Amendment. We are unable to predict the outcome of this case at this time. The imposition upon ISPs or Web server hosts of potential liability for materials carried on or disseminated through their systems could require us to implement measures to reduce our exposure to such liability. Such measures may require that we spend substantial resources or discontinue some product or service offerings. Any of these actions could have a material adverse effect on our business, operating results and financial condition.

     The regulation and liability of ISPs regarding information disseminated through their networks also is undergoing a process of development in other countries. For example, a recent court decision in England held an ISP liable for certain allegedly indecent content carried through its network under factual circumstances in which the ISP had been notified by the complainant about the offending message which the ISP had failed to delete when asked to do so by the complainant. Decisions, laws, regulations and other activities regarding regulation and content liability may significantly affect the development and profitability of companies offering on-line and Internet access services, including us.

     One particular area of uncertainty in this regard results from the entry into effect of European Union Directive 95/46/EC on the protection of individuals with regard to the processing of personal data and on the free movement of such data. The EU Directive imposes obligations in connection with the protection of personal data collected or processed by third parties. Under some circumstances, we may be regarded as subject to the EU Directive's requirements. The United States and the European Union currently are negotiating the application of the EU Directive to U.S. companies.

FCC and foreign telecommunications regulations may limit the services we can offer

     Our activities are subject to varying degrees of federal, state and local regulation. The FCC exercises jurisdiction over all facilities of, and services offered by, telecommunications carriers to the extent that they involve the provision, origination or termination of jurisdictionally interstate or international communications. The state regulatory commissions retain jurisdiction over the same facilities and services to the extent they involve origination or termination of jurisdictionally intrastate communications.

     Our Internet operations are not currently subject to direct regulation by the FCC or any other governmental agency, other than regulations applicable to businesses generally. However, the FCC has indicated that some services offered over the Internet, such as phone-to-phone Internet protocol telephony, may be functionally indistinguishable from traditional telecommunications service offerings and their non-regulated status may have to be re-examined. We are unable to predict what regulations may be adopted in the future, or to what extent existing laws and regulations may be found applicable, or the impact of any new or existing laws may have on our business. We cannot assure you that new laws or regulations relating to Internet services, or existing laws found to apply to them, will not have a material adverse effect on us. Although the FCC has decided not to allow local telephone companies to impose per-minute access charges on Internet service providers, and that decision has been upheld by the reviewing court, further regulatory and legislative consideration of this issue is likely. In addition, some telephone companies are seeking relief through state regulatory agencies. Such rules, if adopted, would affect our costs of serving dial-up customers and could have a material adverse effect on our business, financial condition and results of operations.

     In addition to our Internet activities, we have recently focused attention on acquiring telecommunications assets and facilities, which is a regulated activity. Our wholly-owned subsidiary, PSINetworks Company, has received an international Section 214 authorization from the FCC and a Type I facilities license from the Japanese telecommunications regulatory activity to provide global facilities-based and global resale telecommunications services. Our wholly-owned subsidiary, PSINet Telecom UK Limited, has received an international facilities license from DTI and OFTEL, the responsible telecommunications regulatory bodies in the United Kingdom. Currently, the FCC and OFTEL do not closely regulate the charges or practices of non-dominant carriers, such as our subsidiaries. Nevertheless, these regulatory agencies have the power to impose more stringent regulatory requirements on us and to change our regulatory classification, which may adversely affect our business.

     Our subsidiaries have also received competitive local exchange carrier, or CLEC, certification in New York, Virginia, Colorado, California, Texas and Maryland. We are considering the financial, regulatory and operational implications of becoming a competitive local exchange carrier in other states. As a provider of domestic basic telecommunications services, particularly competitive local exchange services, we could become subject to further regulation by the FCC and/or another regulatory agency, including state and local entities.

     An important issue for CLECs is the right to receive reciprocal compensation for the transport and termination of Internet traffic. Most states have required incumbent local exchange carriers to pay competitive local exchange carriers reciprocal compensation. In October 1998, the FCC determined that dedicated Digital Subscriber Line service is an interstate service and properly tariffed at the interstate level. In February 1999, the FCC concluded that at least a substantial portion of dial-up ISP traffic is jurisdictionally interstate. The FCC also concluded that its jurisdictional decision does not alter the exemption from access charges currently enjoyed by ISPs. The FCC established a proceeding to consider an appropriate compensation mechanism for interstate Internet traffic. Pending the adoption of that mechanism, the FCC saw no reason to interfere with existing interconnection agreements and reciprocal compensation arrangements. The FCC order has been appealed, briefing was in September 1999, and oral arguments are expected to be heard in early 2000. In light of the FCC's order, state commissions that previously addressed this issue and required reciprocal compensation to be paid for ISP traffic may reconsider and may modify their prior rulings. Several incumbent local exchange carriers are seeking to overturn prior orders, or seek refunds of, or authority to escrow, payments that they claim are inconsistent with the FCCs' February 1999 order. In response to these and other challenges, some state commissions have opened inquiries as to the appropriate compensation mechanisms in the context of ISP traffic. Of the state commissions that have considered the issue since the FCC's February 1999 order, the majority of these states has upheld the requirement to pay reciprocal compensation for ISP traffic. We cannot assure you that any future court, state regulatory or FCC decision on this matter will favor our position. An unfavorable result may have an adverse impact on our potential future revenues as a CLEC, as well as increasing our costs for PRIs generally.

If we experience system failure or shutdown, we may not be able to deliver services

     Our success depends upon our ability to deliver reliable, high-speed access to the Internet and upon the ability and willingness of our telecommunications providers to deliver reliable, high-speed telecommunications service through their networks. Our network, and other networks providing services to us, are vulnerable to damage or cessation of operations from fire, earthquakes, severe storms, power loss, telecommunications failures and similar events, particularly if such events occur within a high traffic location of the network. We have designed our network to minimize the risk of such system failure, for instance, with redundant circuits among POPs to allow traffic rerouting. In addition, we perform lab and field testing before integrating new and emerging technology into the network, and we engage in capacity planning. Nonetheless, we cannot assure you that we will not experience failures or shutdowns relating to individual POPs or even catastrophic failure of the entire network.

     We carry business personal property insurance at both scheduled locations and unscheduled locations to protect us against losses due to property damage and business interruption. Such coverage, however, may not be adequate or available to compensate us for all losses that may occur. In addition, we generally attempt to limit our liability to customers arising out of network failures by contractually disclaiming all such liability. In respect of many services, we have also contractually limited liability to a usage credit based upon the amount of time that the system was not operational. We cannot assure you, however, that such limitations will be enforceable. In any event, significant or prolonged system failures or shutdowns could damage our reputation and result in the loss of customers.

Although we have implemented network security measures, our network may be susceptible to viruses, break-ins or disruptions

     We have implemented many network security measures, such as limiting physical and network access to our routers. Nonetheless, our network's infrastructure is potentially vulnerable to computer viruses, break-ins and similar disruptive problems that could lead to interruptions in service to our customers. Third parties could also potentially jeopardize the security of confidential information stored in the computer systems of our customers. Any one of these disruptions could deter potential customers, result in loss of customer confidence and adversely affect our existing customer relationships. We also cannot assure you that we will not experience failures or shutdowns relating to individual POPs or even catastrophic failure of the entire network, whether because of an "act of God" or otherwise.

     These disruptions may also result in claims against us or liability on our part. Such claims, regardless of their ultimate outcome, could result in costly litigation and could have an adverse effect on us or our reputation or on our ability to attract and retain customers for our products.

Asserting and defending intellectual property rights may adversely impact results of operations regardless of the outcome

     Competitors increasingly assert intellectual property infringement claims against each other. The success of our business depends on out ability to successfully defend our intellectual property. These types of claims may have a material adverse impact on us regardless of whether or not we are successful. From time to time, we have received claims that we have infringed rights of others. If a competitor were successful bringing a claim against us, our business might suffer. We cannot assure you that we will be successful defending or asserting our intellectual property rights.

In order to compete effectively we need to continually develop new products and services that gain market acceptance and keep the confidence of our customers

     We have introduced new enterprise service offerings, including value-added, IP-based enterprise communication services and DSL-based Internet access services. The failure of these services, particularly DSL-based services, to gain market acceptance in a timely manner could have an adverse effect on us.
To the extend that new or enhanced services are introduced and are not reliable, or there are quality or compatibility problems, it could negatively impact market acceptance of such services and adversely affect our ability to attract or retain customers and subscribers. Our services may contain undetected errors or defects that could result in additional development or remediation costs and loss of credibility with our customers and subscribers.

     Additionally, if we are unable to meet customer demand for network capacity, our network could become congested during peak periods. Congestion could adversely affect the quality of service we are perceived to provide. Conversely, due to the high fixed cost nature of our infrastructure, if our network is under-utilized, it could adversely affect our ability to provide cost-efficient services. Our failure to match network capacity to demand could have an adverse effect on us.

We may not have the ability to raise the funds necessary to finance the change of control offer which may be required by the indenture

     Upon the occurrence of a change of control (as defined in the indenture governing the notes), we would be required to make an offer to purchase any or all of the notes, our 11 1/2% senior notes, our 11% senior notes and our 10% senior notes at the prices stated in the respective indentures governing such securities. However, our ability to repurchase such securities upon a change of control may be limited by the terms of our then existing contractual obligations and those of our subsidiaries. In addition, we may not have adequate financial resources to effect such a purchase, and we cannot assure you that we would be able to obtain such resources through a refinancing of such securities to be purchased or otherwise. If we fail to repurchase all of such securities tendered for purchase upon the occurrence of a change of control, such failure will constitute an event of default under the respective indentures governing such securities.

     With respect to the sale of assets referred to in the definition of change of control, the phrase "all or substantially all" as used in such definition varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under the relevant law and is subject to judicial interpretation. Accordingly, in some circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person. It may, therefore, be unclear whether a change of control has occurred and whether such securities are subject to an offer to purchase.

     The change of control provision may not necessarily afford the holders of the notes protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transaction involving us that may adversely affect the holders of the notes, because such transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition of change control to trigger such provisions. Except as described under "Description of Notes--Change of Control," the indenture governing the notes will not contain provisions that permit the holders thereof to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

You may find it difficult to sell your notes

     The initial dollar notes are currently eligible for trading in the PORTAL Market, the National Association of Securities Dealers' screen-based automated market for trading of securities eligible for resale under Rule 144A, but currently, there is no public market for the initial euro notes or the exchange notes. We have applied to list the initial euro notes on the Luxembourg Stock Exchange, but we cannot assure you that the initial euro notes will be admitted for listing on the Luxembourg Stock Exchange. Except for the listing of the euro notes on the Luxembourg Stock Exchange, we do not intend to apply for listing of the notes on any securities exchange or on any automated dealer quotation system. Although the initial purchasers of the initial notes have informed us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any such market at any time without notice. In addition, such market making activity may be limited during the exchange offer or during an offering under a shelf registration statement should we decide to file one. As a result, we can make no assurance to you as to the development or liquidity of any market for the notes, your ability to sell the notes, or the price at which you may be able to sell the notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Historically, the market for securities similar to the notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. We cannot assure you that, if a market develops, it will not be subject to similar disruptions. Any such disruptions may have an adverse effect on the holders of the notes.

We will retain a significant amount of discretionary authority over the use of net proceeds of the initial notes offering

     We will retain a significant amount of discretion over the application of the net proceeds of our offering of the initial notes. Because of the number and variability of factors that determine our use of the net proceeds of the initial notes offering, we cannot assure you that such applications will not vary substantially from our current intentions. Pending such utilization, we intend to invest the net proceeds of the initial notes offering in short-term U.S. investment grade and government securities. See "Use of Proceeds."

Fraudulent transfer statutes may limit your rights as a noteholder

     Federal or state fraudulent transfer laws permit a court, if it makes certain findings, to:

     .    avoid all or a portion of our obligations under the notes to you;

     . subordinate our obligations under the notes to you to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the notes; and

     . take other action detrimental to you, including, in some circumstances, invalidating the notes.

     . If a court were to take any of those actions, we cannot assure you that you would ever be repaid.

     . Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, we:

     . issued the notes with the intent of hindering, delaying or defrauding current or future creditors;

     . received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes and were insolvent or were rendered insolvent by reason of the issuance of the notes;

     . were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

     . intended to incur, or believed (or should have believed) we would incur, debts beyond our ability to pay as such debts mature (as all of the foregoing terms are defined in or interpreted under such fraudulent transfer statutes).

     Different jurisdictions define "insolvency" differently. However, we generally would be considered insolvent at the time we incurred the indebtedness constituting the notes if (1) the fair market value (or fair saleable value) of our assets is less than the amount required to pay our total existing debts and liabilities (including the probable liability related to contingent liabilities) as they become absolute or matured or (2) we were incurring debts beyond our ability to pay as such debts mature. We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the payments constituted fraudulent transfers on another ground.

Certain considerations relating to book-entry interests

     Unless and until notes in definitive registered form ("Definitive Registered Notes") are issued in exchange for notes held in the form of book-entry interests by The Depository Trust Company, in the case of the dollar notes, and by Euroclear or Cedelbank, in the case of the euro notes, owners of book-entry interests in the notes will not be considered owners or holders of notes. The Depository Trust Company (or its nominee) will be the sole holder of the global notes representing the dollar notes, and Kredietbank S.A. Luxembourgeoise (or its nominee), as common depositary for the euro notes, will be the sole holder of the global notes representing the euro notes. After payment to the relevant depositary, we will have no responsibility for the relevant depositary to make such payments to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of The Depository Trust Company, Euroclear or Cedelbank, as applicable, and if you are not a participant in The Depository Trust Company, Euroclear or Cedelbank, as applicable, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder under the indenture. See "Description of Book-Entry System."

     Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from The Depository Trust Company, Euroclear or Cedelbank, as applicable. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

     Similarly, upon the occurrence of an event of default under the indenture for the notes, unless and until Definitive Registered Notes are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through The Depository Trust Company, Euroclear or Cedelbank, as applicable. We cannot assure you that the procedures to be implemented through The Depository Trust Company, Euroclear or Cedelbank, as applicable, will be adequate to ensure the timely exercise of remedies under the notes. See "Description of Book-Entry System."

If you fail to exchange your notes or follow the procedure for tendering, your notes will continue to be restricted

     Issuance of exchange notes in exchange for the initial notes pursuant to the exchange offer will only be made following the prior satisfaction of the procedures and conditions set forth in "The Exchange Offer--Procedures for Tendering Initial Notes." Such procedures and conditions include timely receipt by the exchange agent (as defined) of such initial notes, and of a properly completed and duly executed applicable letter of transmittal. Initial notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be restricted securities under the Securities Act of 1933 and may not be offered or sold except pursuant to any exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities law.

Forward-looking statements

     Some of the information contained in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or similar words, or by discussions of strategy that involve risks and uncertainties. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions. We cannot assure that the future results indicated, whether expressed or implied, will be achieved. The risk factors noted in this section and other factors noted throughout this prospectus, including risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

                                 USE OF PROCEEDS

     We will not receive any cash proceeds from the exchange offer. In consideration for issuing the exchange notes in exchange for the initial notes, we will receive initial notes in like principal amount. We will cancel all initial notes surrendered in exchange for the exchange notes.

     The net proceeds of the offering of the initial notes, after deducting discounts and commissions of the initial purchasers and our expenses, were approximately $736.2 million, using an exchange rate of Euro 0.9692 to U.S. $1.00, as of November 23, 1999. Gross proceeds from the offering of the initial dollar notes and initial euro notes were $600.0 million and $154.8 million, respectively assuming such exchange rate.

     We intend to use the net proceeds from the initial notes offering to finance capital expenditures, including the acquisition of additional telecommunications bandwidth and related facilities and equipment and the construction of Internet and eCommerce hosting centers, in furtherance of our goal of becoming one of the top three providers of Internet access services and related communications services and products in each of the 20 largest global telecommunications markets. We also intend to use part of the net proceeds for general corporate purposes. In addition, as described below, we expect to use a portion of the net proceeds to make strategic investments in or acquisitions of complementary businesses or assets. For a discussion of our "Management Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources", refer to our Form 8-K dated January 26, 2000, which was filed February 8, 2000.

     We expect to use a portion of the net proceeds from the initial notes offering for possible future investments, acquisitions or strategic alliances in businesses or assets that are related or complementary to our existing business. As a key part of our growth strategy, we periodically evaluate investment, acquisition and strategic alliance candidates. We are currently evaluating several acquisition candidates, including several subject to non-binding letters of intent. However, we cannot assure you that we will successfully complete any such acquisitions currently being contemplated. For a discussion of our "Business-Acquisitions", refer to our Form 8-K dated January 26, 2000, which was filed February 8, 2000.

     We currently intend to allocate substantial proceeds to each of the foregoing uses. However, the precise allocation of funds among these uses will depend on future commercial, technological, regulatory and other developments in or affecting our business, the competitive climate in which we operate and the emergence of future opportunities. Because of the number and variability of factors that determine our use of the net proceeds of the initial notes offering, we cannot assure you that our application of the net proceeds will not vary substantially from our current intentions. Pending these uses, we intend to invest the net proceeds of the initial notes offering in short-term U.S. investment grade and government securities.

                                THE EXCHANGE OFFER

     The following discussion sets forth or summarizes the material terms of the exchange offer, including those set forth in the letter of transmittals distributed with this prospectus. This summary is qualified in its entirety by reference to the full text of the documents underlying the exchange offer, including the indenture and the registration rights agreement governing the notes, which are exhibits to the exchange offer registration statement of which this prospectus is a part.

Registration Rights

     The initial notes were sold by us to Donaldson, Lufkin & Jenrette International, Bear Stearns International Limited, Merrill Lynch International and Morgan Stanley & Co. International Limited, as initial purchasers, on December 2, 1999 pursuant to an Offering Memorandum dated November 24, 1999 relating to $600,000,000 principal amount of 10 1/2% Senior Notes due 2006 and Euro 150,000,000 principal amount of 10 1/2% Senior Notes due 2006. The initial notes were then subsequently resold to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933. In connection with the initial notes offering, we entered into a registration rights agreement dated as of December 2, 1999.

     The registration rights agreement requires, among other things, that we:

 .    file with the Securities and Exchange Commission by February 15, 2000 a
     registration statement under the Securities Act of 1933 with respect to an issue of exchange notes of PSINet identical in all material respects to the initial notes, other than transfer restrictions under the Securities Act of 1933, the registration rights under the registration rights agreement and the requirement, under certain circumstances, to pay liquidated damages with respect to the initial notes;

     . use our best efforts to cause such exchange offer registration statement to become effective under the Securities Act of 1933 by May 1, 2000;

     . upon the effectiveness of such exchange offer registration statement, commence the exchange offer and keep the exchange offer open for a period of not less than 20 business days; and

     . use our best efforts to cause the exchange offer to be consummated within 30 business days after the effective date.

     The exchange offer would allow holders of the initial notes the opportunity, with certain exceptions, to exchange their initial notes for a like principal amount of exchange notes, which would be issued without a restrictive legend and may generally be reoffered and resold by the holders without restrictions or limitations under the Securities Act of 1933, subject to the terms and conditions enunciated by the staff of the Securities and Exchange Commission, which is often referred to as the Staff, in the Morgan Stanley No-Action Letter (Morgan Stanley and Co., Inc. (available June 5, 1991)) and the
               ----------------------------
Exxon Capital No-Action Letter (Exxon Capital Holdings Corporation (available
                                ----------------------------------
May 13, 1988)), as interpreted in the Securities and Exchange Commission's letter to Shearman & Sterling (available July 2, 1993), and similar no-action
          -------------------
letters. However, holders of the initial notes are not entitled to rely on the position of the Staff in the no-action letters referred to above and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with the resale of the exchange notes, if such holder:

     . is an "affiliate" of PSINet within the meaning of Rule 405 under the Securities Act of 1933,

     . does not acquire the exchange notes in the ordinary course of business,

     . tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the exchange notes, or

     . is a broker-dealer which acquired such initial notes directly from PSINet.

     Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution." We have agreed to include in this prospectus information necessary to allow such broker-dealers to exchange such initial notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of exchange notes received by such broker-dealer in the exchange offer. We have also agreed to maintain the effectiveness of the exchange offer registration statement for such purposes for one year.

     In addition, we agreed, pursuant to the registration rights agreement, to file a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, registering for resale:

     . any initial notes held by persons who are not permitted by law or any policy of the Securities and Exchange Commission to participate in the exchange offer and who satisfy certain other conditions,

     . any exchange notes acquired in the exchange offer by any holder who must comply with the prospectus delivery requirements of the Securities Act of 1933 in connection with the resales of such exchange notes if this prospectus is not appropriate or available for such resales by such holder, or

     . any initial notes held by a broker-dealer which were acquired directly from PSINet or one of its affiliates.

     To participate in such a shelf registration, any such holder of notes must so notify PSINet within 10 business days following consummation of the exchange offer and provide to PSINet the information requested by PSINet within 10 business days of such request. We have agreed to file with the Securities and Exchange Commission such a shelf registration statement no later than 30 days after the earlier of:

     (1) the date on which we determine that the exchange offer is not permitted by applicable law, or

     (2) the date on which we receive the notice from the holder as specified above, and to use our best efforts to cause such shelf registration statement to become effective under the Securities Act of 1933 as soon as practicable but in no event later than 60 days after the filing of the shelf registration statement or such longer period, not to exceed 150 days after the filing of the shelf registration statement, as may be necessary to avoid conflicts with existing contractual obligations of PSINet. In addition, we agreed to use our best efforts to keep such shelf registration statement continually effective, supplemented and amended for a period of at least two years following the closing date of the initial offering of the initial notes, or such shorter period as will terminate when all initial notes covered by such shelf registration statement have been sold pursuant thereto.

Registration Defaults; Liquidated Damages

     If the applicable registration statement or amendment is not timely filed or declared effective or thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment that cures such failure and is itself immediately declared effective, or if the exchange offer has not been consummated on or prior to the 30th business day after the effective date, we have agreed to pay liquidated damages to each holder of initial notes affected thereby in an amount equal to 0.25% per annum per Euro 1,000 or $1,000 in principal amount, as the case may be, of notes held by such holder with respect to the first 90-day period immediately following the occurrence of such default. The amount of such liquidated damages will increase by an additional 0.25% per annum per Euro 1,000 or $1,000 in principal amount, as the case may be, of initial notes for each subsequent 90-day period until all such defaults have been cured, up to a maximum amount of liquidated damages of 1.50% per annum per Euro 1,000 or $1,000 in principal amount, as the case may be, of initial notes, provided that we shall in no event be required to pay liquidated damages for more than one default at any given time. Following the cure of any default, the payment of liquidated damages in respect of the notes will cease. Notwithstanding the fact that any initial notes for which liquidated damages are due cease to be restricted securities within the meaning of the Securities Act of 1933, all of our obligations to pay liquidated damages with respect to such securities outstanding prior to the time such initial notes ceased to be restricted securities shall survive until such time as such obligations shall have been satisfied in full.

     Except as set forth above, this prospectus may not be used for any offer to resell, resale or other transfer of exchange notes.

     Except as set forth above, after consummation of the exchange offer, holders of notes have no registration or exchange rights under the registration rights agreement. See "--Consequences of Failure to Exchange."

Expiration Date; Extensions; Amendments

     The term "expiration date" shall mean 5:00 p.m., New York City time (10:00 p.m., London time), on ________, 2000, unless PSINet, in its sole discretion, extends the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     To extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time (2:00 p.m., London time), on the next business day after the previously scheduled expiration date. In no event will the expiration date be extended to a date more than 30 business days after effectiveness of the exchange offer registration statement.

     We reserve the right, in our reasonable judgment:

     (1) to delay accepting any initial notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

     (2) to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth in this prospectus and in the letters of transmittal, we will accept any and all initial notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time (10:00 p.m., London time) on the expiration date. We will issue $1,000 or Euro 1,000, as applicable, principal amount of exchange notes in exchange for each $1,000 or Euro 1,000, as applicable, principal amount of outstanding initial notes accepted in the exchange offer. Holders of the initial notes may tender some or all of their initial notes pursuant to the exchange offer; however, initial notes may be tendered only in integral multiples of $1,000 or Euro 1,000, as applicable. The exchange notes will evidence the same debt as the initial notes and will be entitled to the benefits of the indenture. The form and terms of the exchange notes are substantially the same as the form and terms of the initial notes, except that:

     . the exchange notes have been registered under the Securities Act of 1933 and thus will not bear legends restricting their transfer, and

     . holders of the exchange notes generally will not be entitled to certain rights under the registration rights agreements or liquidated damages, which rights generally will terminate upon consummation of the exchange offer.

     Holders of initial notes do not have any appraisal or dissenters' rights under the New York Business Corporation Law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder, including Rule 14e-1.

     We shall be deemed to have accepted validly tendered initial notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders pursuant to the exchange agent agreement for the purpose of receiving the exchange notes from us.

     If any tendered initial notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted initial notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender their initial notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of initial notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses."

Interest on Exchange Notes

     Each exchange note will bear interest from the most recent date to which interest has been paid or duly provided for on the initial note surrendered in exchange for such exchange note or, if no such interest has been paid or duly provided for on such initial note, from December 2, 1999, the date of issuance of the initial notes. Holders of the initial notes whose initial notes are accepted for exchange will not receive accrued interest on such initial notes for any period from and after the last interest payment date to which interest has been paid or duly provided for on such initial notes prior to the original issue date of the exchange notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such initial notes, and will be deemed to have waived the right to receive any interest on such initial notes accrued from and after such interest payment date or, if no such interest has been paid or duly provided for, from and after December 2, 1999. Interest on the notes will be payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2000.

Procedures for Tendering Initial Notes

     Only holders of initial notes may tender such initial notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the applicable letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the applicable letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the initial notes and any other required documents, to the exchange agent so as to be received by the exchange agent at the address set forth below prior to 5:00 p.m., New York City time (10:00 p.m., London time), on the expiration date. Delivery of the initial dollar notes may be made by book-entry transfer of such initial dollar notes into the exchange agent's account at The Depository Trust Company, or DTC, and delivery of the initial euro notes may be made by book-entry transfer of such initial euro notes into the account of Kredietbank S.A. Luxembourgeoise, the common depositary for the euro notes (the "common depositary") at Euroclear or Cedelbank, as applicable, in either case in accordance with the procedures described below under "--Book-Entry Delivery Procedures" and "--Tender of Initial Notes Held Through Book-Entry Transfer Facilities." Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

     By executing a letter of transmittal or delivering notes by book-entry transfer, each holder will make to PSINet the representation set forth below in the second paragraph under the heading "--Resale of Exchange Notes."

     The tender by a holder and the acceptance thereof by PSINet will constitute an agreement between such holder and PSINet in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal.

     The method of delivery of initial notes and the applicable letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or notes should be sent to PSINet. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

     Any beneficial owner whose initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible institution" (as defined below) unless the initial notes tendered pursuant thereto:

     (1) are signed by the registered holder, unless such holder has completed the box entitled "Special Exchange Instructions" or "Special Delivery Instructions" on the applicable letter of transmittal, or

     (2) are tendered for the account of an eligible institution.

In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, which we refer to as an eligible institution.

     If a letter of transmittal is signed by a person other than the registered holder of any initial notes listed therein, such initial notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such initial notes, with the signature thereon guaranteed by an eligible institution.

     If a letter of transmittal or any initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by PSINet, evidence satisfactory to PSINet of their authority to so act must be submitted with such letter of transmittal.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered initial notes and withdrawal of tendered initial notes will be determined by PSINet in its sole discretion, which determination will be final and binding. PSINet reserves the absolute right to reject any and all initial notes not properly tendered or any initial notes PSINet's acceptance of which would, in the opinion of counsel for PSINet, be unlawful. PSINet also reserves the right to waive any defects, irregularities or conditions of tender as to particular initial notes. PSINet's interpretation of the terms and conditions of the exchange offer, including the instructions in the letters of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as PSINet shall determine. Although PSINet intends to notify holders of initial notes of defects or irregularities with respect to tenders of initial notes, none of PSINet, the exchange agent, the common depositary or any other person shall incur any liability for failure to give such notification. Tenders of initial notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any initial notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the applicable letter of transmittal, as soon as practicable following the expiration date.

Book-Entry Delivery Procedures

     Beginning promptly after the date of this prospectus, the exchange agent will maintain an account with respect to the initial dollar notes at DTC and the common depositary will maintain an account with respect to the initial euro notes at each of Euroclear and Cedelbank (DTC, Euroclear and Cedelbank are collectively referred to as the "Book-Entry Transfer Facilities" and, individually, as a "Book-Entry Transfer Facility") for purposes of the exchange offer. Any financial institution that is a participant in the applicable Book-Entry Transfer Facility's systems may make book-entry delivery of the initial notes by causing the applicable Book-Entry Transfer Facility to transfer such initial notes into the exchange agent's account, in the case of book-entry delivery of initial dollar notes, or into the common depositary's account (on behalf of the exchange agent), in the case of book-entry delivery of initial euro notes, at the applicable Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for such transfer. Timely book-entry delivery of initial notes pursuant to the exchange offer, however, requires receipt of a confirmation of a book-entry transfer, which we refer to as a Book-Entry Confirmation, prior to the expiration date. In addition, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message" (as defined below) in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent (or, in the case of book-entry transfer of the initial euro notes, by the common depositary on behalf of the exchange agent) at the exchange agent's address set forth on the cover page of such letter of transmittal prior to the expiration date. If the foregoing documents cannot be delivered prior to the expiration date, the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents or agent's message, as applicable, are received by the exchange agent (or, in the case of book-entry transfer of the initial euro notes, by the common depositary on behalf of the exchange agent). Delivery of documents to any of the Book-Entry Transfer Facilities or the common depositary does not constitute delivery to the exchange agent.

Tender of Initial Notes Held Through Book-Entry Transfer Facilities

     The exchange agent, the common depositary and each of the Book-Entry Transfer Facilities have confirmed that the exchange offer is eligible for each Book-Entry Transfer Facilities' automated tender offer program. Accordingly, participants in the applicable Book-Entry Transfer Facility's automated tender offer program may, in lieu of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing such Book-Entry Transfer Facility to transfer initial dollar notes to the exchange agent and initial euro notes to the common depositary (on behalf of the exchange agent) in accordance with such Book-Entry Transfer Facility's automated tender offer program procedures for transfer. Such Book-Entry Transfer Facility will then send an agent's message to the exchange agent, in the case of book-entry transfer of the initial dollar notes, or to the common depositary (which will then forward such agent's message to the exchange agent), in the case of book-entry transfer of the initial euro notes.

     The term "agent's message" means a message transmitted by a Book-Entry Transfer Facility, received by the exchange agent, in the case of book-entry transfer of the initial dollar notes, or by the common depositary (which will then forward such message to the exchange agent), in the case of book-entry transfer of the initial euro notes, and in either case forming part of the Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an expressed acknowledgment from a participant in such Book-Entry Transfer Facility's automated tender offer program that is tendering initial notes which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the applicable letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery, and that PSINet may enforce such agreement against such participant.

Guaranteed Delivery Procedures

     Holders who wish to tender their initial notes but

(1)  whose initial notes are not immediately available,

(2) who cannot deliver their initial notes, the applicable letter of transmittal or any other required documents to the exchange agent, or

(3) who cannot complete the procedures for book-entry transfer, prior to the expiration date,

may effect a tender if:

(a)  the tender is made through an eligible institution;

(b) prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of such initial notes and the principal amount of initial notes tendered, stating that the tender is being made thereby and guaranteeing that, within three Nasdaq Stock Market National Market System trading days after the expiration date, the applicable letter of transmittal or facsimile thereof, together with the certificate(s) representing the initial notes or a Book-Entry Confirmation transfer of such initial notes into the exchange agent's account at the applicable Book-Entry Transfer Facility and all other documents required by the applicable letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

(c) such properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered initial notes in proper form for transfer or a Book-Entry Confirmation transfer of such initial notes into the exchange agent's account, in the case of the book-entry transfer of initial dollar notes, or into the common depositary's account (on behalf of the exchange agent), in the case of book-entry transfer of initial euro notes, at the applicable Book-Entry Transfer Facility and all other documents required by the letter of transmittal, are received by the exchange agent within three Nasdaq Stock Market National Market System trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their initial notes according to the guaranteed delivery procedures set forth above.

Withdrawals of Tenders

     Except as otherwise provided herein, tenders of initial notes may be withdrawn at any time prior to 5:00 p.m., New York City time (10:00 p.m., London time), on the expiration date.

     To withdraw a tender of initial notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at the address set forth herein prior to 5:00 p.m., New York City time (10:00 p.m., London time), on the expiration date. Any such notice of withdrawal must:

     . specify the name of the person having deposited the initial notes to be withdrawn, which we refer to as the depositor,

     . identify the initial notes to be withdrawn, including the certificate number(s) and principal amount of such initial notes, or, in the case of initial notes transferred by book-entry transfer, the name and number of the account at the applicable Book-Entry Transfer Facility to be credited,

     . be signed by the holder in the same manner as the original signature on the letter of transmittal by which such initial notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of such initial notes into the name of the person withdrawing the tender, and

     . specify the name in which any such initial notes are to be registered, if different from that of the depositor.

     All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by PSINet, whose determination shall be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the initial notes so withdrawn are validly retendered. Any initial notes which have been tendered but which are not accepted for exchange will be returned to such holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn initial notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering Initial Notes" at any time prior to the expiration date.

Conditions

     Notwithstanding any other term of the exchange offer, PSINet shall not be required to accept for exchange any initial notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such initial notes, if:

     (a) in the opinion of counsel to PSINet, the exchange offer or any part thereof contemplated herein violates any applicable law or interpretation of the Staff;

     (b) any action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of PSINet to proceed with the exchange offer or any material adverse development shall have occurred in any such action or proceeding with respect to PSINet;

     (c) any governmental approval has not been obtained, which approval PSINet shall deem necessary for the consummation of the exchange offer as contemplated hereby;

     (d) any cessation of trading on The Nasdaq Stock Market or any exchange, or any banking moratorium, shall have occurred, as a result of which PSINet is unable to proceed with the exchange offer; or

     (e) a stop order shall have been issued by the Securities and Exchange Commission or any state securities authority suspending the effectiveness of the exchange offer registration statement or proceedings shall have been initiated or, to the knowledge of PSINet, threatened for that purpose.

     If PSINet determines in its reasonable judgment that any of the foregoing conditions are not satisfied, PSINet may:

     (1) refuse to accept any initial notes and return all tendered initial notes to the tendering holders,

     (2) extend the exchange offer and retain all initial notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such initial notes (see "--Withdrawals of Tenders"), or

     (3) waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered initial notes which have not been withdrawn.

Exchange Agent

     Wilmington Trust Company will act as exchange agent for the exchange offer with respect to the initial notes.

     Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal for the initial notes and requests for copies of the notice of guaranteed delivery should be directed to the exchange agent, addressed as follows:

     By registered or certified mail or overnight courier:

         Attn:  Kristin Long
         Wilmington Trust Company
         Corporate Trust Operations
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware 19890-0001

     By facsimile (for eligible institutions only):  (302) 651-1079

     Confirm by telephone:  (302) 651-1562
                            Kristin Long

Fees and Expenses

     The expenses of soliciting initial notes for exchange will be borne by PSINet. The principal solicitation is being made by mail. However, additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of PSINet.

     PSINet will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

     PSINet will pay all transfer taxes, if any, applicable to the exchange of the initial notes pursuant to the exchange offer. If, however, certificates representing the exchange notes or the initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the initial notes tendered, or if tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of the initial notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.

Accounting Treatment

     The exchange notes will be recorded at the same carrying value as the initial notes, which is the aggregate principal amount of the initial notes, as reflected in PSINet's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the exchange offer. The expenses of the initial notes offerings and the exchange offer will be amortized over the term of the exchange notes.

Resale of Exchange Notes

     PSINet is making the exchange offer in reliance on the position of the Staff's Exxon Capital no-action letter, Morgan Stanley no-action letter, Shearman & Sterling no-action letter, and other interpretive letters addressed to third parties in other transactions; however, PSINet has not sought its own interpretive letter addressing such matters and there can be no assurance that the Staff would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, PSINet believes that exchange notes issued pursuant to this exchange offer in exchange for initial notes may be offered for resale, resold and otherwise transferred by holders of such exchange notes, other than such a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, provided that such exchange notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution within the meaning of the Securities Act of 1933 of such exchange notes. Notwithstanding the above, any holder of initial notes may be subject to separate restrictions if it:

     . is an "affiliate" of PSINet within the meaning of Rule 405 under the Securities Act of 1933,

     . does not acquire such exchange notes in the ordinary course of its business,

     . intends to participate in the exchange offer for the purpose of distributing exchange notes, or

     . is a broker-dealer who purchased such initial notes directly from PSINet.

Holders of initial notes falling into any of the categories above:

     . will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters,

     . will not be permitted or entitled to tender such initial notes in the exchange offer, and

     . must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any sale or other transfer of such initial notes unless such sale is made pursuant to an exemption from such requirements.

     In addition, as described below, if any broker-dealer holds initial notes acquired for its own account, which we refer to as a Participating Broker-Dealer, then such Participating Broker-Dealer may be deemed a statutory "underwriter" within the meaning of the Securities Act of 1933 and must deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resales of such exchange notes.

     As a condition to its participation in the exchange offer, each holder of initial notes, including, without limitation, any holder who is a Participating Broker-Dealer, shall furnish, upon the request of PSINet, prior to the consummation of the exchange offer, a written representation to PSINet contained in the applicable letter of transmittal to the effect that:

     .  it is not an affiliate of PSINet,

     . any exchange notes to be received by it are being acquired in the ordinary course of its business, and

     . it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution within the meaning of the Securities Act of 1933 of such exchange notes.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it acquired the initial notes for its own account as a result of market-making activities or other trading activities and not directly from PSINet, and must agree that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such exchange notes. The letters of transmittal state that by so acknowledging and by delivering a prospectus, such a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. Based on the position taken by the Staff in the interpretive letters referred to above, PSINet believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes received upon exchange of such initial notes with a prospectus meeting the requirements of the Securities Act of 1933, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange notes. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities.

     Subject to certain provisions set forth in the registration rights agreement, PSINet shall use its best efforts to keep the exchange offer registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of exchange notes by Participating Broker-Dealers, and to ensure that the exchange offer registration statement conforms with the requirements of the Securities Act of 1933 and the policies, rules and regulations of the Securities and Exchange Commission as announced from time to time, for a period of one year from the consummation of the exchange offer or such shorter period as will terminate when all initial notes covered by the exchange offer registration statement have been sold pursuant thereto. See "Plan of Distribution." Any Participating Broker-Dealer who is an affiliate of PSINet may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction.

     Each holder of initial notes and each initial purchaser who is required to deliver a prospectus in connection with sales or market making activities, by acquisition of an initial note, agrees that, upon receipt of notice from PSINet that:

     (1) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the exchange offer registration statement under the Securities Act of 1933 or of the suspension by any state securities commission of the qualification of the initial notes from offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

     (2) the existence of any fact or the happening of any event that makes any statement of a material fact made in the exchange offer registration statement or this prospectus, or any amendment or supplement thereto or any document incorporated by reference herein untrue, or that requires the making of any additions or changes in the exchange offer registration statement or this prospectus in order to make the statements herein, in light of the circumstances under which they were made, not misleading, which we refer to as a Suspension Notice, such holder or person shall discontinue disposition of the initial notes pursuant to this prospectus until such holder or person has received copies of the supplemented or amended prospectus or such holder or person is advised in writing by PSINet that use of the prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, which we refer to as the Recommencement Date.

     In addition, each holder or person will be deemed to have agreed that it will either:

     (1) destroy any prospectuses, other than permanent file copies, then in such holder or person's possession which have been replaced by PSINet with more recently dated prospectuses, or

     (2) deliver to PSINet, at PSINet's expense, all copies, other than permanent file copies, then in such holder's or person's possession of the prospectus covering such initial notes that was current at the time of receipt of the Suspension Notice.

PSINet shall extend the time period regarding the effectiveness of the exchange offer registration statement by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

Consequences of Failure to Exchange

     Any initial notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of initial notes outstanding. Following the consummation of the exchange offer, holders who did not tender their initial notes generally will not have any further registration rights under the registration rights agreement, and such initial notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such initial notes could be adversely affected. The initial notes are currently eligible for sale pursuant to Rule 144A through PORTAL. We have applied to list the initial euro notes and the euro exchange notes for listing on the Luxembourg Stock Exchange, but we cannot assure you that they will be listed on the Luxembourg Stock Exchange. Because PSINet anticipates that most holders will elect to exchange such initial notes for exchange notes pursuant to the exchange offer due to the absence of restrictions on the resale of exchange notes, except for applicable restrictions on any holder of exchange notes who is an affiliate of PSINet or is a broker-dealer which acquired the initial notes directly from PSINet, under the Securities Act of 1933, PSINet anticipates that the liquidity of the market for any initial notes remaining after the consummation of the exchange offer may be substantially limited.

     As a result of the making of this exchange offer, subject to limited exceptions, PSINet will have fulfilled its obligations under the registration rights agreement, and holders who do not tender their initial notes, except for instances involving the initial purchasers or holders of initial notes who are not eligible to participate in the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise or rights to receive liquidated damages for failure to register. Accordingly, any holder that does not exchange its initial notes for exchange notes will continue to hold the untendered initial notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer.

     The initial notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities within the meaning of the Securities Act of 1933. Accordingly, such initial notes may be resold only:

     .  to PSINet or any of its subsidiaries,

     . inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933,

     . inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
        1933), an "accredited investor" that, prior to such transfer, furnishes or has furnished on its behalf by a U.S. broker-dealer to the trustee under the indenture a signed letter containing certain representations and agreements relating to the restrictions on transfer of the notes, the form of which letter can be obtained from such trustee,

     . outside the United States in compliance with Rule 904 under the Securities Act of 1933,

     . pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, if available, or

     . pursuant to an effective registration statement under the Securities Act of 1933.

     Each accredited investor that is not a qualified institutional buyer and that is an original purchaser of any of the initial notes from the initial purchasers will be required to sign a letter confirming that such person is an accredited investor under the Securities Act of 1933 and that such person acknowledges the transfer restrictions summarized herein.

Other

     Participation in the exchange offer is voluntary and holders of initial notes should carefully consider whether to accept the offer to exchange their initial notes. Holders of initial notes are urged to consult their financial and tax advisors in making their own decision on what action to take with respect to the exchange offer. PSINet may in the future seek to acquire untendered initial notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. PSINet has no present plans to acquire any initial notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered initial notes.

                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

     The following is a summary of certain United States federal income tax consequences relevant in the opinion of Nixon Peabody LLP, counsel to PSINet, to the exchange of the initial notes for the exchange notes pursuant to the exchange offer and the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. This summary is based upon the Internal Revenue Code of 1986, as amended, which is often referred to as the Code, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive. Such counsel has relied upon representations by PSINet and its officers with respect to factual matters for purposes of this summary. This summary is not binding on the Internal Revenue Service or on the courts, and no ruling will be requested from the Internal Revenue Service on any issues described below. We cannot assure that the Internal Revenue Service will not take a different position concerning the matters discussed below and that such positions of the Internal Revenue Service would not be sustained.

     This summary applies only to those persons who are the initial holders of notes, who acquired the notes for cash and who hold notes as capital assets. It does not address the tax consequences to taxpayers who are subject to special rules (such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities or foreign currency, taxpayers holding notes as part of a "straddle," "hedge" or "conversion" transaction, or that have a "functional currency" other than the U.S. Dollar, and, except as discussed below under "--Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders," persons who are not "U.S. Holders"). A "U.S. Holder" means a beneficial owner of a note who purchased the notes pursuant to this offering that is for U.S. federal income tax purposes:

     .  a citizen or resident of the United States,

     . a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof,

     . an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

     . a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

     The following discussion is for general information only. Each holder of a note is strongly urged to consult with its own tax advisors to determine the impact of such holder's personal tax situation on the anticipated tax consequences, including the tax consequences under state, local, foreign or other tax laws, of the acquisition, ownership and disposition of the notes.

Interest

     The stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that it is paid or accrued, in accordance with the holder's method of accounting for federal income tax purposes.

     Interest paid on a euro note will be includible in income by a U.S. Holder in an amount equal to the U.S. Dollar value of the payment, regardless of whether the payment is in fact converted to U.S. Dollars at that time. If such U.S. Holder uses the cash method of accounting for tax purposes, the U.S. Dollar value of such payment is determined using the spot rate at the time such payment is received. If a U.S. Holder uses the accrual method of accounting for tax purposes, the U.S. Dollar value of such payment is determined using the average exchange rate during the relevant accrual period (or partial accrual period with respect to interest paid in a subsequent taxable year) or, if elected, the spot rate (a) on the last day of the relevant accrual period (or partial accrual period) or (b) on the payment date, if such date is within five business days of the last day of the accrual period or taxable year. Any differences in the exchange rate between the rate at which interest on a euro note is included in income and the spot rate on the payment (or disposition) date for interest will result in exchange gain or loss with respect to the related amount of interest, and will generally be treated as ordinary income or loss for U.S. federal income tax purposes. The U.S. Dollar value of interest accrued or received, adjusted for any exchange gain or loss with respect to the amount accrued, generally will be a U.S. Holder's tax basis in the Euros received as interest on a euro note.

Exchange of Initial Notes for Exchange Notes

     Pursuant to this prospectus, PSINet is offering to effect a registered exchange offer for the initial notes, through which holders would be entitled to exchange the initial notes for exchange notes that would be substantially identical in all material respects to the initial notes, except that the exchange notes would be registered and therefore would not be subject to transfer restrictions. Alternatively, PSINet may file a shelf registration statement with respect to the notes which, if effective, would have the effect of eliminating transfer restrictions on the notes, thereby permitting their resale. Neither participation in this exchange offer nor the filing of a shelf registration statement as described above should result in a taxable exchange to PSINet or any holder of a note. No taxable exchange should occur or should be deemed to occur because there would be no material alteration in the terms of the notes and any modification of the terms of the notes resulting from such an action would be by operation of the original terms of the notes pursuant to a unilateral act by PSINet. As a result, counsel to PSINet is of the opinion that there should be no U.S. federal income tax consequences to holders electing to exchange initial notes for exchange notes. If, however, such transaction were treated as an "exchange" for U.S. federal income tax purposes, the transaction should constitute a recapitalization for U.S. federal income tax purposes. Under the rules applicable to recapitalizations, counsel to PSINet is of the opinion that holders electing to exchange initial notes for exchange notes should not recognize any gain or loss upon such exchange.

Liquidated Damages

     If, within the applicable period after the original issuance of the initial notes, PSINet has not filed an exchange offer registration statement or a shelf registration statement with respect to the initial notes, as the case may be, or if PSINet otherwise defaults with respect to its obligations under the registration rights agreements, liquidated damages shall become payable in cash with respect to the applicable initial notes. See "The Exchange Offer-- Registration Defaults; Liquidated Damages." Although the characterization of such liquidated damages is uncertain, liquidated damages probably would constitute contingent interest, which generally is not includible in income before it is fixed or paid. If liquidated damages become fixed or paid, they should be included in the holder's gross income in accordance with the holder's method of accounting for federal income tax purposes.

     According to regulations under the Code, the possibility of a change in the interest rate will not affect the amount of interest income recognized by a U.S. Holder if the likelihood of the change, as of the date the notes are issued, is remote. PSINet believes that the likelihood of a change in the interest rate on the notes is remote and does not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of any note. If, as anticipated, the issue price of the notes equals their stated principal amount, and the likelihood of a change in the interest rate is remote, the notes will not be issued with original issue discount.

Sale, Exchange and Redemption of Notes

     A sale, exchange or redemption of a note will result in taxable gain or loss equal to the difference between the amount of cash or other property received and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis for determining gain or loss on the sale or other disposition of a note will initially equal the cost of the note to such holder and will be decreased by the amount of any principal payments received by such holder. Gain or loss upon a sale, exchange, or redemption of a note will be capital gain or loss if the note is held as a capital asset. With respect to individual U.S. Holders, if the note is held for more than 12 months, the maximum rate of tax on any capital gain is 20%. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

     The cost of a euro note to a U.S. Holder will be the U.S. Dollar value of the Euro purchase price translated at the spot rate for the date of purchase (or, in some cases, the settlement date). The conversion of U.S. Dollars into Euros and the immediate use of those Euros to purchase a euro note generally will not result in a taxable gain or loss for a U.S. Holder. A U.S. Holder will have a tax basis in any Euro received on the sale, exchange or retirement of a euro note equal to the U.S. Dollar value of the Euro on the date of receipt.

     Upon the sale, exchange, retirement or repayment of a euro note, a U.S. Holder will also recognize exchange gain or loss to the extent that the rate of exchange on the date of retirement or disposition differs from the rate of exchange on the date the euro note was acquired, or deemed acquired. Exchange gain or loss is recognized, however, only to the extent of total gain or loss on the transaction. For purposes of determining the total gain or loss on the transaction, a U.S. Holder's tax basis in a euro note will generally equal the U.S. Dollar cost of the euro note.

Exchange gain or loss recognized by a U.S. Holder will generally be treated as ordinary income or loss.

     Any gain realized by a U.S. Holder on the sale, exchange or redemption of a note generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Generally a loss realized upon such a sale, exchange, redemption or other disposition of a note will be allocated to U.S. source income.

Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders

     The following summary describes certain United States federal income and estate tax consequences of the ownership of notes as of the date hereof by any holder who is a beneficial owner of a note but is not a "U.S. Holder," which we refer to as a Non-U.S. Holder.

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

     (a) generally no withholding of United States federal income tax will be required with respect to payment by PSINet or any paying agent of principal or interest on a note owned by a Non-U.S. Holder, provided

       (1) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PSINet entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,

       (2) the beneficial owner is not a "controlled foreign corporation" (as defined in Section 957 of the Code) that is related directly, indirectly or constructively to PSINet through stock ownership, and

       (3) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

     (b) generally no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange or retirement of a note; and

     (c) a note beneficially owned by an individual who at the time of death is a Non-U.S. Holder generally will not be includible in the individual's gross estate for the purposes of the United States federal estate tax as a result of such individual's death, provided that such individual does not at the time of death actually or constructively own 10% or more of the total combined voting power of all classes of stock of PSINet entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such note will not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

     To satisfy the requirement referred to in (a)(3) above, the beneficial owner of such note, or a financial institution holding the note on behalf of such owner, must provide, in accordance with specified procedures, PSINet or a paying agent of PSINet with a statement to the effect that the beneficial owner is not a U.S. person. Pursuant to current temporary Regulations, these requirements will be met if:

     (1) the beneficial owner provides the payor his name and address, and certifies, under penalties of perjury, that he is not a U.S. person, which certification may be made on an Internal Revenue Service Form W-8 or successor or substitute form; or

     (2) a financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it or by another financial institution acting on behalf of the Non-U.S. Holder, and furnishes a paying agent with a copy thereof.

     Regulations recently issued by the Internal Revenue Service, which will be effective for payments made after December 31, 2000, subject to certain transition rules, make modifications to the certification procedures applicable to Non-U.S. Holders. In general, these regulations unify certain certification procedures and forms and clarify and modify reliance standards. A Non-U.S. Holder should consult its own tax advisor regarding the effect of the new Regulations.

     If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to Non-U.S. Holders will generally be subject to a 30% withholding tax, or such lower rate as may be specified by an applicable income tax treaty, unless the beneficial owner of the note provides PSINet or its paying agent, as the case may be, with a properly executed:

     (1) Internal Revenue Service Form 1001 or successor form claiming an exemption from withholding under the benefit of a tax treaty, or

     (2) Internal Revenue Service Form 4224 or successor form stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will generally be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States person. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, or such lower rate as may be specified by an applicable income tax treaty, subject to adjustments.

     Any gain or income realized upon the sale, exchange or retirement of a note generally will not be subject to United States federal income tax unless:

     (1) such gain or income is effectively connected with a trade or business in the United States of the Non-U.S. Holder, or

     (2) in the case of a Non-U.S. Holder who is a nonresident alien individual, such holder is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met.

Information Reporting and Backup Withholding

     The "backup" withholding and information reporting requirements may apply to certain payments of principal and interest on a note and to certain payment of proceeds from the sale or retirement of a note. PSINet, its agent, a broker, the Trustee or any paying agent, as the case may be, is required to withhold tax from any payment that is subject to backup withholding at a rate of 31% of such payment if the holder fails to furnish his taxpayer identification number, social security number or employer identification number, or to certify that such holder is not subject to backup withholding rules. Certain holders including, among others, all corporations, are not subject to the backup withholding and reporting requirements.

     Under current Treasury Regulations, backup withholding and information reporting do not apply to payments made by PSINet or any agent thereof, in its capacity as such, to a holder of a note who has provided the required certification under penalties of perjury that it is not a U.S. Holder as set forth in the third paragraph under "Certain U.S. Federal Income Tax Considerations for Non-U.S. Holder" or has otherwise established an exemption, provided that neither PSINet nor such agent has actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not in fact satisfied. Payments of the proceeds from the sale by a holder who is not a U.S. Holder of a note made to or through a foreign office of a broker will not be subject to U.S. information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, U.S. information reporting may apply to such payments.

     Payments of the proceeds from the sale of a note to or through the United States office of a broker is subject to U.S. information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-U.S. status or otherwise establishes an exemption from U.S. information reporting and backup withholding.

     In October 1997, Regulations were issued which alter the foregoing rules in certain respects and which generally will apply to any payments in respect of a note or proceeds from the sale of a note that are made after December 31, 2000. Among other things, such regulations expand the number of foreign intermediaries that are potentially subject to information reporting and address certain documentary evidence requirements relating to exemption from the general backup withholding requirements. Holders of the notes should consult their tax advisors concerning possible application of the final regulations to any payments made on or with respect to the notes.

     Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder's United States federal income tax liability.

                                CAPITALIZATION

     The following table sets forth our cash, cash equivalents, short-term investments and marketable securities, restricted cash and short-term investments and capitalization as of September 30, 1999 on:

   (1)  an actual basis.

   (2) a pro forma basis, which adjusts the actual amounts to give effect to the following as if each had occurred on September 30, 1999:

     . Our acquisition of TNI on November 23, 1999. We paid shareholders of TNI aggregate consideration of approximately $340.8 million of cash and 7.6 million shares of our common stock (15.2 million shares after giving effect to our common stock split). We also assumed options to acquire approximately 463,000 shares of TNI common stock, which at the time we entered into the definitive agreement were exercisable into an equal number of shares of our common stock (or twice the number of shares after giving effect to our common stock split). Additionally, we repaid outstanding principal and interest under TNI's revolving credit facility in the amount of $52.1 million;

     . Our offering of the initial notes for net proceeds of approximately $736.2 million; and

     . Our February 2000 offering of 7% Series D cumulative convertible preferred stock and the application of the $738.8 million of related estimated net proceeds (excluding amounts paid by the initial purchasers into the deposit account).

     This table should be read in conjunction with the section entitled "Use of Proceeds" and our consolidated financial statements and notes thereto and other financial and operating data included or incorporated by reference in this prospectus.

     This table does not give effect to our two-for-one stock split to holders of record on January 28, 2000, which will be effected on February 11, 2000 in the form of a stock dividend.

                                                                                        September 30, 1999
                                                                                        -------------------
                                                                                     Actual          Pro Forma
                                                                                     ------          ----------
                                                                                     (In millions of U.S. dollars)

Cash, cash equivalents, short-term investments and marketable
securities....................................................................          $1,573.3         $2,672.0
                                                                                        ========         ========
Restricted cash and short-term investments.....................................         $  137.5         $  137.5
                                                                                        ========         ========
Current portion of long-term debt..............................................         $   89.5         $   89.6
                                                                                        --------         --------
Long-term debt:
 10% Senior Notes..............................................................            600.0            600.0
 11 1/2% Senior Notes (plus unamortized premium of $2,725).....................            352.7            352.7
 11% Senior Notes (euro 150,000)(1)............................................            160.3            160.3
 11% Senior Notes..............................................................          1,050.0          1,050.0
 10 1/2% Senior Notes..........................................................               --            600.0
 10 1/2% Senior Notes (euro 150,000)(2)........................................               --            154.8
 Notes payable.................................................................             30.8             30.8
 Capital lease obligations.....................................................            209.0            209.1
                                                                                        --------         --------
 Total long-term debt..........................................................          2,402.8          3,157.7
                                                                                        --------         --------

(1)  Assuming an exchange rate of euro 0.9360 to $1.00 as of September 30, 1999.
(2)  Assuming an exchange rate of euro 0.9692 to $1.00 as of November 23, 1999.

                                                                                          September 30, 1999
                                                                                          ------------------
                                                                                      Actual             Pro Forma
                                                                                      -------            ----------
                                                                                      (In millions of U.S. dollars)
Shareholders' equity:
 Preferred stock, $.01 par value; 30,000,000 shares authorized
  Preferred stock, Series A, 1,000,000 shares designated and no
    shares issued and outstanding actual and pro forma.......................                  --                  --
  Convertible preferred stock, Series C, 9,200,000 shares designated,
    issued and outstanding actual and pro forma..............................               368.8               368.8
  Convertible preferred stock, Series D, no shares designated, issued or outstanding, actual; 16,500,000 shares designated, issued and outstanding,
    pro forma................................................................                  --               738.8
 Common stock, $.01 par value; 500,000,000 authorized 64,973,873
   shares outstanding, actual; 72,573,873 shares outstanding, pro forma (3)..                 0.7                 0.7
 Capital in excess of par value..............................................               825.9             1,185.1
 Accumulated deficit.........................................................              (638.0)             (722.0)
 Treasury stock, 99,556 shares, at cost......................................                (2.0)               (2.0)
 Accumulated other comprehensive income......................................                54.0                54.0
 Bandwidth asset to be delivered under IXC agreement.........................              (122.9)             (122.9)
                                                                                         --------            --------

  Total shareholders' equity.................................................               486.5             1,500.5
                                                                                         --------            --------

  Total capitalization.......................................................            $2,978.8            $4,747.8
                                                                                         ========            ========

----------------------
(3)    Authorized shares effective as of November 1999.

              SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

   (In millions of U.S. dollars, except per share, ratio and operating data)

     The following table sets forth for the periods indicated our selected consolidated financial and operating data. The consolidated balance sheet data, consolidated statement of operations data and cash flow data as of and for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 have been derived from our consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, independent accountants, and as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999, have been derived from our unaudited consolidated financial statements. In 1998 and during the nine months ended September 30, 1999, we acquired a significant number of businesses, issued a significant amount of debt and equity and incurred a non-recurring arbitration charge. In 1996 and 1997, we sold our individual subscriber accounts and certain related assets and also sold our software subsidiary. These transactions affect the comparability of our financial position, results of operations and cash flows for those years. The results of operations for the nine month period ended September 30, 1999 may not be indicative of the results for the entire year ending December 31, 1999. In the opinion of our management, our unaudited financial statements for the nine month periods ended September 30, 1998 and 1999 contain all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of our financial position as of such dates and our results of operations for such periods.

     The following selected consolidated financial and operating data should be read in conjunction with the sections entitled "Summary Consolidated Financial and Operating Data," and "Use of Proceeds" and our more detailed consolidated financial statements and notes thereto and other financial and operating data included or incorporated by reference in this prospectus.

     The basic and diluted loss per share (after stock split) presented below gives effect to a two-for-one stock split of our common stock, to be effected by means of a stock dividend, to holders of record of our common stock as of the close of business on January 28, 2000, which will be effected on February 11, 2000. The effect is being presented as additional information in our statement of operations data for all periods presented.

                                                                              Year Ended December 31,
                                                                 -------------------------------------------------
                                                                   1994      1995      1996       1997      1998
                                                                 --------  --------  ---------  --------  ---------
Statement of Operations Data:
Revenue........................................................  $  15.2   $  38.7    $  84.4   $ 121.9    $ 259.6
Other income, net..............................................       --        --        5.4        --         --
                                                                 -------   -------    -------   -------    -------
                                                                    15.2      38.7       89.8     121.9      259.6
Operating costs and expenses:
 Data communications and operations............................      9.5      32.1       70.1      94.4      199.4
 Sales and marketing...........................................      3.6      23.9       27.1      25.8       57.0
 General and administrative....................................      3.6      10.6       20.7      23.0       45.3
 Depreciation and amortization.................................      3.2      14.8       28.0      28.3       63.4
 Charge for acquired in-process research and development.......       --        --         --        --       70.8
 Intangible asset write-down...................................       --       9.9         --        --         --
                                                                 -------   -------    -------   -------    -------

 Total operating costs and expenses............................     19.9      91.3      145.9     171.5      435.9
                                                                 -------   -------    -------   -------    -------

Loss from operations...........................................     (4.7)    (52.6)     (56.1)    (49.6)    (176.3)
Interest expense...............................................     (0.7)     (2.0)      (5.0)     (5.4)     (63.9)
Non-recurring arbitration charge...............................       --        --         --        --      (49.0)
Loss before income taxes.......................................     (5.3)    (53.2)     (55.3)    (46.1)    (262.7)
Income tax benefit.............................................       --        --       (0.2)     (0.5)      (0.9)
Net loss.......................................................     (5.3)    (53.2)     (55.1)    (45.6)    (261.8)
Return to preferred shareholders...............................       --        --         --      (0.4)      (3.1)
Net loss available to common shareholders......................  $  (5.3)  $ (53.2)   $ (55.1)  $ (46.0)   $(264.9)
                                                                 =======   =======    =======   =======    =======

Basic and diluted loss per share...............................  $ (0.42)  $ (2.01)   $ (1.40)  $ (1.14)   $ (5.32)
                                                                 =======   =======    =======   =======    =======
Shares used in computing basic and diluted loss per share (in
 thousands)....................................................   12,805    26,485     39,378    40,306     49,806
                                                                 =======   =======    =======   =======    =======
Basic and diluted loss per share (after stock split)...........  $ (0.21)  $ (1.01)   $ (0.70)  $ (0.57)   $ (2.66)
                                                                 =======   =======    =======   =======    =======
Shares used in computing basic and diluted loss per share
 (after stock split, in thousands).............................   25,610    52,970     78,756    80,612     99,612
                                                                 =======   =======    =======   =======    =======

                                                                          Nine Months Ended
                                                                            September 30,
                                                                         --------------------
                                                                           1998       1999
                                                                         ---------  ---------
Statement of Operations Data:
Revenue........................................................           $ 165.7   $  369.3
Other income net...............................................                --         --
                                                                          -------   --------
                                                                            165.7      369.3
Operating costs and expenses:
 Data communications and operations............................             130.5      261.3
 Sales and marketing...........................................              37.9       68.1
 General and administrative....................................              29.4       47.3
 Depreciation and amortization.................................              37.0      102.8
 Charge for acquired in-process research and development.......              40.4         --
 Intangible asset write-down...................................                --         --
                                                                          -------   --------

 Total operating costs and expenses............................             275.2      479.5
                                                                          -------   --------

Loss from operations...........................................            (109.5)    (110.2)
Interest expense...............................................             (38.2)    (120.8)
Non-recurring arbitration charge...............................                --         --
Loss before income taxes.......................................            (130.0)    (199.9)
Income tax benefit.............................................               0.1       (0.7)
Net loss.......................................................            (130.1)    (199.2)
Return to preferred shareholders...............................              (2.3)     (11.2)
Net loss available to common shareholders......................           $(132.4)  $ (210.4)
                                                                          =======   ========

Basic and diluted loss per share...............................           $ (2.70)  $  (3.50)
                                                                          =======   ========
Shares used in computing basic and diluted loss per share (in
 thousands)....................................................            49,120     60,105
                                                                          =======   ========
Basic and diluted loss per share (after stock split)...........           $ (1.35)  $  (1.75)
                                                                          =======   ========

Shares used in computing basic and diluted loss per share
 (after stock split, in thousands).............................            98,240    120,210
                                                                          =======   ========

                                                                                                               Nine Months Ended
                                                                         Year Ended December 31,                 September 30,
                                                              ----------------------------------------------  --------------------
                                                               1994     1995      1996      1997      1998      1998       1999
                                                              -------  -------  --------  --------  --------  --------  ----------
Other Financial Data:
EBITDA (as defined).........................................  $ (1.5)  $(27.9)  $ (28.0)  $ (21.2)  $ (42.1)  $ (32.1)  $    (7.4)
Capital expenditures........................................     5.0     45.2      38.4      50.1     303.6     130.9       380.8
Ratio of earnings to combined fixed charges and preferred
 dividends (deficiency of earnings to combined fixed
 charges and preferred dividends)...........................    (5.3)   (53.0)    (54.4)    (46.5)   (266.6)   (132.3)     (214.1)
Cash Flow Data:
Cash flows used in operating activities.....................  $ (1.1)  $(30.1)  $ (32.5)  $ (15.6)  $ (87.6)  $ (76.9)  $  (203.5)
Cash flows used in investing activities.....................    (1.9)   (22.0)     (7.9)    (15.6)   (783.9)   (326.0)   (1,241.1)
Cash flows provided by (used in) financing activities.......     4.5    151.4     (10.5)     12.6     874.2     654.2     1,878.5

Operating Data:
Number of POPs..............................................      82      241       350       350       500       500         700
Number of business customer accounts........................   4,220    8,200    17,800    26,400    54,700    46,700      79,900

                                                                      December 31,
                                                        -----------------------------------------  September 30,
                                                         1994    1995    1996    1997     1998         1999
                                                        ------  ------  ------  ------  ---------  -------------
Balance Sheet Data:
Cash, cash equivalents, short-term investments and
 marketable securities................................  $ 3.4   $102.7  $ 56.4  $ 33.3  $  322.5        $1,573.3
Restricted cash and short-term investments............     --       --     0.9    20.7     162.5           137.5
Total assets..........................................   17.1    201.8   177.1   186.2   1,284.2         3,299.5
Current portion of debt...............................    3.4     16.6    26.9    39.6      60.0            89.5
Long-term debt, less current portion..................    4.4     24.1    26.9    33.8   1,064.6         2,402.8
Total liabilities.....................................   11.7     58.6    87.3   112.8   1,404.4         2,813.0
Mandatorily redeemable preferred and common stock.....   13.6       --      --      --        --              --
Shareholders' equity (deficit)........................   (8.3)   143.2    89.8    73.4    (120.2)          486.5

                             DESCRIPTION OF NOTES

     The initial notes were issued under an Indenture dated as of December 2, 1999, which we refer to as the Indenture, between PSINet and Wilmington Trust Company, as trustee, which we refer to as the Trustee. A copy of the Indenture will be made available to holders of the notes upon request to PSINet, the Trustee or a paying agent.

     The following summaries of the material provisions of the notes, the Indenture and the registration rights agreement do not purport to be complete. Where reference is made to particular provisions of the Indenture and the registration rights agreement, those provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture and the registration rights agreement by the Trust Indenture Act of 1939. The initial notes have not been registered under the Securities Act of 1933 and are subject to certain transfer restrictions. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions" and "Exchange Offer; Registration Rights; Liquidated Damages."

General

     The notes:

     . will mature on December 1, 2006 and be payable at 100.0% of the principal amount thereof, and

     . will bear interest at the rates set forth on the cover page of this offering memorandum from December 2, 1999 or from the most recent interest payment date to which interest has been paid, payable semiannually on June 1 and December 1 in each year, commencing June 1, 2000, to the Person in whose name the note is registered at the close of business on the May 15 or November 15 immediately preceding such interest payment date, with interest computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Indenture will limit the aggregate principal amount of euro notes and dollar notes that we may issue under its terms to Euro 150,000,000 and $600,000,000, respectively.

     Principal of and interest on the euro notes will be payable in euros, and the euro notes will be exchangeable and transferable, at the corporate trust office or agency of the Euro Paying Agents (as defined below) maintained in the City of New York, which initially will be the corporate trust office of Wilmington Trust Company, and in Luxembourg, which initially will be the corporate trust office of Kredietbank S.A. Luxembourgeoise, for such purposes. Principal of and interest on the dollar notes will be payable in U.S. Dollars, and the dollar notes will be exchangeable and transferable, at the corporate trust office or agency of the Dollar Paying Agents (as defined below) maintained in the City of New York, which initially will be the corporate trust office of Wilmington Trust Company and in Luxembourg, which initially will be the corporate trust office of Kredietbank S.A. Luxembourgeoise, for such purposes.

     The notes will be issued only in fully registered form without coupons, in denominations of Euro 1,000 or $1,000, as applicable, principal amount and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

     Application has been made for listing of the initial euro notes and the euro exchange notes on the Luxembourg Stock Exchange, although we cannot assure you that the initial euro notes and the euro exchange notes will be admitted for listing or, if they are listed, that the listing will be granted by the completion of the exchange offer.

     Any reference in this "Description of the Notes" to U.S. Dollars, U.S. $ or $ shall mean, to the extent the context requires, the United States Dollar Equivalent thereof.

     The euro notes and the dollar notes will generally be treated for purposes of the indenture as a single series of securities ranking pari passu with each other. Certain actions taken on a "pro rata" basis under the indenture will be taken in the manner described below.

     The aggregate principal amount, or any portion thereof, of the notes, at any date of determination, shall be the sum of (1) the United States Dollar Equivalent at such date of determination, of the principal amount, or portion thereof, as the case may be, of the euro notes and (2) the principal amount, or portion thereof, as the case may be, of the dollar notes, at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of the notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date, of notes the holders of which have so consented by (b) the aggregate principal amount, as of such date, of the notes then outstanding, in each case, as determined in accordance with the preceding sentence. To the extent that the indenture provides for action to be taken on a "pro rata" basis, such determination shall be made on the basis of the relative outstanding principal amounts of the euro notes and the dollar notes as of the time of such determination.

Redemption

     The notes are not redeemable by us at any time.

Sinking Fund

     The notes will not be entitled to the benefit of any sinking fund.

Change of Control

     If a Change of Control shall occur at any time, then each holder shall have the right to require that PSINet purchase all such holder's notes in whole or in part in integral multiples of Euro 1,000 or $1,000, as applicable, at a purchase price, which we refer to as the Change of Control Purchase Price, in cash, in an amount equal to 101% of the principal amount of such notes or portion thereof, plus accrued and unpaid interest, if any, to the date of purchase, which we refer to as the Change of Control Purchase Date, pursuant to the offer described below, which we refer to as the Change of Control Offer, and in accordance with the other procedures set forth in the Indenture.

     Within 30 days of any Change of Control, PSINet shall notify the Trustee of such Change of Control and give notice, as described in the subsection entitled "--Notices," of such Change of Control to each holder of notes stating that:

     . a Change of Control has occurred and the date of such event, the circumstances and relevant facts regarding such Change of Control,

     . the purchase price and the purchase date, which shall be fixed by PSINet on a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Securities Exchange Act of 1934 or any securities exchange on which the notes are listed,

     .  any note not tendered will continue to accrue interest,

     . unless PSINet defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date, and

     . certain other procedures that a holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

     If a Change of Control Offer is made, there can be no assurance that PSINet will have sufficient funds or financial resources necessary to pay the Change of Control Purchase Price for all of the notes that might be delivered by holders seeking to accept the Change of Control Offer. PSINet's credit facility prohibits PSINet from repurchasing notes upon a Change of Control unless it has paid all amounts outstanding under the credit facility prior thereto. See "Risk Factors--We may not have the ability to raise funds necessary to finance the change of control offer which may be required by the indenture." The failure of PSINet to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the note holders the rights described under "Events of Default."

     The term "all or substantially all" as used in the definition of "Change of Control" has not been definitively interpreted under New York law, which is the governing law of the Indenture, to represent a specific quantitative test. As a consequence, in the event the holders elected to exercise their rights under the Indenture and PSINet elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

     The existence of a holder's right to require PSINet to repurchase such holder's notes upon a Change of Control may deter a third party from acquiring PSINet in a transaction which constitutes a Change of Control.

     PSINet will comply with the applicable tender offer rules, including Rule 14e-1 under the Securities Exchange Act of 1934, and any other applicable securities laws or regulations, including those regulations imposed by any securities exchange on which the notes may be listed, in connection with a Change of Control Offer.

Cancellation

     All notes surrendered for payment, purchase, redemption, registration of transfer or exchange will be delivered to the Trustee and, if not already canceled, will be promptly canceled by it. PSINet and any guarantor may at any time deliver to the Trustee for cancellation any notes previously authenticated and delivered hereunder which PSINet or the guarantor may have acquired, and all notes so delivered will be promptly canceled by the Trustee. All canceled notes held by the Trustee will, at the option of the Trustee, be returned to PSINet or destroyed.

Ranking

     The notes:

 .  are senior, unsecured obligations of PSINet,

 . rank pari passu in right of payment with each other and with all other existing and future unsecured and unsubordinated indebtedness of PSINet (which includes our 10% senior notes, our 11% senior notes and our 11 1/2% senior notes) and senior in right of payment to all existing and future Subordinated Indebtedness of PSINet,

 . are effectively subordinated to secured indebtedness of PSINet to the extent of the value of the assets securing such indebtedness,

 . are also structurally subordinated to the claims of creditors of PSINet's subsidiaries and to the interests of holders of preferred stock, if any, of such subsidiaries, and

 . are not be entitled to any security and will not be entitled to the benefit of any guarantees except under the limited circumstances described under "-- Certain Covenants--Limitation on Issuances of Guarantees of Indebtedness."

     As of September 30, 1999, on a pro forma basis after giving effect to the initial notes offering, and the application of the net proceeds therefrom and our acquisition of TNI, there would have been approximately $329.3 million of total secured indebtedness (including secured indebtedness of PSINet's subsidiaries) outstanding to which holders of notes would have been effectively subordinated in right of payment and approximately $163.4 million of other liabilities of PSINet's subsidiaries, including trade payables and accrued liabilities, to which noteholders would have been structurally subordinated.

No Gross Up

     All payments of principal and interest by PSINet on the notes will be made without withholding or deductions for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States or any political subdivision thereof or any authority therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. If any such withholding or deduction is required, PSINet will not be obligated to pay any additional amounts in respect of such withholding or deduction.

Certain Covenants

     The Indenture contains, among others, the following covenants:

     Limitation on Indebtedness. (a) PSINet will not, and will not cause or permit any Subsidiary to, directly or indirectly, Incur any Indebtedness, other than the notes; provided, however, that PSINet may Incur Indebtedness, and PSINet or any Subsidiary may Incur Acquired Indebtedness, if, at the time of such Incurrence, the Debt to Annualized Operating Cash Flow Ratio would be less than or equal to 6.0 to 1.0 prior to April 1, 2001, or less than or equal to 5.5 to 1.0 on or after April 1, 2001.

     (b) The preceding limitations of paragraph (a) of this covenant will not apply to any of the following, each of which shall be given independent effect:

  (1) the Incurrence by PSINet or any of its Subsidiaries of Indebtedness incurred for the purpose of financing all or any part of the (A) purchase price, cost of design, development, acquisition, construction or improvement of real or personal property, including, without limitation indefeasible rights of use or similar rights, tangible or intangible, used or to be used in connection with the Telecommunications Business, provided that such Indebtedness, exclusive of the interest portion of such Indebtedness and reasonable costs of financing, does not exceed the lesser of Fair Market Value or the purchase price and related costs of design, development, acquisition, construction or improvement of such assets or property at the time of such Incurrence or (B) purchase price or acquisition of Capital Stock of a Person engaged in the Telecommunications Business;

  (2) the Incurrence by PSINet or any of its Subsidiaries of any Indebtedness, and any refinancings (as defined) of such Indebtedness, so long as the aggregate principal amount of such Indebtedness shall not exceed $100 million at any one time outstanding;

  (3) the Incurrence by PSINet of Indebtedness in an aggregate principal amount not to exceed two times the sum of the Net Cash Proceeds received by PSINet after April 13, 1998 in connection with any Public Equity Offerings or sale of Capital Stock to any Strategic Investor, other than from the issuance of Disqualified Stock in any case, but only to the extent that such Net Cash Proceeds have not been used pursuant to clause (b)(3) or clause (c)(7) of "--Limitation on Restricted Payments" described below; provided that such Indebtedness does not mature prior to the Stated Maturity of the notes or has an Average Life to Stated Maturity at least equal to the notes;

  (4) the Incurrence by PSINet or any Subsidiary of any Indebtedness entered into in the ordinary course of business:

 . pursuant to Interest Rate Agreements entered into to protect PSINet or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of PSINet or any Subsidiary as long as the notional principal amount of such Interest Rate Agreements does not exceed the aggregate principal amount of such Indebtedness then outstanding;

 . under any Currency Hedging Arrangements entered into to protect PSINet or any Subsidiary against fluctuations in the value of any currency; or

 .  under any Commodity Price Protection Agreements entered into to protect
   PSINet or any Subsidiary against fluctuations in the price of any commodity;

     (5) the Incurrence by PSINet or any of its Subsidiaries of Indebtedness in respect of bid, performance or advance payment bonds, standby letters of credit and appeal or surety bonds entered into in the ordinary course of business and not in connection with the borrowing of money;

     (6) Indebtedness outstanding under the notes or the Indenture, Guarantees of the notes issued under the Indenture or other Indebtedness existing on the date of the Indenture, other than Indebtedness described in clause (8) below;

     (7)  the Incurrence of:

 .    Indebtedness of any Subsidiary owed to and held by PSINet or another
     Subsidiary; and

 .    Indebtedness of PSINet owed to and held by any Subsidiary or represented by a guarantee of Indebtedness of any Subsidiary which Indebtedness such Subsidiary is otherwise permitted to Incur under the Indenture;

provided that upon either (A) the transfer or other disposition by a Subsidiary or PSINet of any Indebtedness so permitted to a Person other than PSINet or a Subsidiary or (B) the issuance, sale, transfer or other disposition of Capital Stock, including by amalgamation, consolidation or merger, of a Subsidiary, such that upon such sale, transfer or other disposition such Subsidiary would no longer meet the definition of a Subsidiary, to a Person other than PSINet or a Subsidiary, the provisions of this clause (7) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of such issue, sale, transfer or other disposition;

     (8) Indebtedness incurred by PSINet or any Subsidiary under a Permitted Credit Facility or Debt Securities, provided that the aggregate principal amount at any time outstanding under this clause (8) (including any amounts pursuant to this clause (8) that may be, or have been, refinanced pursuant to this or any other clause or provision) does not exceed $350 million; and

     (9) any amendments, supplements, modifications, deferrals, renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing" ) of any Indebtedness described in clauses (1), (2), (3), (6), (7) and (8) above, and this clause (9), including any successive refinancings so long as the borrower under such refinancing is PSINet or, if not, PSINet, the same as the borrower or its successor of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness and accrued interest represented thereby, or the accreted value thereof as of the date of refinancing, is not increased by such refinancing, plus the lesser of:

          (A) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced, or

          (B) the amount of premium or other payment actually paid at such time to refinance the Indebtedness,

          plus, in either case, the amount of expenses of PSINet or such borrower incurred in connection with such refinancing,

          and, in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the notes at least to the same extent as the Indebtedness being refinanced and such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Subordinated Indebtedness.

  (c) For purposes of determining any particular amount of Indebtedness under this covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the foregoing shall not in any way be deemed to limit the provisions of "--Limitations on Issuances of Guarantees of Indebtedness."

  (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be Incurred through paragraph (a) of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in paragraph (b) of this covenant (or the definitions of the terms used therein), PSINet, in its sole discretion, may:

     . classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable;

     . classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable; and

     . elect to comply with such paragraphs (or definitions), as applicable, in any order.

     Limitation on Restricted Payments. (a) PSINet will not, and will not permit any Subsidiary to, directly or indirectly:

(1) declare or pay any dividend on, or make any distribution on any shares of PSINet's Capital Stock, other than dividends or distributions solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock;

(2) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, PSINet's Capital Stock or any Capital Stock of any Affiliate of PSINet, other than Capital Stock of any Wholly Owned Subsidiary of PSINet, or options, warrants or other rights to acquire such Capital Stock;

(3) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

(4) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person, other than

  (A) to PSINet or any of its Wholly Owned Subsidiaries, or

  (B) to all holders of any class, series or the same type of Capital Stock of such Subsidiary on a pro rata basis; provided that in the case of this clause (B), such dividend or distribution shall not constitute Indebtedness or Disqualified Stock; or

(5) make any Investment in any Person, other than any Permitted Investments (any of the preceding actions described in clauses (1) through (5), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments" ). The amount of any such Restricted Payment, if other than cash, shall be as determined, in good faith, by the Board of Directors of PSINet, whose determination shall be conclusive and evidenced by a board resolution.

  (b) The preceding limitations of paragraph (a) of this covenant will not apply if:

  (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

  (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, PSINet could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, under paragraph (a) of the provisions described under "--Limitation on Indebtedness;" and

  (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after April 13, 1998, does not exceed the sum of:

     (A) the Cumulative Operating Cash Flow determined at the time of such Restricted Payment, less 150% of cumulative Consolidated Interest Expense determined for the period (treated as one accounting period) commencing on April 13, 1998 and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of PSINet is required to be available; plus

     (B) the aggregate Net Cash Proceeds received after April 13, 1998 by PSINet from the issuance or sale, other than to any of its Subsidiaries, of our Qualified Capital Stock of PSINet or any options, warrants or rights to purchase such our Qualified Capital Stock of PSINet, except to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth in clause (2) or (3) of paragraph (c) below; plus

     (C) the aggregate Net Cash Proceeds received after April 13, 1998 by PSINet, other than from any of its Subsidiaries, upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of PSINet; plus

     (D) the aggregate Net Cash Proceeds received after April 13, 1998 by PSINet from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of PSINet or its subsidiaries into or for Qualified Capital Stock of PSINet plus, to the extent such debt securities or Redeemable Capital Stock were issued after April 13, 1998, the aggregate of Net Cash Proceeds from their original issuance; plus

     (E) in the case of the disposition or repayment of any Investment constituting a Restricted Payment, an amount equal to the lesser of (x) the cash return of capital with respect to such Investment, less the cost of disposition and taxes, if any, and (y) the initial amount of such Investment.

  (c) Notwithstanding the foregoing, and in the case of clauses (2) through (6) below, so long as there is no Default or Event of Default continuing, the limitations of paragraph (a) of this covenant will not prohibit the following actions (each of clauses (1) through (10) below being referred to as a "Permitted Payment" ):

  (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (b) of this covenant and such payment shall have been deemed to have been paid on such date of declaration;

  (2) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of PSINet in exchange for, including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash, other than to a Subsidiary, of other shares of Qualified Capital Stock of PSINet; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (b) of this covenant;

  (3) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash, other than to any Subsidiary, of any Qualified Capital Stock of PSINet, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (b) of this covenant;

  (4) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness, other than Redeemable Capital Stock, through the substantially concurrent issuance of new Subordinated Indebtedness of PSINet, provided that any such new Subordinated Indebtedness:

 . shall be in a principal amount that does not exceed the principal amount and accrued interest thereon so refinanced or the accreted value thereof as of the date of refinancing, or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination, plus the lesser of:

        (A) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced, or

        (B) the amount of premium or other payment actually paid at such time to refinance the Indebtedness,

     plus, in either case, the amount of expenses of PSINet incurred in connection with such refinancing,

 .  has an Average Life to Stated Maturity greater than the remaining Average
   Life to Stated Maturity of the notes,

 . has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the notes, and

 . is expressly subordinated in right of payment to the notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

  (5) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of any Redeemable Capital Stock through the substantially concurrent issuance of new Redeemable Capital Stock of PSINet, provided that any such new Redeemable Capital Stock:

 . shall have an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced,

 .    has an Average Life to Stated Maturity greater than the remaining Average
     Life to Stated Maturity of the notes, and

 .    has a Stated Maturity later than the Stated Maturity for the final scheduled principal payment of the notes;

     (6) the repurchase of shares of, or options to purchase shares of, common stock of PSINet or any of its Subsidiaries from employees, officers, consultants or directors or any former employees, officers, consultants or directors of PSINet or any of its Subsidiaries, or permitted transferees of such employees, officers, consultants or directors or former employees, officers, consultants or directors, pursuant to the terms of the agreements, including employment agreements, or plans, or amendments thereto, or other arrangements or transactions approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases in any calendar year shall not exceed $1 million and $3 million in the aggregate pursuant to this clause (6);

     (7) Investments in any Person engaged principally in the Telecommunications Business on the date of such Investments; provided that the aggregate amount of any such Investments made pursuant to this clause (7) does not exceed the sum of:

          (A) the amount of the Net Cash Proceeds received by PSINet after April 13, 1998 as a capital contribution or from the sale of its Capital Stock, other than Disqualified Stock, to a Person who is not a Subsidiary of PSINet, except to the extent that such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause
               (3) of paragraph (b) under the covenant described above under "-- Limitation on Indebtedness" or to make Restricted Payments pursuant to clause (3) of paragraph (b), or clauses (2), (3) or
               (4) of this paragraph (c), of this "Limitation on Restricted Payments" covenant, plus

          (B) the net reduction in Investments made pursuant to this clause (7) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investments, except in each case to the extent any such payments or proceeds are included in the calculation of Consolidated Net Income, or from such Person becoming a Wholly Owned Subsidiary (valued in each case as provided in the definition of "Permitted Investments");

     (8) the payment or declaration of any dividend or the making of any distribution on or the redemption of rights or any securities issued pursuant to the Company Rights Agreement;

     (9) the payment of cash in lieu of the issuance of fractional shares pursuant to any agreement, warrant or option and any repurchase or other acquisition of fractional shares from time to time; and

     (10) the acquisition of Capital Stock of PSINet by PSINet in connection with the cashless exercise of any options, warrants or similar rights issued by PSINet on or prior to January 1, 1998.

          In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (1), (6), (7), (8) and (9) shall be included, without duplication, as Restricted Payments and shall not be deemed a Permitted Payment for purposes of the calculation required by paragraph
(b) of this covenant.

     Limitation on Transactions with Affiliates. PSINet will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions, including, without limitation, the sale, purchase, exchange or lease of assets, property or services, with or for the benefit of any Affiliate of PSINet, other than PSINet or a Wholly Owned Subsidiary, unless such transaction or series of related transactions is entered into in good faith and in writing and:

     (a) such transaction or series of related transactions is on terms that are no less favorable to PSINet or such Subsidiary, as the case may be, than those that would be reasonably expected to be available in a comparable transaction in arm's-length dealings with an unrelated third party;

     (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $5 million, PSINet delivers an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause
          (a) above; and

     (c) with respect to any transaction or series of related transactions involving aggregate value in excess of $10 million, either:

          (A) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of PSINet, or in the event there is only one Disinterested Director, by such Disinterested Director, or

          (B) PSINet delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transactions or series of related transactions is fair to PSINet or such Subsidiary from a financial point of view;

provided, however, that this covenant shall not apply to:

      (1) compensation, severance and employee benefit arrangements with any officer, director or employee of PSINet, including under any stock option or stock incentive plans, in the ordinary course of business;

      (2) any transaction solely between or among PSINet and/or any Subsidiaries, if such transaction does not otherwise violate the terms of the Indenture;

      (3) any transaction otherwise permitted by the terms of the section of the Indenture described under "--Limitations on Restricted Payments";

      (4) the execution and delivery of or payments made under any tax sharing agreement between or among any of PSINet and any Subsidiary;

      (5) licensing or sublicensing of use of any intellectual property by PSINet or any Subsidiary to PSINet, any other Subsidiary of PSINet or to any Permitted Joint Venture; provided that the licensor shall continue to have access to such intellectual property to the extent necessary for the conduct of its business and, in the case of any Permitted Joint Venture, that the terms of any such arrangement are fair and reasonable to PSINet or any such Subsidiary as determined in good faith by the Board of Directors;

      (6) arrangements between PSINet and any Subsidiary of PSINet for the purpose of providing services or employees to PSINet or such Subsidiary; and

      (7) transactions undertaken pursuant to the IXC Agreement and other agreements entered into in connection therewith and in effect on or after April 13, 1998, or as such other agreements may be amended, from time to time, to the extent that any such amendment has been determined by the Board of Directors, in good faith, not to adversely affect the holders of notes.

      Limitation on Liens. PSINet will not, and will not permit any Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind upon any property or assets, including any intercompany notes, of PSINet or any Subsidiary owned on April 13, 1998 or acquired after April 13, 1998, or any income or profits therefrom, unless the notes are directly secured equally and ratably with, or, in the case of Subordinated Indebtedness, prior or senior thereto with the same relative priority as the notes shall have with respect to such Subordinated Indebtedness, the obligation or liability secured by such Lien except for any Permitted Liens.

      Limitation on Sale of Assets. (a) PSINet will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

      (1) at least 75% of the consideration from such Asset Sale is received in cash or other comparable consideration as described below; and

      (2) PSINet or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale, as determined by the Board of Directors of PSINet and evidenced in a board resolution.

          The following types of consideration shall be deemed "comparable consideration" for the purposes of this covenant:

 .  Cash Equivalents,

 . Liabilities, contingent or otherwise, of PSINet or a Subsidiary assumed by the transferee or its designee such that PSINet or such Subsidiary has no further liability therefor, and

 . any securities, notes or other obligations received by PSINet or any such Subsidiary from such transferee that, within 60 days after receipt, are converted by PSINet or such Subsidiary into cash.

   (b) PSINet or a Subsidiary may, within 365 days of the Asset Sale, invest the Net Cash Proceeds thereof in Telecommunications Assets or to repay any Pari Passu Indebtedness of PSINet or any Subsidiary, including the repurchase of notes. The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes "Excess Proceeds."

   (c) When the aggregate amount of Excess Proceeds exceeds $10 million, PSINet will apply the Excess Proceeds to the repayment of the notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring PSINet to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows:

   (A) PSINet will make an offer to purchase (an "Offer") from all Holders, on a pro rata basis, in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of 1,000 or $1,000, as applicable) of notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes, and the denominator of which is the sum of the outstanding principal amount of the notes and such Pari Passu Indebtedness, subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all notes tendered; and

   (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, PSINet will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note
       Amount; provided that in no event will PSINet be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

   The offer price for the notes will be payable in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, PSINet will use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes and Pari Passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

   (d) The Indenture provides that, if PSINet becomes obligated to make an Offer pursuant to paragraph (c) above, the notes and the Pari Passu Indebtedness shall be purchased by PSINet, at the option of the holders thereof, in whole or in part in integral multiples of 1,000 or $1,000, as the case may be, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for PSINet to comply with the requirements under the Securities Exchange Act of 1934.

   (e) The Indenture provides that PSINet will comply with the applicable tender offer rules, including Rule 14e-1 under the Securities Exchange Act of 1934, and any other applicable securities laws or regulations, including those regulations that may be imposed by any securities exchange on which the notes may be listed, in connection with an Offer.

       Limitation on Issuances of Guarantees of Indebtedness. (a) PSINet will not permit any Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Pari Passu Indebtedness or Subordinated Indebtedness of PSINet unless such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the notes on the same terms as the guarantee of such Indebtedness except that:

   (A) such guarantee need not be secured unless required pursuant to "-- Limitation on Liens," and

   (B) if such Indebtedness is by its terms expressly subordinated to the notes, any such assumption, guarantee or other liability of such Subsidiary with respect to such

          Indebtedness shall be subordinated to such Subsidiary's Guarantee of the notes at least to the same extent as such Indebtedness is subordinated to the notes;

provided that this paragraph shall not apply to any guarantee or assumption of liability of Indebtedness permitted under the Indenture as described in clauses
(1), (2), (4), (5), (7) and (8) of paragraph (b) of "--Limitation on Indebtedness."

     (b) Notwithstanding the foregoing, any Guarantee by a Subsidiary of the notes shall provide by its terms that it, and all Liens securing the same, shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of PSINet, of all of PSINet's Capital Stock in, or all or substantially all the assets of, such Subsidiary, which transaction is in compliance with the terms of the Indenture and such Subsidiary is released from its guarantees of other Indebtedness of PSINet or any Subsidiaries.

     Limitation on Sale and Leaseback Transactions. PSINet will not, and will not permit any Subsidiary of PSINet to, directly or indirectly, enter into any Sale-Leaseback Transaction with respect to any property or assets, whether now owned or hereafter acquired, unless:

     (a) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and complies with the "--Limitation on Sale of Assets" covenant; and

     (b) PSINet or such Subsidiary would be entitled under the "--Limitation on Indebtedness" covenant to incur any Indebtedness, with the lease obligations being treated as Indebtedness for purposes of ascertaining compliance with this covenant unless such lease is properly classified as an operating lease under GAAP, in respect of such sale and leaseback transaction.

     The foregoing restriction does not apply to any Sale-Leaseback Transaction if:

     (1) the lease is for a period, including renewal rights, not in excess of three years;

     (2) the transaction is solely between PSINet and any Wholly Owned Subsidiary or any Wholly Owned Subsidiary and any other Wholly Owned Subsidiary; and

     (3) the transaction is consummated within 180 days of the acquisition by PSINet or its Subsidiary of the property or assets subject to such sale-leaseback or entered into within 180 days after the purchase or substantial completion of the construction of such property or assets or 270 days in the event that the only condition delaying such consummation is the receipt of applicable regulatory approvals.

     Limitation on Issuance and Sale of Subsidiary Capital Stock. PSINet will not permit:

     (a) any Subsidiary of PSINet to issue any Capital Stock, except for:

          (1) Capital Stock issued or sold to, held by or transferred to PSINet or a Wholly Owned Subsidiary, or

          (2) Capital Stock issued by a Person prior to the time such Person becomes a Subsidiary, such Person merges with or into a Subsidiary, or a Subsidiary merges with or into such Person;

provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by clause (2), excluding for purposes of this proviso, shares of Capital Stock issued in connection with customary accelerated vesting provisions contained in option or similar plans or agreements which are accelerated as a result of a change of control of such Person and which option or similar plans or agreements were not adopted or implemented solely in anticipation of or in connection with such transaction; or

     (b) any Person, other than PSINet or a Wholly Owned Subsidiary, to acquire Capital Stock of any Subsidiary from PSINet or any Subsidiary;

except, in the case of each of paragraph (a) or (b):

 .    upon the acquisition of all the outstanding Capital Stock of such
     Subsidiary in accordance with the terms of the Indenture,

 .    if, immediately after giving effect to such issuance or sale, such
     Subsidiary would no longer constitute a Subsidiary, and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under "--Limitations on Restricted Payments" if made on the date of such issuance or sale,

 .    issuances of director's qualifying shares, or sales to foreign nationals of shares of Capital Stock of foreign Subsidiaries, to the extent required by applicable law or to maintain the limited liability status of such foreign Subsidiaries, or

 .    issuances or sales of common stock of a Subsidiary;

provided that PSINet or such Subsidiary applies the Net Cash Proceeds, if any, in a manner which does not violate the provisions of the Indenture to the extent applicable, excluding for purposes of this proviso, shares of Capital Stock issued in connection with customary accelerated vesting provisions contained in option or similar plans or agreements which are accelerated as a result of a change of control of such Person and which option or similar plans or agreements were not adopted or implemented solely in anticipation of or in connection with such transaction.

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. PSINet will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

     (a)  pay dividends or make any other distribution on its Capital Stock;

     (b)  pay any Indebtedness owed to PSINet or any other Subsidiary;

     (c)  make any Investment in PSINet or any other Subsidiary; or

     (d) transfer any of its properties or assets to PSINet or any other Subsidiary, except for:

     (1) any encumbrance or restriction, with respect to a Subsidiary that was not a Subsidiary of PSINet on April 13, 1998, in existence at the time such Person becomes a Subsidiary of PSINet and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary;

     (2) encumbrances or restrictions (A) by reason of applicable law, (B) under the Indenture, or (C) in any agreement, instrument or indenture governing or relating to Indebtedness in respect of any Permitted Credit Facility;

     (3) customary non-assignment provisions of any contract or lease of any Subsidiary entered into in the ordinary course of business;

     (4) encumbrances or restrictions imposed pursuant to Indebtedness or contracts entered into in connection with Permitted Liens, but solely to the extent such encumbrances or restrictions affect only the property or assets subject to such Permitted Lien;

     (5) any encumbrance or restriction imposed pursuant to contracts for the sale of assets with respect to the assets to be sold pursuant to such contract; and

     (6) any encumbrance or restriction existing under any agreement that extends, renews, refunds, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses
          (1) through (5), or in this clause (6), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

     Limitations on Unrestricted Subsidiaries. PSINet will not make, and will not permit its Subsidiaries to make, any Investment in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the "-- Limitation on Restricted Payments" covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant will be treated as a Restricted Payment in calculating the amount of Restricted Payments made by PSINet.

     Provision of Financial Statements. After the earlier to occur of the consummation of the exchange offer and the 150th calendar day following the date of original issue of the notes, whether or not PSINet is subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, PSINet will, to the extent permitted under the Securities and Exchange Act of 1934, file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents which PSINet would have been required to file with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) if PSINet were so subject, such documents to be filed with the Securities and Exchange Commission on or prior to the date (the "Required Filing Date") by which PSINet would have been required so to file such documents if PSINet were so subject. PSINet will also in any event:

     (1) within 15 days of each Required Filing Date, transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders, and file with the Trustee and paying agents copies (which shall be available to holders upon request to any of PSINet, the Trustee or a paying agent) of the annual reports, quarterly reports and other documents which PSINet would have been required to file with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 if PSINet were subject to either of such Sections; and

     (2) if filing such documents by us with the Securities and Exchange Commission is not permitted under the Securities Exchange Act of 1934, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at PSINet's cost. If any Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant to the Indenture if PSINet were subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, PSINet shall include such Guarantor's financial statements in any filing or delivery pursuant to the Indenture. The Indenture also provides that, so long as any of the notes remain outstanding, PSINet will make available to any prospective purchaser of notes or beneficial owner of notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act of 1933, until the earlier of such time as PSINet has completed its offer to exchange the notes for securities identical in all material respects which have been registered under the Securities Act or such time as the holders thereof have disposed of such notes pursuant to an effective registration statement under the Securities Act of 1933.

     Limitation on Business. PSINet will not, and will not permit any of the Subsidiaries to, engage in a business which is not substantially a Telecommunications Business.

Consolidation, Merger or Sale of Assets

     PSINet will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of PSINet and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

     (1) either PSINet will be the continuing corporation, in the case of a consolidation or merger involving PSINet, or the Person, if other than PSINet, formed by such consolidation or into which PSINet are merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of PSINet and its Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of PSINet under the notes, the Indenture and the registration rights agreement, as the case may be, and the notes, the Indenture and the registration rights agreement will remain in full force and effect as so supplemented;

     (2) immediately after giving effect to such transaction on a pro forma basis, and treating any Indebtedness not previously an obligation of PSINet or any of its Subsidiaries which becomes the obligation of PSINet or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction, no Default or Event of Default will have occurred and be continuing;

     (3) immediately after giving effect to such transaction on a pro forma basis, PSINet, or the Surviving Entity if PSINet is not the continuing obligor under the Indenture, could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, under paragraph (a) of the provisions of "--Certain Covenants--Limitation on Indebtedness;"

     (4) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the notes; and

     (5) at the time of the transaction PSINet or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture.

     Notwithstanding the foregoing, PSINet may merge or consolidate with any Wholly Owned Subsidiaries and into any Person in a transaction designed solely for the purpose of effecting a change in the jurisdiction of incorporation of PSINet within the United States of America.

     In the event of any transaction, other than a lease, described in and complying with the conditions listed in the immediately preceding paragraph in which PSINet is not the Surviving Person, such Surviving Person shall succeed to, and be substituted for, and exercise every right and power of, PSINet, and PSINet shall be discharged from all obligations and covenants under the indenture, the notes and the registration rights agreements.

Events of Default

     An Event of Default will occur under the Indenture if:

     (1) there shall be a default in the payment of any interest on any note when it becomes due and payable, and such default shall continue for a period of 30 days;

     (2) there shall be a default in the payment of the principal of or premium, if any, on any note at its Maturity, upon acceleration, optional or mandatory redemption, required repurchase or otherwise;

     (3) (a) there shall be a default in the performance, or breach, of any covenant or agreement of PSINet or any Guarantor under the Indenture, the registration rights agreements or any Guarantee, other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or in clause (b), (c) or (d) of this clause (3), and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (A) to PSINet by the Trustee or (B) to PSINet and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes;

     (b) there shall be a default in the performance or breach of the provisions described in "--Consolidation, Merger or Sale of Assets";

     (c) PSINet shall have failed to make or consummate an Offer in accordance with the provision described in "--Certain Covenants--Limitation on Sale of Assets"; or

     (d) PSINet shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "--Change of Control";

     (4) (a) any default by PSINet or any Subsidiary in the payment of the principal, premium, if any, or interest has occurred with respect to amounts in excess of $10 million under any agreement, indenture or instrument evidencing Indebtedness when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness; or

     (b) any event of default as defined in any agreement, indenture or instrument of PSINet evidencing Indebtedness in excess of $10 million shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

     (5) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or PSINet not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

     (6) one or more judgments or orders for the payment of money in excess of $10 million, either individually or in the aggregate, shall be rendered against PSINet and not paid unless covered by financially sound third-party insurers, or any Subsidiary or any of their respective properties and is not discharged and for which there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

     (7) any holder or holders of at least $10 million in aggregate principal amount of Indebtedness of PSINet or any Subsidiary after a default under such Indebtedness shall notify the Trustee of its commencement of proceedings to foreclose on any assets of PSINet or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action, including by way of set-off, to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of PSINet or any Subsidiary including funds on deposit or held pursuant to lock-box and other similar arrangements;

     (8) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of PSINet or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging PSINet or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of PSINet or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of PSINet or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

     (9) (a) PSINet or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

     (b) PSINet or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of PSINet or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

     (c) PSINet or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

     (d) PSINet or any Significant Subsidiary (A) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of PSINet or such Significant Subsidiary or of any substantial part of PSINet's Consolidated properties, (B) makes an assignment for the benefit of creditors or
(C) admits in writing its inability to pay its debts generally as they become due, or

     (e) PSINet or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (9).

     If an Event of Default, other than as specified in clauses (8) and (9) of the prior paragraph with respect to PSINet, shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all notes to be due and payable, by a notice in writing to PSINet and to the Trustee if given by the holders, and upon any such declaration, such principal and interest shall become due and payable immediately. If an Event of Default specified in clause (8) or (9) of the prior paragraph occurs with respect to PSINet and is continuing, then all the notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the notes, together with accrued and unpaid interest, to the date the notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders by appropriate judicial proceedings.

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of notes then outstanding by written notice to PSINet and the Trustee, may rescind and annul such declaration and its consequences if:

     (a) PSINet has paid or deposited with the Trustee sums (in euros and U.S. Dollars) sufficient to pay

 . all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

 .  all overdue interest on all notes then outstanding,

 . the principal of any notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes, and

 . to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes; and

     (b) all Events of Default, other than the non-payment of principal of the notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     The holders of not less than a majority in aggregate principal amount of the notes then outstanding may on behalf of the holders of all outstanding notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or interest on any note or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each note affected by such modification or amendment.

     PSINet is also required to notify the Trustee within 30 days of the occurrence of any Default unless such Default shall have been cured. PSINet is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred that is not cured.

     The Trust Indenture Act of 1939 contains limitations on the rights of the Trustee, should it become a creditor of PSINet or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or resign.

Defeasance or Covenant Defeasance of Indenture

     PSINet may, at its option and at any time, elect to have the obligations of PSINet, any Guarantor and any other obligor upon the notes discharged with respect to the outstanding notes ("defeasance"). Such defeasance means that PSINet, any such Guarantor and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for:

     (1) the rights of holders of such outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due,

     (2) PSINet obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

     (3)  the rights, powers, trusts, duties and immunities of the Trustee, and

     (4)  the defeasance provisions of the Indenture.

     In addition, PSINet may, at its option and at any time, elect to have the obligations of PSINet and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

Satisfaction and Discharge

     The Indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the notes as expressly provided for in the Indenture, as to all outstanding notes under the Indenture when:

     (a) either (1) all such notes theretofore authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid or notes whose payment has been deposited in trust or segregated and held in trust by PSINet and thereafter repaid to PSINet or discharged from such trust as provided for in the Indenture, have been delivered to the Trustee for cancellation or (2) all notes not theretofore delivered to the Trustee for cancellation:

          .  have become due and payable, or

          . will become due and payable at their Stated Maturity within one year;

and PSINet or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust (1) in the case of the euro notes, an amount in euros or Government Securities of the United Kingdom, the Federal Republic of Germany or the Republic of France denominated in euros and (2) in the case of the dollar notes, an amount in United States dollars or United States Government Securities, in each case sufficient to pay and discharge the entire indebtedness on such notes, as applicable, not previously delivered to the Trustee for cancellation, including principal of and accrued interest at such Maturity, Stated Maturity or redemption date;

     (b) PSINet or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by PSINet and any Guarantor; and

     (c) PSINet has delivered to the Trustee an officers' certificate and an opinion of independent counsel each stating that (1) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which PSINet, any Guarantor or any Subsidiary is a party or by which PSINet, any Guarantor or any Subsidiary is bound.

Modifications and Amendments

     Modifications and amendments of the Indenture may be made by PSINet, each Guarantor, if any, and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of interest on, or waive a default in the payment of the principal, or interest on, any such note or reduce the principal amount thereof or the rate of interest thereon or change the coin or currency in which the principal of any such note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

     (2) amend, change or modify the obligation of PSINet to make and consummate an Offer to such holder with respect to any Asset Sale or Asset Sales in accordance with "--Certain Covenants--Limitation on Sale of Assets" or the obligation of PSINet to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "--Change of Control," including, in each case, amending, changing or modifying any definitions relating thereto;

     (3) reduce the percentage in principal amount of such outstanding notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

     (4) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Note affected thereby;

     (5) except as otherwise permitted under "--Consolidation, Merger or Sale of Assets," consent to the assignment or transfer by PSINet or any Guarantor of any of its rights and obligations under the Indenture; or

     (6) amend or modify any of the provisions of the Indenture in any manner which subordinates the notes issued thereunder in right of payment to any other Indebtedness of PSINet or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee.

     Notwithstanding the foregoing, without the consent of any holders of the notes, PSINet, any Guarantor and the Trustee may modify or amend the Indenture or any Guarantee:

     (a) to evidence the succession of another Person to PSINet or a Guarantor, and the assumption by any such successor of the covenants of PSINet or such Guarantor in the Indenture, the notes, the Registration Rights Agreement and in any Guarantee in accordance with "--Consolidation, Merger or Sale of Assets";

     (b) to add to the covenants of PSINet, any Guarantor or any other obligor upon the notes for the benefit of the holders or to surrender any right or power conferred upon

          PSINet or any Guarantor or any other obligor upon the notes, as applicable, in the Indenture, in the notes or in any Guarantee;

     (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the notes or any Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the notes;

     (d) to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939;

     (e)  to add a Guarantor under the Indenture;

     (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or

     (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders as additional security for the payment and performance of PSINet and any Guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise.

     The holders of a majority in aggregate principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Governing Law

     The Indenture, the notes and any Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Concerning the Trustee

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of PSINet to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs, which has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

     "Acquired Indebtedness" means Indebtedness of a Person:

     (1)  existing at the time such Person becomes a Subsidiary; or

     (2) assumed in connection with the acquisition of assets from, or merger or consolidation with or into, such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be;

provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of, or substantially contemporaneously with, the consummation of the transactions by which such Person becomes a Subsidiary or such asset acquisition shall not constitute Acquired Indebtedness.

     "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

     "Acquisition" means:

     (1) any capital contribution by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, by PSINet or any Subsidiary to any other Person, or any acquisition or purchase of Capital Stock of any other Person by PSINet or any Subsidiary, in either case pursuant to which such Person shall become a Subsidiary or shall be consolidated, merged with or into PSINet or any Subsidiary; or

     (2) any acquisition by PSINet or any Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business of PSINet or such Subsidiary.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition, including, without limitation, by way of merger, consolidation or sale and leaseback transaction (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

     (1)  any Capital Stock of any Subsidiary;

     (2) all or substantially all of the properties and assets of any division or line of business of PSINet or its Subsidiaries; or

     (3) any other properties or assets of PSINet or any Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets:

          (A) that is governed by the provisions described under "-- Consolidation, Merger or Sale of Assets,"

          (B) that is by PSINet to any Wholly Owned Subsidiary or by any Wholly Owned Subsidiary to PSINet or any other Wholly Owned Subsidiary in a manner which does not violate the terms of the Indenture,

          (C)  that is of obsolete equipment in the ordinary course of business,

          (D) the Fair Market Value of which in the aggregate does not exceed $5 million in any transaction or series of related transactions,

          (E) that is made in accordance with the provisions described under "-- Certain Covenants--Limitations on Restricted Payments,

          (F)  which constitutes the granting of any Permitted Lien, and

          (G) that is transferred in exchange for Telecommunications Assets; provided, that if the Fair Market Value of the assets to be transferred by PSINet or such Subsidiary under this clause (G), plus the Fair Market Value of any other consideration paid or credited by PSINet or such Subsidiary exceeds $10 million, such transaction shall require approval of the Board of Directors of PSINet.

     "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing:

     (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by

     (2)  the sum of all such principal payments.

     "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in The City of New York, in

Luxembourg or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law, regulation or executive order to be closed.

     "Capital Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capital lease obligation.

     "Capital Stock" (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated and whether or not voting, of corporate stock, including each class of common stock and preferred stock of such Person and (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

     "Cash Equivalents" means:

     (1) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, (A) issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America or (B) which is denominated in euros and is issued by the Federal Republic of Germany, the Federal Republic of France or the United Kingdom, or any instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the issuing government;

     (2) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, (A) a commercial banking institution that is a member of the Federal Reserve System or
          (B) a bank or trust company organized under the laws of any member of the European Union whose long-term debt is rated "A-" or higher according to S&P or "A-3" or higher according to Moody's, and in the case of clause (A) and (B), such banking institution, bank or trust company also has (i) combined capital and surplus and undivided profits of not less than $500 million, and (ii) short term debt with a rating, at the time as of which any investment therein is made, of "P-1" or higher according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" or higher according to Standard & Poor's Corporation ("S&P") or any successor rating agency;

     (3) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a bank or corporation, other than an Affiliate or Subsidiary of PSINet, with a rating, at the time as of which any investment therein is made, of "P-1" or higher according to Moody's or "A-1" or higher according to S&P and which is organized under the laws of (A) the United States of America or (B) any member of the European Union provided that such member's long-term debt is rated "A-" or higher according to S&P or "A-3" or higher according to Moody's; and

     (4) any money market accounts or funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1), (2) or (3).

     "Change of Control" means the occurrence of any of the following events:

     (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of PSINet;

     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of PSINet, together with any new directors whose election to such board or whose nomination for election by the stockholders of PSINet was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of such Board of Directors then in office;

     (3) PSINet consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with PSINet in any such event pursuant to a transaction in which the outstanding Voting Stock of PSINet is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of PSINet is not changed or exchanged at all, except to the extent necessary to reflect a change in the jurisdiction of incorporation of PSINet or where no "person" or "group" owns, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation; or

     (4) PSINet is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "--Consolidation, Merger or Sale of Assets." The good faith determination of the Board, based upon the advice of outside counsel, of the beneficial ownership of securities of PSINet within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling judicial precedent or contrary written interpretation published by the Commission.

     "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

     "Company Rights Agreement" means the Rights Agreement, dated as of May 8, 1996, between PSINet and First Chicago Trust Company of New York, as in effect on the date of the Indenture (or as amended, from time to time, to the extent that such amendment has been determined by the Board of Directors, in good faith, not to adversely affect the holders of the notes).

     "Consolidated" means consolidated in accordance with GAAP.

     "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated subsidiaries for such period as determined in accordance with GAAP.

     "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of:

     (a) the interest expense of such Person and its subsidiaries for such period, on a Consolidated basis in accordance with GAAP, including, without limitation:

         (1)  amortization of debt discount,

         (2) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements, including amortization of discounts,

         (3)  the interest portion of any deferred payment obligation, and

         (4)  accrued interest; plus

     (b) (1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its subsidiaries during such period and (2) all capitalized interest of such Person and its subsidiaries; plus

     (c) the interest expense actually paid by such Person under any Guaranteed Debt of such Person and any subsidiary to the extent not included under clause (a)(4) above; plus

     (d) the aggregate amount for such period of cash or non-cash dividends on any Redeemable Capital Stock or Preferred Stock of PSINet and its Subsidiaries, in each case as determined on a Consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any period, the net income of PSINet and any Subsidiary for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

     (a) all extraordinary gains or losses for such period;

     (b) all gains or losses from the sales or other dispositions of assets out of the ordinary course of business, net of taxes, fees and expenses relating to the transaction giving rise thereto, for such period;

     (c) that portion of such net income derived from or in respect of investments in Persons other than Subsidiaries, except to the extent actually received in cash by PSINet or any Subsidiary, subject, in the case of any Subsidiary, to the provisions of clause (f) of this definition;

     (d) the portion of such net income (or loss) allocable to minority interests in any Person, other than a Subsidiary, for such period, except to the extent PSINet's allocation portion of such Person's net income for such period is actually received in cash by PSINet or any Subsidiary, subject, in the case of any Subsidiary, to the provisions of clause (f) of this definition;

     (e) the net income (or loss) of any other Person combined with PSINet or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and

     (f) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time, regardless of any waiver, permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its Capital Stock holders.

     "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased, without duplication, to the extent deducted in calculating such Consolidated Net Income, by:

     (a) Consolidated Income Tax Expense for such period;

     (b) Consolidated Interest Expense for such period; and

     (c) depreciation, amortization and any other non-cash items for such period, other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period, of PSINet and any Subsidiary, including, without limitation, amortization of capitalized debt issuance costs for such period;

all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income, including the partial or entire reversal of reserves taken in prior periods, for such period.

     "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on April 13, 1998 and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of PSINet is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

     "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

     "Debt Securities" means any debt securities issued by PSINet in a public offering or private placement.

     "Debt to Annualized Operating Cash Flow Ratio" means the ratio of:

     (a) the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date" ) to

     (b) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period").

     For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date:

     (1) any Person that is a Subsidiary on the Determination Date, or would become a Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow, will be deemed to have been a Subsidiary at all times during such Measurement Period,

     (2) any Person that is not a Subsidiary on such Determination Date, or would cease to be a Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow, will be deemed not to have been a Subsidiary at any time during such Measurement Period, and

     (3) if PSINet or any Subsidiary shall have in any manner acquired through an Acquisition or the commencement of activities constituting such operating business, or disposed of by an Asset Sale or the termination or discontinuance of activities constituting such operating business, any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Consolidated Operating Cash Flow, the exclusions set forth in clauses (a) through (f) of the definition of Consolidated Net Income shall apply to an Acquired Person as if it were a Subsidiary).

     "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of PSINet who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

     "Disqualified Stock" means, with respect to any person, any Capital Stock which, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the notes;

       provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the final maturity date of the notes;

     provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Sale of Assets" and "Change of Control" described above and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to PSINet's repurchase of such notes as are required to be repurchased pursuant to the "Limitation on Sale of Assets" and "Change of Control" provisions described above.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be reasonably expected to be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of PSINet acting in good faith and shall be evidenced by a resolution of the Board of Directors.

     "Guarantee" means the guarantee by any Guarantor of PSINet's Indenture Obligations.

     "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

     (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

     (2) to purchase, sell or lease, as lessee or lessor, property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

     (3) to supply funds to, or in any other manner invest in, the debtor, including any agreement to pay for property or services without requiring that such property be received or such services be rendered,

     (4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or

     (5) otherwise to assure a creditor against loss;

provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "Guarantor" means any Subsidiary which is required after the date of the Indenture to execute a guarantee of the notes pursuant to the "Limitation on Issuance of Guarantees of Indebtedness" covenant until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur, including by conversion, exchange or otherwise, assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged or consolidated with or into PSINet or any Subsidiary shall be deemed to be Incurred at such time.

     "Indebtedness" means, with respect to any Person, without duplication:

     (1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business,

     (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

     (3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, but excluding trade payables arising in the ordinary course of business,

     (4) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,

     (5) all Capital Lease Obligations of such Person,

     (6) Indebtedness referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, the payment of which is guaranteed by such Person or which is otherwise secured by, or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by, any Lien, upon or with respect to property, including, without limitation, accounts and contract rights, owned by such Person, even though such Person has not directly assumed or become liable for the payment of such Indebtedness,

     (7) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and

     (8) any refinancing of any liability of the types referred to in clauses
         (1) through (7) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock. In no event shall "Indebtedness" include any trade payable or other current liabilities arising in the ordinary course of business. The amount of any item of Indebtedness shall be the amount of such Indebtedness properly classified as a liability on a balance sheet prepared in accordance with GAAP.

     "Indenture Obligations" means the obligations of PSINet and any other obligor under the Indenture or under the notes, including any Guarantor, to pay principal of and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the notes, according to the respective terms thereof.

     "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements, including, without limitation, interest rate swaps, caps, floors, collars and similar agreements, and/or other types of interest rate hedging agreements from time to time.

     "Investment" means, with respect to any Person, directly or indirectly, any advance, loan, including guarantees, or other extension of credit or capital contribution to by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "IXC" means IXC Internet Services, Inc., a Delaware corporation, and any successors or assigns under the IXC Agreement.

     "IXC Agreement" means the IRU and Stock Purchase Agreement, dated as of July 22, 1997, between PSINet and IXC, as amended, pursuant to which PSINet acquired from IXC 20-year noncancellable indefeasible rights of use, as in effect on the date of the Indenture, or as further amended, from time to time, to the extent that such amendment has been determined by the Board of Directors, in good faith, not to adversely affect the holders of notes.

     "Lien" means any mortgage or deed of trust, pledge, lien (statutory or otherwise), security interest, hypothecation, or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, other than:

     (1) any lease properly classified as an operating lease under GAAP,

     (2) intellectual property licensing arrangements, or

     (3) cancellation or termination rights or provisions contained in agreements governing any indefeasible rights of use or similar property rights which do not materially impair the use of the property or interest which is the subject of such cancellation or termination rights or provisions.

     "Liquidated Damages" has the meaning provided in section 5 of the registration rights agreement.

     "Maturity" means, when used with respect to the notes, the date on which the principal of the notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control or otherwise.

     "Net Cash Proceeds" means:

     (a) with respect to any Asset Sale by any Person, the proceeds thereof, without duplication in respect of all Asset Sales, in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents, except to the extent that such obligations are financed or sold with recourse to PSINet or any Wholly Owned Subsidiary, net of brokerage commissions and other fees and expenses, including fees and expenses of counsel and investment bankers, related to such Asset Sale,

provisions for all taxes payable as a result of such Asset Sale,

payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

amounts required to be paid to any Person, other than PSINet or any Subsidiary, owning a beneficial interest in the assets subject to the Asset Sale, and

          . amounts contractually required to be deposited into escrow or similar trust arrangements and other appropriate amounts to be provided by PSINet or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against, any liabilities associated with such Asset Sale and retained by PSINet or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or reimbursement obligations related to letters of credit issued against liabilities associated therewith, all as reflected in an officers' certificate delivered to the Trustee, which amounts shall become Net Cash Proceeds only at such time as they are released from escrow or such trust arrangements or otherwise cease to be reserved or subject to other obligations to third parties; and

     (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "--Certain Covenants--Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents, except to the extent that such obligations are financed or sold with recourse to PSINet or any Subsidiary, net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or conversion, in the case of debt securities or Capital Stock that have been converted, and net of taxes paid or payable as a result thereof.

     "Pari Passu Indebtedness" means:

     (1) any Indebtedness of PSINet that is pari passu in right of payment to the notes; and

     (2) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee.

     "Permitted Credit Facility" means any unsubordinated commercial term loan and/or revolving credit facility entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements and any refinancing thereof.

     "Permitted Investment" means:

     (1) Investments in any Wholly Owned Subsidiary or any Person which, as a result of, or in connection with, such Investment, (a) becomes a Wholly Owned Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, PSINet or any Wholly Owned Subsidiary;

     (2) Indebtedness of PSINet or a Subsidiary described under clauses (4) and
         (7) of paragraph (b) under "--Certain Covenants--Limitation on Indebtedness";

     (3) Investments in any of the notes;

     (4) Investments in Cash Equivalents;

     (5) Investments acquired by PSINet or any Subsidiary in connection with an Asset Sale permitted under "--Certain Covenants--Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant;

     (6) Investments in existence or contractually committed to on or after April 13, 1998 and any extension, modification or renewal of any such Investment that does not increase the amount of such Investment;

     (7) guarantees of Indebtedness of a Wholly Owned Subsidiary given by PSINet or another Wholly Owned Subsidiary and guarantees of Indebtedness of PSINet given by any Subsidiary, in each case, not otherwise in violation of the terms of the Indenture;

     (8) advances to employees or officers of PSINet in the ordinary course of business so long as the aggregate amount of such advances shall not exceed $2 million outstanding at any one time;

     (9) any Investment in PSINet by any Subsidiary of PSINet; provided, that any such Investment in the form of Indebtedness shall be Subordinated Indebtedness;

     (10) accounts receivable created or acquired in the ordinary course of business of PSINet or any Subsidiary and Investments arising from transactions by PSINet or any Subsidiary with trade creditors or customers in the ordinary course of business, including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim;

     (11) loans in the ordinary course of business to employees, officers or directors of PSINet or a Subsidiary to purchase Capital Stock of PSINet pursuant to the terms of stock benefit plans;

     (12) Investments the consideration of which is Capital Stock of PSINet;

     (13) Investments in or acquisitions of Capital Stock or other obligations, property or securities of Persons, other than Affiliates, received in the bankruptcy or reorganization of or by such Person or otherwise taken in settlement or satisfaction of claims, disputes or judgments, and, in each case, extensions, modifications and renewals thereof;

     (14) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits;

     (15) Investments, not to exceed, in the aggregate, $100 million at any one time outstanding, made to obtain noncancellable indefeasible rights of use to, or capacity in, fiber-based bandwidth or similar network bandwidth, related equipment and/or other Telecommunications Assets in the ordinary course of PSINet's business or in the Capital Stock of a Person engaged in a Telecommunications Business; and

     (16) any other Investments in an aggregate amount not to exceed $50 million at any one time outstanding.

     In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value, as determined by PSINet's Board of Directors at the time of such Investment.

     "Permitted Joint Venture" means a corporation, partnership or other Person engaged in a Telecommunications Business over which PSINet has, directly or indirectly, the power to direct the policies, management and affairs in all material respects.

     "Permitted Lien" means:

     (a) any Lien existing as of the date of the Indenture;

     (b) any Lien arising by reason of:

         (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired,

         (2) taxes not yet delinquent or which are being contested in good faith,

         (3) security for payment of workers' compensation or other insurance or arising under workers' compensation laws or similar legislation,

         (4) good faith deposits in connection with bids, tenders, leases, contracts, other than contracts evidencing Indebtedness,

         (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or irregularities of title and, with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee, none of which materially impairs the use of any parcel of property material to the operation of the business of PSINet or any Subsidiary or the value of such property for the purpose of such business,

         (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds, or

         (7) operation of law in favor of landlords, carriers, warehousemen, bankers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

     (c) any Lien to secure the performance bids, trade contracts, leases, including, without limitation, statutory and common law landlord's liens, statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of PSINet or any Subsidiary;

     (d) any Lien securing obligations in connection with Indebtedness permitted under that section of the Indenture described in clause (1) of paragraph (b) of "--Certain Covenants--Limitation on Indebtedness" which attaches within 180 days of the incurrence of such Indebtedness or the date of delivery of such property or asset, whichever occurs later; provided that such Liens only extend to such acquired, developed or constructed property and any accessories, accessions, additions, replacements and proceeds thereof;

     (e) any Lien arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

     (f) any Lien securing obligations in connection with Indebtedness permitted under that section of the Indenture described in clauses (2), (4) or
         (8) of paragraph (b) of "--Limitation on Indebtedness;"

     (g) any Lien in favor of PSINet or any Wholly Owned Subsidiary;

     (h) any Lien securing obligations in connection with Acquired Indebtedness; provided that any such Lien does not extend to or cover any property or assets of PSINet or any of its Subsidiaries other than the property or assets of the Acquired Person covered thereby or the property assets so acquired;

     (i) any Lien in favor of the Trustee for the benefit of the Holders or the Trustee arising under the provisions in the Indenture;

     (j) any Lien encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of PSINet or any Subsidiary if and to the extent arising in the ordinary course of business, including rights of offset and set-off;

     (k) any Lien in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

     (l) leases, subleases, licenses or other similar rights granted to third Persons not interfering with the ordinary course of business of PSINet or its Subsidiaries;

     (m) any Lien securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit; and

     (n) any Lien securing any refinancing, in whole or in part, of any obligation or Indebtedness described in the foregoing clauses (a) through (m), other than clause (e), so long as no additional collateral is granted as security thereby.

     "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

     "Public Equity Offering" means an underwritten offering of Capital Stock, other than Disqualified Stock, of PSINet with gross proceeds to PSINet of at least $25 million pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of PSINet.

     "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of PSINet and any additions, replacements, modifications and accessions thereto, which are purchased by PSINet at any time after the notes are issued; provided that:

     (1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created, which we refer to collectively as a Purchase Money Security Agreement, shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions, replacements, modifications and accessions thereto and any proceeds and products therefrom;

     (2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness; and

     (3) (A) the aggregate outstanding principal amount of Indebtedness secured thereby, determined on a per asset basis in the case of any additions and accessions, shall not at the time such Purchase Money Security Agreement are entered into exceed 100% of the purchase price to PSINet of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions, replacements, modifications and accessions thereto and any proceeds and products therefrom.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such Stated Maturity at the option of the holder thereof.

     "Registration Default" has the meaning provided in Section 5 of the registration rights agreement.

     "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which PSINet or a Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

     "Shelf Registration Statement" means a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933.

     "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

     "Strategic Investor" means any Person which is, or a controlled Affiliate of any Person which is or a controlled Affiliate of which is, engaged principally in the Telecommunications Business and which has a Total Market Capitalization of at least $500 million.

     "Subordinated Indebtedness" means Indebtedness of PSINet or a Guarantor expressly subordinated by its terms in right of payment to the notes or the Guarantee of such Guarantor, as the case may be.

     "subsidiary" means, with respect to any Person, a corporation, association or other business entity (1) of which outstanding Capital Stock having at least the majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and/or any one or more subsidiaries of such Person, or (2) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and/or one or more subsidiaries of such Person.

     "Subsidiary" means any subsidiary of PSINet other than an Unrestricted Subsidiary.

     "Telecommunications Assets" means all assets, including Capital Stock, rights, contractual or otherwise, and properties, real or personal, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

     "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in:

     (1) the business of transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities,

     (2) the business of creating, developing or marketing communications related network equipment or services or computer-based information or

     (3) businesses reasonably related thereto, which determination shall, in any such case, be made in good faith by the Board of Directors.

     "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness of PSINet and any Subsidiary, on a

Consolidated basis in accordance with GAAP, outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

     "Total Market Capitalization" of any Person means, as of any day of determination, the sum of:

     (a) the consolidated Indebtedness of such Person and any Subsidiaries on such day; plus

     (b)  the product of

          (1) the aggregate number of outstanding shares of common stock of such Person on such day, which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person, and

          (2) the average closing price of such common stock over the 10 consecutive Trading Days ending not earlier than 10 Trading Days immediately prior to such date of determination; plus

     (c) the liquidation value of any outstanding shares of preferred stock of such Person on such day.

     If no such closing price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by the Board in good faith and evidenced by a resolution of the Board filed with the Trustee. Notwithstanding the foregoing, unless the Person's Common Stock is listed on any national securities exchange or on The Nasdaq National Market, the "Total Market Capitalization" of the Person shall mean, as of any day of determination, the enterprise value, without duplication, of the Person and any subsidiaries, including the fair market value of their debt and equity, as determined by an independent banking firm of national standing with experience in such valuations and evidenced by a written opinion in customary form filed with the Trustee; provided that for purposes of any such determination, the enterprise value of the Person shall be calculated as if the Person were a publicly held corporation without a controlling stockholder. For purposes of any such determination, such banking firm's written opinion may state that such fair market value is no less than a specified amount and such opinion may be as of a date no earlier than 90 days prior to the date of such determination.

     "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

     "Trustee" means Wilmington Trust Company, until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor trustee.

     "United States Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. Dollar, at or as of any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by such other service as is providing such spot quotations, as selected by PSINet) at approximately 11:00 a.m. (New York City time) on the date not more than two business days prior to such determination. For purposes of determining whether any Indebtedness can be incurred, any Investment can be made or any transaction described in the "Limitation on Transactions with Affiliates" covenant can be undertaken, which we refer to as a Tested Transaction, the United States Dollar Equivalent of such Indebtedness, Investment or transaction described in the "Limitation or Transaction with Affiliates" covenant shall be determined as of the date incurred, made or undertaken and, in each case, no subsequent change in the United States Dollar Equivalent shall cause such Tested Transaction to have been incurred, made or undertaken in violation of the Indenture.

     "Unrestricted Subsidiary" means:

     (1) any of our subsidiaries that at the time of determination shall be an Unrestricted Subsidiary, as designated by our Board of Directors, as provided below; and

     (2)  any subsidiary of an Unrestricted Subsidiary.

     The Board of Directors of PSINet may designate any subsidiary of PSINet, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary if all of the following conditions apply:

     (a) neither PSINet nor any of its Subsidiaries provides credit support for Indebtedness of such subsidiary, including any undertaking, agreement or instrument evidencing such Indebtedness;

     (b) such subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness;

     (c) any Investment in such subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary shall not violate the provisions of the "--Certain Covenants--Limitation on Unrestricted Subsidiaries" covenant and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with PSINet or any Subsidiary of PSINet unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to PSINet or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of PSINet; and

     (d) such Unrestricted Subsidiary does not own any Capital Stock in any Subsidiary of PSINet which is not simultaneously being designated an Unrestricted Subsidiary.

     Any such designation by the Board of Directors of PSINet shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions and shall be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (A) the net book value of such Investment or (B) the fair market value of such

Investment as determined in good faith by PSINet's Board of Directors. The Board of Directors of PSINet may designate any Unrestricted Subsidiary as a Subsidiary; provided that:

 . immediately after giving effect to such designation, PSINet could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the restrictions under "--Certain Covenants, Limitation on Indebtedness" ;
   and

 . all Indebtedness of such Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Subsidiary.

     "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary:

     (1) as to which neither PSINet nor any Subsidiary is directly or indirectly liable, by virtue of PSINet or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness, except Guaranteed Debt of PSINet or any Subsidiary to any Affiliate, in which case, unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence, PSINet shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary, and

     (2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of PSINet or any Subsidiary to declare, a default on such Indebtedness of PSINet or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of a corporation, irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

     "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which is owned by PSINet or another Wholly Owned Subsidiary. For the purposes of this definition, any director qualifying shares or investments by foreign nationals mandated by, or required to maintain its limited liability status under, applicable law shall be disregarded in determining the ownership of a Subsidiary.

Paying Agents and Registrar for the Notes

     We will maintain one or more paying agents and transfer agents for the euro notes (1) in Luxembourg, for as long as the euro notes are outstanding, and (2) in the Borough of Manhattan, City of New York, each of which we refer to as a Euro Paying Agent and a Euro Transfer Agent, respectively. The initial Euro Paying Agents and Euro Transfer Agents are Wilmington Trust Company in New York and, as agent for Wilmington Trust Company in Luxembourg, Kredietbank S.A. Luxembourgeoise.

     We will maintain one or more paying agents and transfer agents for the dollar notes (1) in Luxembourg, for so long as the dollar notes are outstanding, and (2) in the Borough of Manhattan, City of New York, each of which we refer to as a Dollar Paying Agent and a Dollar Transfer Agent, respectively, and together with the Euro Paying Agents and the Euro Transfer Agents, the Paying Agents and the Transfer Agents, respectively. The initial Dollar Paying Agents are Wilmington Trust Company in New York and, as agent for Wilmington Trust Company in Luxembourg, Kredietbank S.A. Luxembourgeoise.

     We will also maintain a registrar for the euro notes and a registrar for the dollar notes, each of which we refer to as a Registrar, with offices or agents in the Borough of Manhattan, City of New York. The initial Registrar for the dollar notes is Wilmington Trust Company in New York. The initial Registrar for the euro notes is Wilmington Trust Company in New York. The Registrar will maintain a register reflecting ownership of the relevant Definitive Registered Notes outstanding from time to time.

     In any case where any interest payment date, maturity or stated maturity of any note shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, or at the maturity of stated maturity and no interest shall accrue with respect to such payment for the period from and after such interest payment date, maturity or stated maturity, as the case may be, to the next succeeding Business Day.

     We reserve the right at any time to vary or terminate the appointment of any Paying Agent, Registrar, Transfer Agent or other agent and/or to appoint additional or other Paying Agents, Registrars, Transfer Agents or other agents and/or to appoint additional or other Paying Agents, Registrars, Transfer Agents without prior notice to the holders.

Notices

     All notices to holders of the notes shall be deemed to have been duly given upon (1) the mailing by first-class mail, postage prepaid, of such notices to registered holders of the notes at their registered addresses as recorded in the registers; and (2) publication in a leading daily newspaper with general circulation in Luxembourg or, if the euro notes are not listed on the Luxembourg Stock Exchange and not practicable, in a leading daily English-language newspaper having general circulation in Europe previously approved by the Trustee. Any notice referred to in (2) above shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made in the manner required in the newspaper or in one of the newspapers referred to above. For notes which are represented by global certificates held on behalf of Euroclear or Cedelbank, notices may be given by delivery of the relevant notices to Euroclear or Cedelbank for communication in substitution for the aforesaid publication. If, and for so long as, any euro notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, any such notice shall also be published in a leading daily newspaper of general circulation in Luxembourg. Such publication is expected to be the Luxembourger Wort.

Form of Notes

     The notes issued on the closing date of the initial notes offering were issued in the form of Global Notes. Initial dollar notes were, and exchange notes will be, issued in denominations of $1,000 principal amount and integral multiples thereof. Initial euro notes were, and exchange euro notes will be issued in denominations of Euro 1,000 principal amount and integral multiples thereof.

     Euro notes sold within the United States to qualified institutional buyers will initially be represented by one Global Note, which we refer to as the Euro U.S. Global Note, and euro notes sold outside the United States pursuant to Regulation S under the Securities Act will initially be represented by one Global Note, which we refer to as the Euro International Global Note and, together with the Euro U.S. Global Note, the Euro Global Notes. On December 2, 1999, the closing date of the initial notes offering, the Euro Global Notes were deposited with a common depositary for Euroclear and Cedelbank, or its nominee. Investors may hold their interests in the Euro Global Notes directly through Euroclear or Cedelbank or indirectly through organizations which are participants in Euroclear or Cedelbank. Euro Book-Entry Interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Cedelbank and their participants.

     Dollar notes sold within the United States to qualified institutional buyers will initially be represented by one or more Global Notes, which we refer to as the Dollar U.S. Global Note, and dollar notes sold outside the United States pursuant to Regulation S under the Securities Act will initially be represented by one or more Global Notes, which we refer to as the Dollar International Global Note and, together with the Dollar U.S. Global Note, the Dollar Global Notes. On December 2, 1999, the closing date of the initial notes offering, Dollar Global Notes were deposited with the Trustee as custodian for DTC, which together with Euroclear and Cedelbank, we refer to as the Depositaries, and registered in the name of Cede & Co., as nominee of DTC. Prior to January 11, 2000, the 40th day after the later of the commencement of the offering and the issue date of the notes, interests in the Dollar International Global Note may be held only through Euroclear or Cedelbank. Investors may hold their interests in the Dollar International Global Notes directly through Euroclear or Cedelbank, or indirectly through organizations which are participants in such systems. Euroclear and Cedelbank will hold such interests in the Dollar International Global Note in their respective names on the books of DTC on behalf of their participants. Beginning January 11, 2000, 40 days after the later of the commencement of the offering and the issue date of the initial notes (but not earlier), ownership interests in the Dollar International Global Notes may also be held through organizations other than Cedelbank or Euroclear that are participants in DTC. Dollar Book-Entry Interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants.

     The Book-Entry Interests will not be held in definitive form. Instead, DTC, Euroclear and/or Cedelbank will credit on their respective book-entry registration and transfer systems a participant's account with the interest beneficially owned by such participant. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge Book-Entry Interests. In addition, while the notes are in global form, holders of Book-Entry Interests will not be considered the owners or "holders" of notes for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee under the Indenture.

     Under the terms of the Indenture, owners of Euro Book-Entry Interests will receive Definitive Registered Notes:

     (1) if either Euroclear or Cedelbank notifies us that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by us within 120 days;

     (2) if Euroclear or Cedelbank so request following an Event of Default under the Indenture;

     (3) in whole (but not in part) at any time if we in our sole discretion determine that the Euro Global Notes should be exchanged for Definitive Registered Notes; or

     (4) the owner of a Euro Book-Entry Interest requests such exchange in writing delivered through either Euroclear or Cedelbank following an Event of Default under the Indenture.

     Euroclear has advised us, with regard to the Euro Book-Entry Interests, that its current practice, upon receipt of any request by an owner of a Book-Entry Interest for Definitive Registered Notes, is to make a request to us that all owners of Book-Entry Interests receive Definitive Registered Notes.

     Under the terms of the Indenture, owners of Dollar Book-Entry Interests will receive Definitive Registered Notes:

     (1) if DTC notifies us that it is unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Issuer within 120 days;

     (2)  if DTC so requests following an Event of Default under the Indenture;

     (3) in whole (but not in part) at any time if we in our sole discretion determine that the Global Notes should be exchanged for Definitive Registered Notes; or

     (4) the owner of a Dollar Book-Entry Interest requests such exchange in writing delivered through DTC (including following an Event of Default under the Indenture).

     In such an event, the Registrar for the notes will issue notes in definitive registered form, which we refer to as Definitive Registered Notes, registered in the name or names and issued in any approved denominations, requested by or on behalf of DTC, Euroclear and/or Cedelbank, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book-Entry Interests) and will bear a restrictive legend, unless that legend is not required by the indenture or applicable law. Principal of, premium, if any, and interest on any Definitive Registered Notes will be payable at the corporate trust office or agency of the relevant Paying Agent, maintained in New York City or Luxembourg for such purpose, provided that payment of interest may be made at our option by check mailed to addresses of persons entitled thereto as shown on the note register.

     Payments of principal on any Definitive Registered Notes will be made against presentation and surrender (or, in the case of a partial payment, endorsement) of such notes at the office of the relevant Paying Agent. Payments in respect of dollar notes will be made by U.S. dollar check drawn on, or by transfer from a U.S. dollar account maintained by us, and payments in respect of euro notes will be made by Euro check drawn on, or by transfer from a Euro account maintained by us.

     If Definitive Registered Notes are issued and such notes are listed on the Luxembourg Stock Exchange, transfers of such notes will have to be cleared through a clearing system or a method approved by the rules and regulations of the Luxembourg Stock Exchange in order to continue to be listed on the Luxembourg Stock Exchange.

     To the extent permitted by law, we, the Trustee and the Registrar shall be entitled to treat the holder of any note as the absolute owner thereof.

     We will not impose any fees or other charges in respect of the notes; however, holders of the Book-Entry Interests may incur fees normally payable in respect of the maintenance and operation of accounts in DTC, Euroclear and/or Cedelbank.

     None of us, the guarantors, if any, the Trustee or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Book-Entry Interests or for maintaining, supervising or reviewing any records of DTC, Euroclear or Cedelbank relating to the notes.

Transfer and Exchange

     The Global Notes may be transferred only to a successor to the relevant Depositary.

     Book-Entry Interests will be subject to certain restrictions on transfer and certification requirements. After the notes have been registered under the Securities Act, all certification requirements with respect to the exchange notes will cease.

     All transfers of Book-Entry Interests between participants in DTC, participants in Euroclear or participants in Cedelbank will be effected by DTC, Euroclear or Cedelbank pursuant to customary procedures and subject to the applicable rules and procedures established by DTC, Euroclear or Cedelbank and their respective participants. See "Description of Book-Entry System."

     Subject to the foregoing, a Book-Entry Interest in one of the Global Notes may be transferred to a person who takes delivery thereof in the form of a Book-Entry Interest in another of the Global Notes by means of an instruction originated through DTC, Euroclear or Cedelbank, as applicable. Any Book-Entry Interest that is so transferred will, upon transfer, cease to be a Book-Entry Interest in the first-mentioned Global Note and become a Book-Entry Interest in the other Global Note and will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Book-Entry Interests in such other Global Note for as long as it remains such a Book-Entry Interest. In connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount at maturity of the first-mentioned

Global Note and a corresponding increase in the principal amount at maturity of the other Global Note, as applicable. Prior to the 40th day after the later of the commencement of the offering and the issue date of the notes, an interest in one of the Global Notes may not be transferred to a person who takes delivery thereof in the form of an interest in another Global Note.

     Book-Entry Interests in a Global Note may be exchanged by the holder thereof for Definitive Registered Notes in denominations of Euro 1,000 or $1,000 principal amount and integral multiples thereof upon receipt by the Registrar of instructions relating thereto and any certificates and other documentation required by the indenture. It is expected that such instructions will be based upon directions received by DTC, Euroclear or Cedelbank, as applicable, from the participant which owns the relevant Book-Entry Interests. Definitive Registered Notes issued in exchange for a Book-Entry Interest will, except as set forth in the indenture or as otherwise determined by us in compliance with applicable law, be subject to restrictions and will have a legend.

     Subject to such restrictions on the initial notes, euro notes issued as Definitive Registered Notes may be transferred, upon surrender for registration of transfer of such note at the office or agency maintained for such purpose in New York City or Luxembourg, in whole or in part, in denominations of Euro 1,000 in principal amount or integral multiples thereof and dollar notes issued as Definitive Registered Notes may be transferred, upon surrender for registration of transfer of such note at the office or agency maintained for such purpose in New York City or Luxembourg, in whole or in part, in denominations of $1,000 in principal amount or integral multiples thereof to persons who take delivery thereof in the form of Definitive Registered Notes or in the form of Book-Entry Interests in a Global Note. In the case of a transfer of only a portion of a Definitive Registered Note, a new Definitive Registered Note will be issued to the transferee in respect of the principal amount of the portion so transferred and a further new Definitive Registered Note in respect of the balance of the principal amount not so transferred shall be issued to the transferor, in each case at the office or agency maintained for such purpose in New York City or Luxembourg. In connection with any transfer of notes, the indenture will require the transferor to, among other things, furnish appropriate endorsements and transfer documents, to furnish certain certificates and to pay any taxes, duties and governmental charges in connection with such transfer.

     Notwithstanding the foregoing, we are not required to register the transfer of any Definitive Registered Notes:

     (1) for a period of 15 calendar days prior to any date fixed for the redemption of the notes;

     (2) for a period of 15 calendar days immediately prior to the date fixed for selection of notes to be redeemed in part;

     (3) for a period beginning on the record date with respect to any interest payment date and ending at the close of business on such interest payment date; or

     (4) which the holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Excess Proceeds Offer.

     Any such transfer will be made without charge to the holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

Replacement of Notes

     If any mutilated note is surrendered to the Trustee, or we and the Trustee receive evidence to our satisfaction of the destruction, loss or theft of any note, application can be made to any Transfer Agent at its office or agency in New York City or Luxembourg to replace that note, which must be accompanied by delivery to us, each guarantor, if any, and the Trustee of such security or indemnity as may be required by any of such parties. Upon the issuance of any replacement note, we may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following summaries of our existing indebtedness do not purport to be complete and are qualified in their entirety by reference to the provisions of the various agreements and indentures related thereto, copies of which have been filed with the SEC and to which reference is hereby made. See "Where You Can Find More Information."

10% Senior Notes

     We have outstanding $600.0 million aggregate principal amount of our 10% Senior Notes due 2005. The 10% senior notes are senior unsecured obligations ranking equivalent in right of payment to all our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all our existing and future subordinated indebtedness. The 10% senior notes were issued under an Indenture dated as of April 13, 1998 between us and Wilmington Trust Company, as trustee.

     The 10% senior notes will mature on February 15, 2005. Interest on the 10% senior notes is payable semi-annually on August 15 and February 15 of each year, commencing August 15, 1998. The 10% senior notes are redeemable at our option, in whole or in part, at any time on or after February 15 of 2002, 2003 and 2004 at 105%, 102.5% and 100% of the principal amount thereof, respectively, in each case, plus accrued and unpaid interest to the date of redemption. In addition, on or prior to February 15, 2001, we may redeem up to 35% of the original aggregate principal amount of the 10% senior notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds of certain public equity offerings or the sale of stock to one or more strategic investors, provided that at least 65% of the original aggregate principal amount of the 10% senior notes remains outstanding immediately after such redemption. Upon the occurrence of a "change of control" (as defined in the 10% senior notes indenture), we will be required to make an offer to purchase all of the 10% senior notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. We may not have sufficient funds or the financial resources necessary to satisfy our obligations to repurchase the 10% senior notes upon a change of control.

     The 10% senior notes indenture contains certain financial covenants with which we must comply, including the following matters:

          (1) limitation on our payment of cash dividends, repurchase of capital stock, payment of principal on subordinated indebtedness and making of certain investments, unless after giving effect to each such payment, repurchase or investment, certain operating cash flow coverage tests are met, excluding certain permitted payments and investments;

          (2) limitation on our and our subsidiaries' incurrence of additional indebtedness, unless at the time of such incurrence, our ratio of debt to annualized operating cash flow would be less than or equal to 6.0 to 1.0 prior to April 1, 2001 and less than or equal to 5.5 to 1.0 on or after April 1, 2001, excluding certain permitted incurrences of debt;

          (3) limitation on our and our subsidiaries' incurrence of liens, unless the 10% senior notes are secured equally and ratably with the obligation or liability secured by such lien, excluding certain permitted liens;

          (4) limitation on the ability of any of our subsidiaries to create or otherwise cause to exist any encumbrance or restriction on the payment of dividends or other distributions on its capital stock, payment of indebtedness owed to us or any of our other subsidiaries, making of investments in us or any other of our subsidiaries, or transfer of any properties or assets to us or any of our other subsidiaries, excluding permitted encumbrances and restrictions;

          (5) limitation on certain mergers, consolidations and sales of assets by us or our subsidiaries;

          (6)  limitation on certain transactions with our affiliates;

          (7) limitation on the ability of any or our subsidiaries to guarantee or otherwise become liable with respect to any of our indebtedness unless such subsidiary provides for a guarantee of the 10% senior notes on the same terms as the guarantee of such indebtedness;

          (8) limitation on certain sale and leaseback transactions by us or our subsidiaries;

          (9) limitation on certain issuances and sales of capital stock of our subsidiaries; and

          (10) limitation on the ability of us or our subsidiaries to engage in any business not substantially related to a telecommunications business.

     The events of default under the 10% senior notes indenture include various events of default customary for such type of agreement, including, among others, the failure to pay principal and interest when due on the 10% senior notes, cross-defaults on other indebtedness for borrowed monies in excess of $10 million, which indebtedness would therefore include certain judgments or orders for payment of money in excess of $10 million, and certain events of bankruptcy, insolvency and reorganization.

11% Senior Notes

     We have outstanding approximately $1.2 billion aggregate principal amount of our 11% senior notes due 2009, consisting of $1.05 billion aggregate principal amount of 11% senior notes due 2009 and Euro 150 million aggregate principal amount of 11% senior notes due 2009, assuming an exchange rate of Euro
0.9692 to U.S. $1.00 as of November 23, 1999. The 11% senior notes are our senior unsecured obligations ranking equivalent in right of payment to all our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all our existing and future subordinated indebtedness. The 11% senior notes were issued under an indenture dated as of July 23, 1999 between us and Wilmington Trust Company, as Trustee.

     The 11% senior notes will mature on August 1, 2009. Interest on the 11% senior notes is payable semi-annually on February 1 and August 1 of each year, commencing February 1, 2000. The 11% senior notes are redeemable at our option, in whole or in part, at any time after August 1, 2004, 2005, 2006 and 2007 at 105.500%, 103.667%, 101.833% and 100% of the principal amount thereof, respectively, in each case, plus accrued and unpaid interest to the date of redemption. In addition, on or prior to August 1, 2002, we may redeem up to 35% of the original aggregate principal amount of the 11% senior notes at a redemption price of 111.000% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds of certain public equity offerings or the sale of stock to one or more strategic investors; provided that at least 65% of the original aggregate principal amount of each of the euro notes and the dollar notes remains outstanding immediately after such redemption. Upon the occurrence of a change of control (as defined in the 11% senior notes indenture), we will be required to make an offer to purchase all of the 11% senior notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. We may not have sufficient funds or the financial resources necessary to satisfy our obligations to repurchase the 11% senior notes upon a change of control.

     The 11% senior notes indenture contains certain financial covenants with which we must comply which are substantially identical to those contained in the indentures governing our other senior notes. These financial covenants are described above under "--10% Senior Notes."

     The events of default under the 11% senior notes are substantially identical to those contained in the indentures governing our other senior notes and are described above under "--10% Senior Notes."

11 1/2%  Senior Notes

     We have outstanding $350.0 million aggregate principal amount of our 11 1/2% senior notes due 2008. The 11 1/2% senior notes are our senior unsecured obligations ranking equivalent in right of payment to all our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all our existing and future subordinated indebtedness. The 11 1/2% senior notes were issued under an Indenture dated as of November 3, 1998, as amended, between us and Wilmington Trust Company, as Trustee.

     The 11 1/2% senior notes will mature on November 1, 2008. Interest on the 11 1/2% senior notes is payable semi-annually on May 1 and November 1 of each year, commencing May 1, 1999. The 11 1/2% senior notes are redeemable at our option, in whole or in part, at any time on or after November 1 of 2003, 2004, 2005 and 2006 at 105.70%, 103.833%, 101.917% and 100% of the principal amount thereof, respectively, in each case, plus accrued and unpaid interest to the date of redemption. In addition, on or prior to November 1, 2001, we may redeem up to 35% of the original aggregate principal amount of the 11 1/2% senior notes at a redemption price of 111.5% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds of certain public equity offerings or the sale of stock to one or more strategic investors, provided that at least 65% of the original aggregate principal amount of the 11 1/2% senior notes remains outstanding immediately after such redemption. Upon the occurrence of a change of control (as defined in the 11 1/2% senior notes indenture), we will be required to make an offer to purchase all of the 11 1/2% senior notes at a purchase price equal to

101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. We may not have sufficient funds or the financial resources necessary to satisfy our obligations to repurchase the 11 1/2% senior notes upon a change of control.

     The 11 1/2% senior notes indenture contains certain financial covenants with which we must comply, which are substantially identical to those contained in the indenture governing our 10% senior notes described above under "--10% Senior Notes."

     The events of default under the 11 1/2% senior notes indenture are substantially identical to those contained in the indenture governing our 10% senior notes described above under "--10% Senior Notes."

                       DESCRIPTION OF BOOK-ENTRY SYSTEM

General

     On December 2, 1999, the closing date of the initial notes offering, two Global Notes representing the euro notes were deposited with a common depositary for Euroclear and Cedelbank, or its nominee. Thereafter, Euro Book-Entry Interests therein will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Cedelbank and their participants. On December 2, 1999, the closing date of the initial notes offering, four Global Notes representing the dollar notes were deposited with the Trustee, as custodian for DTC. Thereafter, Dollar Book-Entry Interests therein will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants.

     Book-Entry Interests will not be held in definitive form. Instead, DTC, Euroclear and/or Cedelbank will credit on their respective book-entry registration and transfer systems a participant's account with the interest beneficially owned by such participant. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge Book-Entry Interests. In addition, while the notes are in global form, holders of Book-Entry Interests will not be considered the owners or "Holders" of notes for any purpose.

     So long as the notes are held in global form, DTC (or its nominee), in the case of the dollar notes, and the common depositary (or its nominee), in the case of the euro notes, will be considered the sole holders of Global Notes for all purposes under the Indenture. In addition, participants must rely on the procedures of DTC, Euroclear and Cedelbank and indirect participants must rely on the procedures of the participants through which they own Book-Entry Interests to exercise any rights of holders under the Indenture.

     None of us, the Trustee, the exchange agent or the Registrar will have any responsibility or be liable for any aspect of the records relating to the Book-Entry Interests.

Definitive Registered Notes

     Under the terms of the Indenture, owners of Euro Book-Entry Interests will receive Definitive Registered Notes:

     (1) if either Euroclear or Cedelbank notifies us that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by the Issuer within 120 days;

     (2) if Euroclear or Cedelbank so request following an Event of Default under the Indenture;

     (3) in whole (but not in part) at any time if we in our sole discretion determine that the Global Notes should be exchanged for Definitive Registered Notes; or

     (4) the owner of a Euro Book-Entry Interest requests such exchange in writing delivered through either Euroclear or Cedelbank following an Event of Default under the Indenture.

     Euroclear has advised us, with regard to the Euro Book-Entry Interests, that its current practice, upon receipt of any request by an owner of a Book-Entry Interest for Definitive Registered Notes, is to make a request to us that all owners of Book-Entry Interests receive Definitive Registered Notes.

     Under the terms of the Indenture, owners of Dollar Book-Entry Interests will receive Definitive Registered Notes:

     (1) if DTC notifies us that it is unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Issuer within 120 days;

     (2)  if DTC so requests following an Event of Default under the Indenture;

     (3) in whole (but not in part) at any time if we in our sole discretion determines that the Global Notes should be exchanged for Definitive Registered Notes; or

     (4) the owner of a Dollar Book-Entry Interest requests such exchange in writing delivered through DTC (including following an Event of Default under the Indenture).

     In such an event, the Registrar will issue Definitive Registered Notes in the name or names and issued in any approved denominations, requested by or on behalf of DTC, Euroclear and/or Cedelbank, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book-Entry Interests), and such Definitive Registered Notes will bear a restrictive legend, unless that legend is not required by the Indenture or applicable law.

     If Definitive Registered Notes are issued and such notes are listed on the Luxembourg Stock Exchange, transfers of such notes will have to be cleared through a clearing system or a method approved by the rules and regulations of the Luxembourg Stock Exchange in order to continue to be listed on the Luxembourg Stock Exchange.

Redemption of Global Notes

     In the event any Global Note (or any portion thereof) is redeemed, the relevant Depositary will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by the relevant Depositary in connection with the redemption of such Global Note (or any portion thereof). We understand that under existing practices of DTC, Euroclear and Cedelbank, if fewer than all of the notes are to be redeemed at any time, DTC, Euroclear and Cedelbank will credit their respective participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as they deem fair and appropriate; provided, however, that no Euro Book-Entry Interest of less than 1,000 principal amount or Dollar Book-Entry Interest of less than $1,000 principal amount may be redeemed in part.

Payments on Global Notes

     Payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) will be made by us in euros, in the case of Euro Global Notes, and U.S. Dollars, in the case of the Dollar Global Notes, to the relevant Paying Agent. The relevant Paying Agent will, in turn, make payments to DTC or the common depositary for Euroclear and Cedelbank, as applicable, which will distribute such payments to participants in accordance with its procedures.

     Under the terms of the Indenture, we and the Trustee will treat the registered holder of the Global Notes (e.g., DTC (or its nominee) and the common depositary (or its nominee)) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, none of us, the Trustee or any agent of ours or the Trustee has or will have any responsibility or liability for:

     (1) any aspect of the records of DTC, Euroclear, Cedelbank or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing any of the records of DTC, Euroclear, Cedelbank or any participant or indirect participant relating to our payments made on account of a Book-Entry Interest; or

     (2)  DTC, Euroclear, Cedelbank or any participant or indirect participant.

     Payments by participants to owners of Book-Entry Interests held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in "street name."

Action by Owners of Book-Entry Interests

     DTC, Euroclear and Cedelbank have advised us that they will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described above) only at the direction of one or more participants to whose account the Book-Entry Interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. The relevant Depositary will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Notes. However, if there is an Event of Default under the notes, each of DTC, Euroclear and Cedelbank reserve the right to exchange the Global Notes for Definitive Registered Notes in certificated form, and to distribute such notes to its participants.

Transfers

     The Global Notes will bear a restrictive legend. Book-Entry Interests in the Global Notes will be subject to restrictions on transfer.

     Book-Entry Interests in the Euro U.S. Global Note and the Dollar U.S. Global Note (the "Restricted Book-Entry Interests" ) may be transferred to a person who takes delivery in the form of Book-Entry Interests in the Euro International Global Note or the Dollar International Global Note (the "International Book-Entry Interests"), respectively, only upon delivery by the transferor of a written certification (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Regulation S under the Securities Act. Prior to 40 days after the date of initial issuance of the notes, ownership of International Book-Entry Interests will be limited to persons that have accounts with Euroclear or Cedelbank or persons who hold interests through Euroclear or Cedelbank, and any sale or transfer of such interest to United States persons shall not be permitted during such period unless such resale or transfer is made to a non-U.S. person or pursuant to Rule 144A. Subject to the foregoing, International Book-Entry Interests may be transferred to a person who takes delivery in the form of Restricted Book-Entry Interests only upon delivery by the transferor of a written certification (in the form provided in the Indenture) to the effect that such transfer is being made to a person who the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or otherwise in accordance with transfer restrictions, and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

     Subject to the foregoing, Book-Entry Interests may be transferred and exchanged as described under "Description of Notes--Transfer and Discharge." Any Book-Entry Interest in one of the Global Notes that is transferred to a person who takes delivery in the form of a Book-Entry Interest in the other Global Note will, upon transfer, cease to be a Book-Entry Interest in the first-mentioned Global Note and become a Book-Entry Interest in the other Global Note, and accordingly will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Book-Entry Interests in such other Global Note for as long as it retains such a Book-Entry Interest.

     Definitive Registered Notes may be transferred and exchanged for Book-Entry Interests in a Global Note only as described under "Description of the Notes-- Transfer and Discharge" and, if required, only after the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Information Concerning DTC, Euroclear and Cedelbank

     We understand as follows with respect to DTC, Euroclear and Cedelbank:

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a Book-Entry Interest to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer Book-Entry Interests to such persons may be limited. In addition, beneficial owners of Book-Entry Interests through the DTC system will receive distributions attributable to the Global Notes only through DTC participants.

     Euroclear and Cedelbank hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Cedelbank provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Cedelbank interface with domestic securities markets. Euroclear and Cedelbank participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Cedelbank is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Cedelbank participant, either directly or indirectly.

Global Clearance and Settlement Under the Book-Entry System

     Initial Settlement

     Initial settlement for the dollar notes will be made in U.S. Dollars. Initial settlement for the euro notes will be made in Euros.

     Book-Entry Interests owned through DTC (other than through accounts at Euroclear or Cedelbank) will follow the settlement applicable to United States corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

     Book-Entry Interests owned through Euroclear or Cedelbank accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Book-Entry Interests will be credited to the securities custody accounts of Euroclear and Cedelbank holders on the business day following the settlement date against payment for value on the settlement date.

  Secondary Market Trading

     The Dollar Book-Entry Interests will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such Book-Entry Interests will therefor settle in same-day funds. The Euro Book-Entry Interests will trade through participants of Euroclear or Cedelbank, and will settle in same-day funds.

     Since the purchase determines the place of delivery, it is important to establish at the time of trading of any Book-Entry Interests where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired dates.

                             PLAN OF DISTRIBUTION

     This prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. Each Participating Broker-Dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. We have agreed that under certain circumstances, we shall use our best efforts to keep the exchange offer registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of exchange notes by Participating Broker-Dealers, and to ensure that the exchange offer registration statement conforms with the requirements of the Securities Act of 1933 and the policies, rules and regulations of the Securities and Exchange Commission as announced from time to time, for a period of one year from the consummation of the exchange offer or such shorter period as will terminate when all restricted securities covered by the exchange offer registration statement have been sold pursuant thereto.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any Participating Broker-Dealer that acquired initial notes as a result of market making activities or other trading activities and who resells exchange notes that were received by it pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

                      DOCUMENTS INCORPORATED BY REFERENCE

     We are incorporating by reference in this prospectus the following documents which we have filed with the Securities and Exchange Commission:

     1. Our annual report on Form 10-K for our fiscal year ended December 31, 1998. This report contains:

          . audited consolidated balance sheets, and notes thereto, for us and our subsidiaries as of December 31, 1998 and 1997

          . related consolidated statements of operations, of changes in shareholders' equity and of cash flows, and notes thereto, for the years ended December 31, 1998, 1997 and 1996

     2.   Our quarterly reports on Form 10-Q for the quarters ended:

          .  March 31, 1999
          .  June 30, 1999
          .  September 30, 1999

     3.   Our current reports on Form 8-K dated:

          .  August 20, 1997
          .  April 27, 1999
          .  May 7, 1999
          .  July 6, 1999
          .  July 16, 1999
          .  August 22, 1999
          .  August 22, 1999
          .  November 5, 1999
          .  November 17, 1999
          .  November 23, 1999
          .  November 23, 1999
          .  November 24, 1999
          .  January 10, 2000
          .  January 16, 2000
          .  January 24, 2000
          .  January 26, 2000
          .  January 27, 2000

     4. Our registration statement on Form 8-A dated April 7, 1995, as amended (registration no. 0-25812).

     5. Our registration statement on Form 8-A dated June 4, 1996, as amended (registration no. 0-25812).

     We are also incorporating by reference in this prospectus all reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of securities under this prospectus. These reports and documents will be incorporated by reference in and considered to be a part of this prospectus as of the date of filing of such reports and documents.

     Any statement contained in this prospectus or in a document which is incorporated by reference herein will be modified or superseded for purposes of this prospectus to the extent that a statement in any document that we file after the date of this prospectus that also is incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus.

     This prospectus incorporates by reference documents which are not presented in this prospectus or delivered to you with it. You may request, and we will send to you, without charge, copies of these documents (other than exhibits to these documents, which we will send to you for a reasonable fee). Requests should be directed to the Office of the Secretary, PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia 20170 (telephone (703) 904-4100). In order to assure timely delivery of the requested materials before the expiration of the exchange offer, any request should be made prior to ___________, 2000.

TNI

     We are incorporating by reference in this prospectus the following documents which have been filed by TNI with the Securities and Exchange
Commission:

     1. The following financial statements contained in TNI's annual report on Form 10-K for the fiscal year ended December 31, 1998:

          . audited consolidated balance sheets for TNI and its subsidiaries as of December 31, 1998 and 1997

          . related audited consolidated statements of operations, of changes in shareholders' equity and of cash flows for the years ended December 31, 1996, 1997 and 1998

          .  notes to those financial statements

     2. The following financial statements contained in TNI's quarterly report on Form 10-Q for the quarter ended September 30, 1999:

          . consolidated balance sheets for TNI and its subsidiaries, audited as of December 31, 1998 and unaudited as of September 30, 1999

          . related unaudited consolidated statements of operations for the three and nine months ended September 30, 1999 and the related unaudited consolidated statement of cash flows for the nine months ended September 30, 1999

          .  notes to those financial statements

                                 LEGAL MATTERS

     The validity of the exchange notes offered hereby will be passed upon for us by Nixon Peabody LLP, New York, New York. Certain attorneys with Nixon Peabody LLP currently own in the aggregate less than one percent of our common stock.

                                    EXPERTS

     The consolidated financial statements of PSINet Inc. incorporated in this prospectus by reference to PSINet's Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Transaction Network Services, Inc. ("TNI") as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 are incorporated by reference in this prospectus from our Current Report on Form 8-K dated November 23, 1999, which incorporates by reference such financial statements from TNI's Annual Report on Form 10-K for the year ended December 31, 1998. Such financial statements have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report incorporated by reference in our November 23, 1999 Form 8-K and incorporated by reference herein in reliance upon the authority of such firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have file with the SEC, including the registration statement, at the following SEC public reference room:

                                Judiciary Plaza
                            450 Fifth Street, N.W.
                                   Room 1024
                             Washington, DC 20549

     You can also obtain copies of filed documents, at prescribed rates, by mail from the Public Reference Section of the SEC at its Judiciary Plaza location, listed above, or by telephone at 1-800-SEC-0330 or electronically through the SEC's Web Site at http://www.sec.gov.

     Our common stock is listed on the Nasdaq Stock Market's National Market under the symbol "PSIX," and our SEC filings can also be read and obtained at the following Nasdaq address:

                            The Nasdaq Stock Market
                                Reports Section
                              1735 K Street, N.W.
                            Washington, D.C. 20006

     We furnish our stockholders with annual reports containing our audited financial statements and with proxy material for our annual meetings complying with the proxy requirements of the Securities Exchange Act of 1934.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Under Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), the Registrant has broad powers to indemnify its directors, officers and other employees. These sections (i) provide that the statutory indemnification and advancement of expenses provision of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action as adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (ii) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors of an agreement providing for indemnification and advancement of expenses, (iii) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful and (iv) permit the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification or to the extent the expenses advanced exceed the indemnification to which the director or officer is entitled. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted.

     As permitted by Section 721 of the BCL, the Registrant's By-laws provide that the Registrant shall indemnify its officers and directors, as such, to the fullest extent permitted by applicable law, and that expenses reasonably incurred by any such officer or director in connection with a threatened or actual action or proceeding shall be advanced or promptly reimbursed by the Registrant in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if and to the extent that it is ultimately determined that such officer or director is not entitled to indemnification.

     Article EIGHTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be held personally liable to the Registrant or its shareholders for damages for any breach of duty in his capacity as a director occurring after authorization of such Article EIGHTH by the shareholders unless a judgment or other final adjudication adverse to him establishes that (1) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (2) he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (3) his acts violated section 719 of the BCL. The Registrant has entered into Indemnity Agreements with its directors and certain key officers pursuant to which the Registrant generally is obligated to indemnify its directors and such officers to the full extent permitted by the BCL as described above. PSINet also has purchased directors' and officers' liability insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following is a list of all exhibits filed as part of this Registration Statement.

     2.1 Agreement and Plan of Merger, dated August 22, 1999, among PSINet, PSINet Shelf I Inc. and Transaction
           Network Services, Inc.

     2.2 Amendment No. 1, dated October 14, 1999, to Agreement and Plan of Merger dated August 22, 1999, among
           PSINet, PSINet Shelf I Inc. and Transaction Network
           Services, Inc.

     3.1   Restated Certificate of Incorporation dated November
           9, 1999.

     3.2   Certificate of Correction of Restated Certificate of
           Incorporation dated as of December 2, 1999.

     3.3 Certificate of Amendment of Certificate of Incorporation dated as of January 31, 2000.

     3.4   Amended and Restated By-laws of PSINet.

     4.1   Form of 10% Senior Notes due 2005.

     4.2 Indenture dated as of April 13, 1998 between PSINet and Wilmington Trust Company, as trustee.

     4.3   Form of 11 1/2% Senior Notes due 2008.

     4.4 Indenture dated as of November 3, 1998 between PSINet and Wilmington Trust Company, as trustee.

     4.5   First Supplemental Indenture dated as of November 12,
           1998 between PSINet and Wilmington Trust Company, as trustee.

     4.6   Form of unregistered Dollar-denominated 11% Senior
           Notes due 2009.

     4.7 Form of unregistered Euro-denominated 11% Senior Notes due 2009.

     4.8   Form of registered 11% Senior Notes due 2009.

     4.9   Indenture dated as of July 23, 1999 between PSINet and
           Wilmington Trust Company, as Trustee.

     4.10  Form of Common Stock Certificate.

     4.11  Form of Common Stock Certificate (name change).

     4.12  Form of 6 3/4% Series C Cumulative Convertible
           Preferred Stock Certificate.

     4.13  Article Fourth of the Restated Certificate of
           Incorporation of the Company.

     4.14  Article I of the Amended and Restated By-laws of
           PSINet, as amended.

     4.15 Form of Rights Agreement, dated as of May 8, 1996, between PSINet and First Chicago Trust Company of New York, as Rights Agent, which includes as Exhibit A-- Certificate of Amendment; Exhibit B--Form of Rights Certificate; and Exhibit C--Summary of Rights to Purchase Shares of Preferred Stock.

     4.16  Amendment No. 1, dated as of July 21, 1997, to Rights
           Agreement, dated as of May 8, 1996, between PSINet and First Chicago Trust Company of New York, as Rights
           Agent.

     4.17  Amendment No. 2, dated as of July 31, 1997, to Rights
           Agreement, dated as of May 8, 1996, between PSINet and First Chicago Trust Company of New York, as Rights
           Agent.

     4.18  Amendment No. 3, dated as of November 5, 1999, to
           Rights Agreement, dated as of May 8, 1996, between
           PSINet and First Chicago Trust Company of New York.

     4.19  Deposit Agreement dated as of May 4, 1999 between
           PSINet and Wilmington Trust Company, as deposit agent.

     4.20  Form of unregistered Dollar-denominated 10 1/2% Senior
           Notes due 2006.

     4.21  Form of unregistered Euro-denominated 10 1/2% Senior
           Notes due 2006.

     4.22  Form of registered 10 1/2% Senior Notes due 2006.

     4.23 Indenture dated as of December 2, 1999 between PSINet and Wilmington Trust Company, as Trustee.

     4.24  Form of 7% Series D Cumulative Convertible Preferred
           Stock.

     4.25  Deposit Agreement dated as of February 1, 2000 between
           PSINet and Wilmington Trust Company, as deposit agent.

     4.26 First Amendment to Deposit Agreement dated as of February 7, 2000, between PSINet and Wilmington Trust Company, as deposit agent.

     5     Opinion of Nixon Peabody LLP.

     7     Opinion of Nixon Peabody LLP regarding tax matters
           (contained in Exhibit 5).

     10.1  Lease Agreement dated July 1, 1990 between PSINet and
           Rensselaer Polytechnic Institute, amended by Lease,
           Renewal Agreement dated as of July 1, 1993, Letter
           Agreement, dated November 14, 1994 and Letter
           Agreement dated February 1, 1995.

     10.2 Lease Agreement dated February 8, 1995 between PSINet and Rensselaer Polytechnic Institute.

     10.3 Amendment to Lease Agreement dated July 1, 1995 between PSINet and Rensselaer Polytechnic Institute.

     10.4 Lease Agreement dated as of April 30, 1993 by and between Vingarden Limited Partnership and PSINet.

     10.5  Lease Agreement dated April 1995 by and between Brit
           Limited Partnership.

     10.6 Sublease dated September 20, 1995 by and between The Medical Sciences Research Institute and PSINet and Lease Agreement dated October 6, 1993 by and between Vingarden Associates Limited Partnership and The Medical Sciences Research Institute.

     10.7  Lease Agreement dated October 31, 1995 between Oakfern
           Properties Limited and PSINet.

     10.8 Amendment to Deed of 460 Spring Park Technology Center dated as of June 12, 1997 between JBG/Spring Park
           Limited Partnership and PSINet.

     10.9 Sublease Agreement dated as of June 2, 1997 between Lucas Industries, Inc. and PSINet and Office Lease Agreement between 3B Limited Partnership and Lucas Industries Inc. dated as of September 12, 1989.

     10.10 Sublease Agreement dated January 22, 1998 between
           PSINet and Unisys Corporation, as amended.

     10.11 Lease Agreement dated February 20, 1998 between PSINet and CarrAmerica Realty Corporation.

     10.12 Lease Agreement dated October 1994 between PSINet and
           Cascade Communications, Inc.

     10.13 Master Lease Agreement dated July 19, 1994 between
           PSINet and Technology Credit Corporation.

     10.14 Lease Agreement dated as of July 9, 1993 between
           Applied Telecommunications Technologies, Inc. and
           PSINet.

     10.15 Lease Agreement dated as of February 10, 1994 between
           Applied Telecommunications Technologies, Inc. and
           PSINet.

     10.16 Lease Agreement dated as of March 14, 1994 between
           Applied Telecommunications Technologies, Inc. and
           PSINet.

     10.17 Lease Agreement dated as of June 9, 1994 between
           Applied Telecommunications Technologies, Inc. and
           PSINet.

     10.18 Lease Agreement dated as of September 21, 1994 between
           Applied Telecommunications Technologies, Inc. and
           PSINet.

     10.19 Master Equipment Lease Agreement dated as of June 23,
           1995 between PSINet and Forsythe/McArthur Associates,
           Inc. ("FMA").

     10.20 Master Lease Line Commitment Agreement dated as of
           June 23, 1995 between PSINet and FMA.

     10.21 Amendment Agreement dated as of August 1, 1995 between
           PSINet and Technology Credit Corporation.

     10.22 Master Equipment Lease Agreement No. 620-0004602-000 dated November 1995 between PSINet and Siemens Credit
           Corporation.

     10.23 Amendment to Master Lease Agreement No. 1753 dated
           January 26, 1996 between PSINet and Technology Credit
           Corporation.

     10.24 Master Equipment Lease Agreement dated December 15,
           1995 between PSINet and Financing for Science
           International, Inc.

     10.25 Security Agreement dated as of March 20, 1996 between
           PSINet and USL Capital Corporation.

     10.26 Master Software/Equipment Lease Agreement dated as of
           September 20, 1996 between PSINet and LPI Software
           Funding Group, Inc.

     10.27 Master Lease Agreement dated as of January 27, 1997 between Cascade Communications Corp. and PSINet.

     10.28 Master Equipment/Software Rental Agreement dated as of
           September 11, 1997 between PSINet and Earthlink
           Network, Inc. and Change Order Amendment Master
           Equipment dated as of September 22, 1997.

     10.29 Equipment lease dated as of June 30, 1997 between Royal Bank of Canada and PSINet Limited.

     10.30 Master Lease Agreement dated as of October 10, 1997 between Cisco Systems Capital Corporation and PSINet.

     10.31 Master Lease Agreement No. A212 dated as of October
           30, 1997 between 3Com Credit Corporation and PSINet, as amended.

     10.32 Master Lease of Personal Property No. 3402, dated
           December 12, 1997 between PSINet and Charter
           Financial, Inc., as amended.

    *10.33 Executive Stock Option Plan of PSINet.

    *10.34 Executive Stock Incentive Plan of PSINet, as amended.

    *10.35 Directors Stock Incentive Plan of PSINet, as amended.

    *10.36 Strategic Stock Incentive Plan of PSINet, as amended.

    *10.37 1996 Performance Bonus Plan of PSINet.

    *10.38 InterCon Systems Corporation 1992 Incentive Stock Plan.

    *10.39 InterCon Systems Corporation 1994 Stock Option Plan.

    *10.40 Software Ventures Corporation 1994 Stock Option Plan.

    *10.41 Employment Agreement dated February 9, 1996 between
           PSINet and Mary-Ann Carolan.

    *10.42 Employment Agreement dated February 13, 1996 between
           PSINet and Mitchell Levinn.

    *10.43 Employment Agreement dated October 9, 1996 between
           PSINet and Richard R. Frizalone.

    *10.44 Employment Agreement dated February 12, 1997 between
           PSINet and David L. Hudson.

    *10.45 Employment Agreement dated July 1, 1997 between PSINet and Michael Malesardi.

    *10.46 Employment Agreement dated August 2, 1997 between
           PSINet and Anthony Aveta.

    *10.47 Employment Agreement dated August 4, 1997 between
           PSINet and Harry Hobbs.

    *10.48 Employment Agreement dated January 8, 1998 between
           PSINet and William Cripe.

    *10.49 Employment Agreement dated January 18, 1998 between
           PSINet and Kathleen B. Horne .

    *10.50 Employment Agreement dated February 16, 1998 between
           PSINet and John Muleta.

    *10.51 Employment Agreement dated October 16, 1998 between
           PSINet and Harold S. Wills.

    *10.52 Employment Agreement dated October 16, 1998 between
           PSINet and Edward D. Postal.

    *10.53 Employment Agreement dated October 16, 1998 between
           PSINet and David N. Kunkel.

    *10.54 Employment Agreement dated as of October 1, 1999 between PSINet and William L. Schrader.

    *10.55 Employment Agreement dated as of October 1, 1999 between PSINet and Harold S. Wills.

    *10.56 Employment Agreement dated as of October 1, 1999 between PSINet and Edward D. Postal.

     10.57 Form of Indemnification Agreement.

     10.58 Registration Rights Agreement dated as of June 16,
           1995 among PSINet and Stockholders of InterCon Systems
           Corporation.

     10.59 Registration Rights Agreement dated as of July 11,
           1995 among PSINet and Stockholders of Software
           Ventures Corporation.

     10.60 Registration Rights Agreement dated as of November 11,
           1997 between PSINet and the purchasers of Series B 8%
           Convertible Preferred Stock.

     10.61 Registration Rights Agreement dated as of February 25,
           1998 between PSINet and IXC Internet Services, Inc.

     10.62 Guarantee Agreement dated September 29, 1998 among each of the subsidiaries of PSINet party thereto and The Chase Manhattan Bank.

     10.63 Pledge Agreement dated September 29, 1998 among
           PSINet, each subsidiary of PSINet party thereto and The Chase Manhattan Bank.

     10.64 Security Agreement dated September 29, 1998 among
           PSINet, each subsidiary of PSINet party thereto and The Chase Manhattan Bank.

     10.65 Warrant to purchase up to 25,000 shares of the Series
           B Preferred of PSINet, at an exercise price of $1.60 per share, registered in the name of William H.
           Baumer.

     10.66 Warrant to purchase up to 25,000 shares of the Series
           B Preferred of PSINet, at an exercise price of $1.60 per share, registered in the name of William H.
           Baumer.

     10.67 Stock Acquisition Agreement, dated as of February 1, 1997, between Ascend Communications, Inc., a Delaware corporation, and PSINet, a New York corporation, with respect to all outstanding capital stock of InterCon Systems Corporation, a Delaware corporation and a wholly-owned subsidiary of PSINet.

     10.68 Asset Purchase Agreement dated as of June 28, 1996 between PSINet and MindSpring Enterprises, Inc.

     10.69 Amendment No. 1 to Asset Purchase Agreement and
           Network Services Agreement entered into as of June 28,
           1996 by and between PSINet and MindSpring Enterprises, Inc.

     10.70 Amendment No. 2 to Asset Purchase Agreement entered into as of September 1, 1996 by and between PSINet and MindSpring Enterprises, Inc.

     10.71 Amendment No. 3 to Asset Purchase Agreement and
           Amendment No. 1 to Convertible Note entered into as of January 24, 1997 by and between PSINet and MindSpring
           Enterprises, Inc.

     10.72 Amendment No. 2 to Network Services Agreement entered into as of January 1, 1997 by and between PSINet and MindSpring Enterprises, Inc.

     10.73 IRU and Stock Purchase Agreement dated as of July 22,
           1997 between IXC Internet Services, Inc. and PSINet.

     10.74 First Amendment to IRU and Stock Purchase Agreement dated as of July 22, 1997 between IXC Internet
           Services, Inc. and PSINet.

     10.75 Second Amendment to IRU and Stock Purchase Agreement dated as of July 22, 1997 between IXC Internet
           Services, Inc. and PSINet.

     10.76 Joint Marketing and Services Agreement dated as of
           July 22, 1997 between IXC Internet Services Inc. and
           PSINet.

     10.77 Stock Purchase Agreement dated as of November 11, 1997 between PSINet and the Purchasers of Series B 8%
           Convertible Preferred Stock.

     10.78 Agreement dated as of November 10, 1997 between iSTAR internet inc. and PSINet.

     10.79 Pre-Acquisition Agreement between PSINet and iSTAR internet inc., dated December 23, 1997.

     10.80 Security Agreement and Assignment dated as of February
           25, 1998 between PSINet and IXC Internet Services,
           Inc.

     10.81 Collocation and Interconnection Agreement between
           PSINet and IXC Internet Services, Inc.

     10.82 Escrow Agreement, dated as of April 13, 1998, among
           Wilmington Trust Company (as escrow agent and trustee) and PSINet.

     10.83 Registration Rights Agreement dated as of April 13, 1998 among PSINet and Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Chase Securities Inc.

     10.84 First Amendment to Sublease dated as of March 23, 1998 between Unisys Corporation and PSINet.

     10.85 Share Purchase Agreement dated as of October 1, 1998 among PSINet Japan Inc., a subsidiary of PSINet, Tokyo
           Internet Corporation and Secom Co., Ltd.

     10.86 Registration Rights Agreement dated as of November 3,
           1998 among PSINet and Donaldson, Lufkin & Jenrette
           Securities Corporation, Chase Securities, Inc. and
           Morgan Stanley & Co. Incorporated.

    *10.87 Employment Agreement dated June 17, 1998 between
           PSINet and William A. Opet.

    *10.88 Employment Agreement dated July 2, 1998 between PSINet and Robert D. Leahy.

    *10.89 Employment Agreement dated September 1, 1998 between
           PSINet and Chi H. Kwan.

    *10.90 Employment Agreement dated September 8, 1998 between
           PSINet and James A. Haid.

    *10.91 Employment Agreement dated September 30, 1998 between
           PSINet and Sandy L. Blaisdell.

    *10.92 Employment Agreement dated October 12, 1998 between
           PSINet and Geoffrey E. Axton.

    *10.93 Employment Agreement dated October 14, 1998 between
           PSINet and Edward Arnold Davis.

     10.94 Registration Rights Agreement, dated as of November
           13, 1998, among PSINet and Donaldson, Lufkin &
           Jenrette Securities Corporation, Chase Securities Inc.
           and Morgan Stanley & Co. Incorporated.

    *10.95 Amendment to Employment Agreement dated October 1,
           1998 between PSINet and Harry Hobbs.

    *10.96 Employment Agreement dated November 2, 1998 between
           PSINet and David J. Kramer.

     *10.97   Employment Agreement dated November 6, 1998 between
              PSINet and John Walpuck.

     *10.98 Employment Agreement dated November 12, 1998 between PSINet and Lawrence Winkler.

     *10.99   Employment Agreement dated May 24, 1999 between
              PSINet and Thomas A. Leach.

     *10.100  Employment Agreement dated May 24, 1999 between
              PSINet and James F. Cragg.

     *10.101  Employment Agreement dated May 27, 1999 between
              PSINet and Philippe J. Kuperman.

      10.102  Master Lease Agreement between PSINet and
              Technology Credit Corporation No. 1788 dated June
              20, 1998.

      10.103  Master Lease Agreement between PSINet and
              Technology Credit Corporation No. 1789 dated June
              20, 1998.

      10.104  Master Loan and Security Agreement No. 3963 between
              PSINet and Charter Financial Inc. dated September
              28, 1998.

      10.105  Lease Agreement dated July 8, 1998 between
              Ballymore Properties Limited and Cordoba Holdings
              Limited and Thomas Charles Cembrinck.

      10.106  Registration Rights Agreement, dated as of July 23,
              1999, among PSINet and Donaldson Lufkin & Jenrette
              International, Bear Stearns International Limited and Chase Manhattan International Limited.

      10.107 Registration Rights Agreement, dated as of December 2, 1999, among PSINet and Donaldson, Lufkin & Jenrette International, Bear Stearns International Limited, Merrill Lynch International and Morgan Stanley & Co. International Limited.

      10.108 Registration Rights Agreement, dated as of February 1, 2000, among PSINet and Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., Incorporated, Bear Stearns & Co. Inc., Chase Securities Inc. and BancBoston Robertson Stephens Inc.

      10.109  Amendment No. 1 to Registration Rights Agreement dated
              February 7, 2000 to Registration Rights Agreement dated as of February 1, 2000 among Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., Inc., Bear, Stearns & Co. Inc., BankBoston Robertson Stephens and Chase Securities Inc.

      12      Computation of Ratio of Earnings to Combined Fixed
              Charges and Preferred Stock Dividends.

        21    Significant subsidiaries of PSINet.

        23.1  Consent of Nixon Peabody LLP (contained in Exhibit
              5).

        23.2  Consent of PricewaterhouseCoopers LLP.

        23.3  Consent of Arthur Andersen LLP.

        24    Power of Attorney.

        25    Statement of Eligibility on Form T-1 of Wilmington
              Trust Company.

        99.1  Letter of Transmittal for Dollar Notes.

        99.2  Letter of Transmittal for Euro Notes.

        99.3  Form of Notice of Guaranteed Delivery for Dollar
              Notes.

        99.4  Form of Notice of Guaranteed Delivery for Euro
              Notes.

 * Indicates a management contract or compensatory plan or arrangement required to be filed as an Exhibit pursuant to
    Item 14(a)(3).

    FINANCIAL STATEMENTS AND SCHEDULES:

    Financial Statements and Financial Statement Schedules:

    Incorporated by reference in this registration statement from PSINet's Annual Report on Form 10-K for the year ended
    December 31, 1998.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this
          --------  -------
          section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by (S) 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the
                                                     --------
          registrant
          includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or (S)210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference on the Form F-3.

     (c)  The undersigned Registrant hereby undertakes:

          (1) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities and Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim information.

          (2) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, Commonwealth of Virginia on February 8, 2000.

                                             PSINet Inc.

                                             By:  /s/ William L. Schrader
                                                  --------------------------
                                                  William L. Schrader, Chairman
                                                  and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William L. Schrader, Harold S. Wills, David N. Kunkel, Edward D. Postal, Michael J. Malesardi, Lawrence Winkler and Kathleen B. Horne, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and, other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Name                                Title                                 Date
              ----                                -----                                 ----
/s/ William L. Schrader                 Chairman, Chief Executive                 February 8, 2000
---------------------------------    Officer and Director (Principal
William L. Schrader                        Executive Officer)

/s/ Harold S. Wills                    President, Chief Operating                 February 8, 2000
---------------------------------         Officer and Director
Harold S. Wills

              Name                                Title                                 Date
              ----                                -----                                 ----
/s/ David N. Kunkel                  Executive Vice President, Vice               February 8, 2000
---------------------------------         Chairman and Director
David N. Kunkel

/s/ Edward D. Postal               Executive Vice President and Chief             February 8, 2000
---------------------------------     Financial Officer (Principal
Edward D. Postal                           Financial Officer)

/s/ Michael J. Malesardi              Vice President and Controller               February 8, 2000
---------------------------------    (Principal Accounting Officer)
Michael J. Malesardi

/s/ William H. Baumer                           Director                          February 8, 2000
---------------------------------
William H. Baumer
                                                Director                          February 8, 2000
---------------------------------
Ralph J. Swett
                                                Director                          February 8, 2000
---------------------------------
Ian P. Sharp

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION                                           LOCATION
------------  ----------------------------------------------------  ------------------------------------------------
 2.1          Agreement and Plan of Merger, dated August 22,        Incorporated by reference from Exhibit 2.1 to
              1999, among PSINet, PSINet Shelf I Inc. and           PSINet's Current Report on Form 8-K dated
              Transaction Network Services, Inc.                    August 24, 1999 located under Securities and
                                                                    Exchange Commission File No. 0-25812

 2.2          Amendment No. 1, dated October 14, 1999, to           Incorporated by reference from Annex 1 to
              Agreement and Plan of Merger dated August 22, 1999,   Amendment No. 1 to PSINet's Registration
              among PSINet, PSINet Shelf I Inc. and Transaction     Statement on Form S-4 field on October 19, 1999
              Network Services, Inc.                                located under Securities and Exchange
                                                                    Commission File No. 333-88325.

 3.1          Restated Certificate of Incorporation dated           Incorporated by reference from Exhibit 3.1 to
              November 9, 1999                                      PSINet's Current Report on Form 8-K dated
                                                                    November 23, 1999, located under Securities and
                                                                    Exchange Commission File No. 0-25812 ("November
                                                                    23, 1999 8-K")

 3.2          Certificate of Correction of Restated Certificate     Incorporated by reference from Exhibit 3.1 to
              of Incorporation dated as of December 2, 1999         PSINet's Current Report on Form 8-K dated
                                                                    November 24, 1999, located under Securities and
                                                                    Exchange Commission File No. 0-25812 ("November
                                                                    24, 1999 8-K")

 3.3          Certificate of Amendment of Certificate of            Filed herewith
              Incorporation dated as of January 31, 2000

 3.4          Amended and Restated By-laws of PSINet                Incorporated by reference from Exhibit 3.8 to
                                                                    PSINet's Annual Report on Form 10-K for the
                                                                    fiscal year ended December 31, 1998 located
                                                                    under the Securities and Exchange Commission
                                                                    File No. 0-25812 ("1998 Form 10-K")

 4.1          Form of 10% Senior Notes due 2005                     Incorporated by reference from Exhibit 4.1 to
                                                                    PSINet's Current Report on Form 8-K dated April
                                                                    22, 1998 located under Securities and Exchange
                                                                    Commission File No. 0-25812 ("April 22, 1998
                                                                    8-K")

 4.2          Indenture dated as of April 13, 1998 between PSINet   Incorporated by reference from Exhibit 4.2 to
              and Wilmington Trust Company, as Trustee              the April 22, 1998 8-K

 4.3          Form of 11 1/2% Senior Notes due 2008                 Incorporated by reference from PSINet's
                                                                    Registration Statement on Form S-4 declared
                                                                    effective on February 16, 1999 located under
                                                                    Securities and Exchange Commission File No.
                                                                    333-68385

 4.4          Indenture dated as of November 3, 1998 between        Incorporated by reference from Exhibit 4.1 to
              PSINet and Wilmington Trust Company, as trustee       the November 10, 1998 8-K


EXHIBIT
NUMBER                            DESCRIPTION                                           LOCATION
------------  ----------------------------------------------------  ------------------------------------------------

 4.5          First Supplemental Indenture dated as of November     Incorporated by reference from Exhibit 4.1 to
              12, 1998 between PSINet and Wilmington Trust          PSINet's Quarterly Report on Form 10-Q for the
              Company, as trustee                                   quarter ended September 30, 1998 located under
                                                                    Securities and Exchange Commission File No.
                                                                    0-25812 ("September 1998 10-Q")

 4.6          Form of unregistered Dollar-denominated               Incorporated by reference from Exhibit 4.6 to
              11% Senior Notes due 2009                             PSINet's Registration Statement on Form S-4
                                                                    filed on August 6, 1999 located under
                                                                    Securities and Exchange Commission File No.
                                                                    333-84721 ("August 1999 Registration Statement")


 4.7          Form of unregistered Euro-denominated                 Incorporated by Reference from Exhibit 4.7 to
              11% Senior Notes due 2009                             August 1999 Registration Statement


 4.8          Form of registered 11% Senior Notes due 2009          Incorporated by Reference from Exhibit 4.8 to
                                                                    August 1999 Registration Statement

 4.9          Indenture dated as of July 23, 1999 between PSINet    Incorporated by Reference from Exhibit 4.9 to
              and Wilmington Trust Company, as Trustee              August 1999 Registration Statement

 4.10         Form of Common Stock Certificate                      Incorporated by reference from Exhibit 4.1 to
                                                                    the May 1995 Registration Statement

 4.11         Form of Common Stock Certificate (name change)        Incorporated by reference from Exhibit 4.1A to
                                                                    PSINet's Registration Statement on Form S-1
                                                                    declared effective on December 14, 1995 located
                                                                    under Securities and Exchange Commission File
                                                                    No. 33-99610 ("December 1995 Registration
                                                                    Statement")

 4.12         Form of 6 3/4% Series C Cumulative Convertible        Incorporated by reference from Exhibit 4.1 to
              Preferred Stock Certificate                           the May 7, 1999 8-K

 4.13         Article Fourth of the Restated Certificate of         See Exhibit 3.1
              Incorporation of the Company

 4.14         Article I of the Amended and Restated By-laws of      See Exhibit 3.9
              PSINet, as amended

 4.15         Form of Rights Agreement, dated as of May 8, 1996,    Incorporated by reference from Exhibit 1 to
              between PSINet and First Chicago Trust Company of     PSINet's Registration Statement on Form 8-A
              New York, as Rights Agent, which includes as          dated June 3, 1996 located under Securities and
              Exhibit A - Certificate of Amendment; Exhibit B -     Exchange Commission File No. 0-25812
              Form of Rights Certificate; and Exhibit C - Summary
              of Rights to Purchase Shares of Preferred Stock

 4.16         Amendment No. 1, dated as of July 21, 1997, to        Incorporated by reference from Exhibit 4.1.1 to
              Rights Agreement, dated as of May 8, 1996, between    PSINet's Current Report on Form 8-K dated
              PSINet and First Chicago Trust Company of New York,   August 1, 1997 located under Securities and
              as Rights Agent.                                      Exchange Commission File No. 0-25812


EXHIBIT
NUMBER                            DESCRIPTION                                           LOCATION
------------  ----------------------------------------------------  ------------------------------------------------
 4.17         Amendment No. 2, dated as of July 31, 1997, to        Incorporated by reference from Exhibit 4.1.2 to
              Rights Agreement, dated as of May 8, 1996, between    PSINet's Current Report on Form 8-K dated
              PSINet and First Chicago Trust Company of New York,   August 20, 1997 located under Securities and
              as Rights Agent.                                      Exchange Commission File No. 0-25812

 4.18         Amendment No. 3, dated as of November 5, 1999, to     Incorporated by reference from Exhibit 4 to
              Rights Agreement, dated as of May 8, 1996, between    PSINet's Registration Statement on Form 8/A
              PSINet and First Chicago Trust Company of New York    filed on November 5, 1999

 4.19         Deposit Agreement dated as of May 4, 1999 between     Incorporated by reference from Exhibit 4.2 to
              PSINet and Wilmington Trust Company, as deposit       the May 7, 1999 8-K
              agent

 4.20         Form of unregistered Dollar-denominated 10 1/2%       Incorporated by reference from Exhibit 4.2 to
              Senior Notes due 2006                                 PSINet's November 24 1999 8-K

 4.21         Form of unregistered Euro-denominated 10 1/2%         Incorporated by reference from Exhibit 4.3 to
              Senior Notes due 2006                                 PSINet's November 24, 1999 8-K

 4.22         Form of registered 10 1/2% Senior Notes due 2006      *

 4.23         Indenture dated as of December 2, 1999 between        Incorporated by reference from Exhibit 4.1 to
              PSINet and Wilmington Trust Company, as Trustee       PSINet's November 24, 1999 8-K

 4.24         Form of 7% Series D Cumulative Convertible            *
              Preferred Stock

 4.25         Deposit Agreement dated as of February 1, 2000        *
              between PSINet and Wilmington Trust Company, as
              deposit agent

 4.26         First Amendment to Deposit Agreement dated as of      *
              February 7, 2000, between PSINet and Wilmington
              Trust Company, as deposit agent

 5            Opinion of Nixon Peabody LLP                          Filed herewith

10.1          Lease Agreement dated July 1, 1990 between PSINet     Incorporated by reference from Exhibit 10.1 to
              and Rensselaer Polytechnic Institute, amended by      the May 1995 Registration Statement
              Lease Renewal Agreement dated as of July 1, 1993,
              Letter Agreement dated November 14, 1994 and Letter
              Agreement dated February 1, 1995

10.2          Lease Agreement dated February 8, 1995 between        Incorporated by reference from Exhibit 10.2 to
              PSINet and Rensselaer Polytechnic Institute           the May 1995 Registration Statement

10.3          Amendment to Lease Agreement dated July 1, 1995       Incorporated by reference from Exhibit 10.2A to
              between PSINet and Rensselaer Polytechnic Institute   the December 1995 Registration Statement

10.4          Lease Agreement dated as of April 30, 1993 by and     Incorporated by reference from Exhibit 10.3 to
              between Vingarden Limited Partnership and PSINet      the May 1995 Registration Statement


EXHIBIT
NUMBER                            DESCRIPTION                                           LOCATION
------------  ----------------------------------------------------  ------------------------------------------------
10.5          Lease Agreement dated April 1995 by and between       Incorporated by reference from by Exhibit 10.3A
              Brit Limited Partnership and PSINet                   to the December 1995 Registration Statement

10.6          Sublease dated September 20, 1995 by and between      Incorporated by reference from Exhibit 10.3B to
              The Medical Sciences Research Institute and PSINet    the December 1995 Registration Statement
              and Lease Agreement dated October 6, 1993 by and
              between Vingarden Associates Limited Partnership
              and The Medical Sciences Research Institute

10.7          Lease Agreement dated October 31, 1995 between        Incorporated by reference from Exhibit 10.4A to
              Oakfern Properties Limited and PSINet                 the December 1995 Registration Statement

10.8          Amendment to Deed of 460 Spring Park Technology       Incorporated by reference from Exhibit 10.1 to
              Center dated as of June 12, 1997 between JBG/         the September 1997 Form 10-Q
              Spring Park Limited Partnership and PSINet

10.9          Sublease Agreement dated as of June 2, 1997 between   Incorporated by reference from Exhibit 10.2 to
              Lucas Industries, Inc. and PSINet and Office Lease    the September 1997 10-Q
              Agreement between 3B Limited Partnership and Lucas
              Industries Inc. dated as of September 12, 1989

10.10         Sublease Agreement dated January 22, 1998 between     Incorporated by reference from Exhibit 10.9 to
              PSINet and Unisys Corporation, as amended             the 1997 Form 10-K

10.11         Lease Agreement dated February 20, 1998 between       Incorporated by reference from Exhibit 10.11 to
              PSINet and CarrAmerica Realty Corporation             the 1997 Form 10-K

10.12         Lease Agreement dated October 1994 between PSINet     Incorporated by reference from Exhibit 10.4 to
              and Cascade Communications, Inc.                      the May 1995 Registration Statement

10.13         Master Lease Agreement dated July 19, 1994 between    Incorporated by reference from Exhibit 10.5 to
              PSINet and Technology Credit Corporation              the May 1995 Registration Statement

10.14         Lease Agreement dated as of July 9, 1993 between      Incorporated by reference from Exhibit 10.6 to
              Applied Telecommunications Technologies, Inc. and     the May 1995 Registration Statement
              PSINet

10.15         Lease Agreement dated as of February 10, 1994         Incorporated by reference from Exhibit 10.7F to
              between Applied Telecommunications Technologies,      the December 1995 Registration Statement
              Inc. and PSINet

10.16         Lease Agreement dated as of March 14, 1994 between    Incorporated by reference from Exhibit 10.7G to
              Applied Telecommunications Technologies, Inc. and     the December 1995 Registration   Statement
              PSINet

10.17         Lease Agreement dated as of June 9, 1994 between      Incorporated by reference from Exhibit 10.7H to
              Applied Telecommunications Technologies, Inc. and     the December 1995 Registration Statement
              PSINet


EXHIBIT
NUMBER                            DESCRIPTION                                           LOCATION
------------  ----------------------------------------------------  ------------------------------------------------
10.18         Lease Agreement dated as of September 21, 1994        Incorporated by reference from Exhibit 10.7 to
              between Applied Telecommunications Technologies,      the May 1995 Registration Statement
              Inc. and PSINet

10.19         Master Equipment Lease Agreement dated as of June     Incorporated by reference from Exhibit 10.1 to
              23, 1995 between PSINet and Forsythe/McArthur         the September 1995 10-Q
              Associates, Inc. ("FMA")

10.20         Master Lease Line Commitment Agreement dated as of    Incorporated by reference from Exhibit 10.2 to
              June 23, 1995 between PSINet and FMA                  the September 1995 10-Q

10.21         Amendment Agreement dated as of August 1, 1995        Incorporated by reference from Exhibit 10.8 to
              between PSINet and Technology Credit Corporation      the September 1995 10-Q

10.22         Master Equipment Lease Agreement No.                  Incorporated by reference from Exhibit 10.44A
              620-0004602-000 dated November 1995 between PSINet    to the December 1995 Registration Statement
              and Siemens Credit Corporation

10.23         Amendment to Master Lease Agreement No. 1753 dated    Incorporated by reference from Exhibit 10.77 to
              January 26, 1996 between PSINet and Technology        PSINet's Annual Report on Form 10-K for the
              Credit Corporation                                    fiscal year ended December 31, 1995 located
                                                                    under the Securities and Exchange Commission
                                                                    File No. 0-25812 ("1995 Form 10-K")

10.24         Master Equipment Lease Agreement dated December 15,   Incorporated by reference from Exhibit 10.78 to
              1995 between PSINet and Financing for Science         the 1995 Form 10-K
              International, Inc.

10.25         Security Agreement dated as of March 20, 1996         Incorporated by reference from Exhibit 10.79 to
              between PSINet and USL Capital Corporation            the 1995 Form 10-K

10.26         Master Software/Equipment Lease Agreement dated as    Incorporated by reference from Exhibit 10.4 to
              of September 20, 1996 between PSINet and LPI          PSINet's Quarterly Report on Form 10-Q for the
              Software Funding Group, Inc.                          quarter ended September 30, 1996 located under
                                                                    Securities and Exchange Commission File No.
                                                                    0-25812 ("September 1996 10-Q")

10.27         Master Lease Agreement dated as of January 27, 1997   Incorporated by reference from Exhibit 10.77 to
              between Cascade Communications Corp.                  PSINet's Annual Report on Form 10-K for the
              and PSINet                                            fiscal year ended December 31, 1996 located
                                                                    under Securities and Exchange Commission File
                                                                    No. O-25812 ("1996 Form 10-K")


10.28         Master Equipment/Software Rental Agreement dated as   Incorporated by reference from Exhibit 10.3 to
              of September 11, 1997 between PSINet and Earthlink    the September 1997 10-Q
              Network, Inc. and Change Order Amendment Master
              Equipment dated as of September 22, 1997


EXHIBIT
NUMBER                            DESCRIPTION                                           LOCATION
------------  ----------------------------------------------------  ------------------------------------------------
10.29         Equipment lease dated as of June 30, 1997 between     Incorporated by reference from Exhibit 10.4 to
              Royal Bank of Canada and PSINet Limited               the September 1997 10-Q

10.30         Master Lease Agreement dated as                       Incorporated by reference from Exhibit 10.4 to
              Of October 10, 1997 between Cisco Systems Capital     the September 1997 Form 10-Q
              Corporation and PSINet

10.31         Master Lease Agreement No. A212 between 3Com Credit   Incorporated by reference from dated as of
              Corporation and PSINet, as amended                    October 30, 1997 Exhibit 10.31 to the 1997 Form
                                                                    10-K

10.32         Master Lease of Personal Property No. 3402, dated     Incorporated by reference from Exhibit 10.32 to
              December 12, 1997 between PSINet and Charter          the 1997 Form 10-K
              Financial, Inc., as amended

10.33*        Executive Stock Option Plan of                        Incorporated by reference from Exhibit 10.10 to
              PSINet                                                the May 1995 Registration Statement


10.34*        Executive Stock Incentive Plan of PSINet, as amended  Incorporated by reference from Exhibit 10.12 to the December 1995 Registration Statement

10.35*        Directors Stock Incentive Plan of PSINet, as amended  Incorporated by reference from Exhibit 10.13 to the December 1995 Registration Statement

10.36*        Strategic Stock Incentive Plan of PSINet              Incorporated by reference from Exhibit 10 to
                                                                    the June 1995 10-Q

10.37*        1996 Performance Bonus Plan of PSINet                 Incorporated by reference from Exhibit 10.25 to
                                                                    the 1996 Form 10- K

10.38*        InterCon Systems Corporation 1992 Incentive Stock     Incorporated by reference from Exhibit 99.1 to
              Plan                                                  PSINet's Registration Statement on Form S-8
                                                                    which became effective on October 18, 1995
                                                                    located under Securities  Exchange Commission
                                                                    File No. 33-98316 ("S-8 No. 16")

10.39*        InterCon Systems Corporation 1994 Stock Option Plan   Incorporated by reference from Exhibit 99.2 to
                                                                    the S-8 No. 16

10.40*        Software Ventures Corporation 1994 Stock Option Plan  Incorporated by reference from Exhibit 99 to
                                                                    PSINet's Registration Statement on Form S-8
                                                                    which became effective on October 18, 1995
                                                                    located under Securities and Exchange
                                                                    Commission File No. 33-98314

10.41*        Employment Agreement dated February 9, 1996 between   Incorporated by reference from Exhibit 10.42 to
              PSINet and Mary-Ann Carolan                           the 1995 Form 10-K

10.42*        Employment Agreement dated February 13, 1996          Incorporated by reference from Exhibit 10.19 to
              between PSINet and Mitchell Levinn                    the 1995 10-K

10.43*        Employment Agreement dated October 9, 1996 between    Incorporated by reference from Exhibit 10.3 to
              PSINet and Richard R.                                 the September 1996 10-Q
              Frizalone


EXHIBIT
NUMBER                            DESCRIPTION                                           LOCATION
------------  ----------------------------------------------------  ------------------------------------------------
10.44*        Employment Agreement dated February 12, 1997          Incorporated by reference from Exhibit 10.78 to
              between PSINet and David L. Hudson                    the 1996 Form 10-K

10.45*        Employment Agreement dated July 1, 1997 between       Incorporated by reference from Exhibit 10.5 to
              PSINet and Michael Malesardi                          the September 1997 10-Q

10.46*        Employment Agreement dated August 2, 1997 between     Incorporated by reference from Exhibit 10.6 to
              PSINet and Anthony Aveta                              the September 1997 10-Q

10.47*        Employment Agreement dated August 4, 1997 between     Incorporated by reference from Exhibit 10.7 to
              PSINet and Harry Hobbs                                the September 1997 10-Q

10.48*        Employment Agreement dated January 8, 1998 between    Incorporated by reference from Exhibit 10.52 to
              PSINet and William Cripe                              the 1997 Form 10-K

10.49*        Employment Agreement dated January 18, 1998 between   Incorporated by reference from Exhibit 10.53 to
              PSINet and Kathleen B. Horne                          the 1997 Form 10-K

10.50*        Employment Agreement dated February 16, 1998          Incorporated by reference from Exhibit 10.54 to
              between PSINet and John Muleta                        the 1997 Form 10-K

10.51*        Employment Agreement dated October 16, 1998, 1996     Incorporated by reference from Exhibit 10.57 to
              between PSINet and Harold S. Wills                    the 1998 Form 10-K

10.52*        Employment Agreement dated October 16, 1998 between   Incorporated by reference from Exhibit 10.58 to
              PSINet and Edward D. Postal                           the 1998 Form 10-K

10.53         Employment Agreement dated October 16, 1998 between   Incorporated by reference from Exhibit 10.59 to
              PSINet and David N. Kunkel                            the 1998 Form 10-K

10.54         Employee Agreement dated as of October 1, 1999        Incorporated by reference from Exhibit 10.1 to
              between PSINet and William L. Schrader                PSINet's Quarterly Report on Form 10-Q for the
                                                                    quarter ended September 30, 1999 located under
                                                                    Securities and Exchange Commission File No.
                                                                    0-25812 ("September 1999 10-Q")

10.55         Employment Agreement dated as of October 1, 1999      Incorporated by reference from Exhibit 10.2 to
              between PSINet and Harold S. Wills                    PSINet's September 1999 10-Q

10.56         Employment Agreement dated as of October 1, 1999      Incorporated by reference from Exhibit 10.3 to
              between PSINet and Edward D. Postal                   PSINet's September 1999 10-Q")

10.57         Form of Indemnification Agreement                     Incorporated by reference from Exhibit 10.21 to
                                                                    the May 1995 Registration Statement

10.58         Registration Rights Agreement dated as of June 16,    Incorporated by reference from Exhibit 10.39 to
              1995 among PSINet and Stockholders of InterCon        the December 1995 Registration Statement
              Systems Corporation

10.59         Registration Rights Agreement dated as of July 11,    Incorporated by reference from Exhibit  10.40
              1995 among PSINet and Stockholders of Software        to the December 1995 Registration Statement
              Ventures Corporation


EXHIBIT
NUMBER                            DESCRIPTION                                           LOCATION
------------  ----------------------------------------------------  ------------------------------------------------
10.60         Registration Rights Agreement dated as of November    Incorporated by reference from Exhibit 10.10 to
              11, 1997 between PSINet and the purchasers of         the September 1997 10-Q
              Series B 8% Convertible Preferred Stock

10.61         Registration Rights Agreement dated as of February    Incorporated by reference from Exhibit 10.62 to
              25, 1998 between PSINet and IXC Internet Services,    the 1997 Form 10-K
              Inc.

10.62         Guarantee Agreement dated September 29, 1998 among    Incorporated by reference from Exhibit 2.3 to
              each of the subsidiaries of PSINet party thereto      the October 16, 1998 8-K
              and The Chase Manhattan Bank

10.63         Pledge Agreement dated September 29, 1998 among       Incorporated by reference from Exhibit 2.4 to
              PSINet, each subsidiary of PSINet party thereto and   the October 16, 1998 8-K
              The Chase Manhattan Bank

10.64         Security Agreement dated September 29, 1998 among     Incorporated by reference from Exhibit 2.5 to
              PSINet, each subsidiary of PSINet party thereto and   the October 16, 1998 8-K
              The Chase Manhattan Bank

10.65         Warrant to purchase up to 25,000 shares of the        Incorporated by reference from Exhibit 10.39 to
              Series B Preferred of PSINet, at an exercise price    the May 1995 Registration Statement
              of $1.60 per share, registered in the name of
              William H. Baumer

10.66         Warrant to purchase up to 25,000 shares of the        Incorporated by reference from Exhibit 10.40 to
              Series B Preferred of PSINet, at an exercise price    the May 1995 Registration Statement
              of $1.60 per share, registered in the name of
              William H. Baumer

10.67         Stock Acquisition Agreement, dated as of February     Incorporated by reference from Exhibit 2 to
              1, 1997, between Ascend Communications, Inc. and      PSINet's Current Report on Form 8-K dated
              PSINet with respect to all outstanding capital        February 14, 1997 located under Securities and
              stock of InterCon Systems Corporation, a Delaware     Exchange Commission File No. 0-25812
              corporation and a wholly-owned subsidiary of PSINet

10.68         Asset Purchase Agreement dated as of June 28, 1996    Incorporated by reference from Exhibit 2 to the
              between PSINet and MindSpring Enterprises, Inc.       June 1996 10-Q

10.69         Amendment No. 1 to Asset Purchase Agreement and       Incorporated by reference from Exhibit 2 to the
              Network Services Agreement entered into as of June    September 1996 10-Q
              28, 1996 by and between PSINet and MindSpring
              Enterprises, Inc.

10.70         Amendment No. 2 to Asset Purchase Agreement entered   Incorporated by reference from Exhibit 10.8 to
              into as of September 1, 1996 by and between PSINet    the September 1996 10-Q
              and MindSpring Enterprises, Inc.


EXHIBIT
NUMBER                            DESCRIPTION                                           LOCATION
------------  ----------------------------------------------------  ------------------------------------------------
10.71         Amendment No. 3 to Asset Purchase Agreement and       Incorporated by reference from Exhibit 10.74 to
              Amendment No. 1 to  Convertible Note entered into     the 1996 Form 10-K
              as of January 24, 1997 by and between PSINet and
              MindSpring Enterprises, Inc.

10.72         Amendment No. 2 to Network Services Agreement         Incorporated by reference from Exhibit 10.75 to
              entered in as of January 1, 1997 by and between       the 1996 Form 10-K
              PSINet and MindSpring Enterprises, Inc.

10.73         IRU and Stock Purchase Agreement dated as of July     Incorporated by reference from Exhibit 2.1 to
              22, 1997 between IXC Internet Services, Inc. and      the June 1997 10-Q
              PSINet

10.74         First Amendment to IRU and Stock Purchase Agreement   Incorporated by reference from Exhibit A to
              dated as of July 22, 1997 between IXC Internet        PSINet's December 1997 Proxy Statement
              Services, Inc. and PSINet

10.75         Second Amendment to IRU and Stock Purchase            Incorporated by reference from Exhibit A to the
              Agreement dated as of July 22, 1997 between IXC       December 1997 Proxy Statement
              Internet Services, Inc. and PSINet

10.76         Joint Marketing and Services Agreement dated as of    Incorporated by reference from Exhibit 10.1 to
              July 22,  1997 between IXC Internet Services, Inc.    PSINet's Quarterly Report on Form 10-Q for the
              and PSINet                                            quarter ended June 30, 1997 located under
                                                                    Securities and Exchange Commission File no.
                                                                    0-25812

10.77         Stock Purchase Agreement dated as of November 11,     Incorporated by reference from Exhibit 10.9 to
              1997 between PSINet and the Purchasers of its         the September 1997 10-Q
              Series B 8% Convertible Preferred Stock

10.78         Agreement dated as of November 10, 1997 between       Incorporated by reference from Exhibit 2 to the
              iSTAR internet inc. and PSINet                        September 1997 10-Q

10.79         Pre-Acquisition Agreement between PSINet and iSTAR    Incorporated by reference from Exhibit 10.1 to
              internet inc., dated December 23, 1997                the January 7, 1998 8-K

10.80         Security Agreement and Assignment dated as of         Incorporated by reference from Exhibit 10.95 to
              February 25, 1998 between PSINet and IXC Internet     the 1997 Form 10-K
              Services, Inc.

10.81         Collocation and Interconnection Agreement between     Incorporated by reference from Exhibit 10.96 to
              PSINet and IXC Internet Services, Inc.                the 1997 Form 10-K

10.82         Escrow Agreement, dated as of  April 13, 1998,        Incorporated by reference from Exhibit 10.2 to
              among Wilmington Trust Company (as escrow agent and   the April 22, 1998 8-K
              trustee) and PSINet.

10.83         Registration Rights Agreement dated as of April 13,   Incorporated by reference from Exhibit 10.1 to
              1998 among PSINet and Donaldson, Lufkin & Jenrette    the April 22, 1998 8-K
              Securities Corporation, Merrill Lynch, Pierce,
              Fenner & Smith Incorporated, and Chase Securities,
              Inc.


EXHIBIT
NUMBER                            DESCRIPTION                                           LOCATION
------------  ----------------------------------------------------  ------------------------------------------------
10.84         First Amendment to Sublease dated as of March 23,     Incorporated by reference from Exhibit 10.99 to
              1998 between Unisys Corporation and PSINet            PSINet's Registration Statement on Form S-4
                                                                    declared effective on May 7, 1998 located under
                                                                    the Securities and Exchange Commission File No.
                                                                    333-51491 ("May 1998
                                                                    Registration Statement")

10.85         Share Purchase Agreement dated as of October 1,       Incorporated by reference from Exhibit 2.1 to
              1998 among PSINet Japan Inc., a subsidiary of         the October 16, 1998 8-K
              PSINet, Tokyo Internet Corporation and Secom Co.,
              Ltd.

10.86         Registration Rights Agreement dated as of November    Incorporated by reference from Exhibit 10.1 to
              3, 1998 among PSINet and Donaldson, Lufkin and        the November 10, 1998 8-K
              Jenrette Securities Corporation, Chase Securities,
              Inc. and Morgan Stanley & Co. Incorporated

10.87*        Employment Agreement dated June 17, 1998 between      Incorporated by reference from Exhibit 10.1 to
              PSINet and William A. Opet                            PSINet's Quarterly Report on Form 10-Q for the
                                                                    quarter ended June 30, 1998 located under
                                                                    Securities and Exchange Commission File No.
                                                                    0-25812 ("June 1998 10-Q")

10.88*        Employment Agreement dated July 2, 1998 between       Incorporated by reference from Exhibit 10.2 to
              PSINet and Robert D. Leahy                            the June 1998 10-Q

10.89*        Employment Agreement dated September 1, 1998          Incorporated by reference from Exhibit 10.8 to
              between PSINet and Chi H. Kwan                        the September 1998 10-Q

10.90*        Employment Agreement dated September 8, 1998          Incorporated by reference from Exhibit 10.5 to
              between PSINet and James A. Haid                      the September 1998 10-Q

10.91*        Employment Agreement dated September 30, 1998         Incorporated by reference from Exhibit 10.3 to
              between PSINet and Sandy L. Blaisdell                 the September 1998 10-Q

10.92*        Employment Agreement dated October 12, 1998 between   Incorporated by reference from Exhibit 10.2 to
              PSINet and Geoffrey E. Axton                          the September 1998 10-Q

10.93*        Employment Agreement dated October 14, 1998 between   Incorporated by reference from Exhibit 10.4 to
              PSINet and Edward Arnold Davis                        the September 1998 10-Q

10.94         Registration Rights Agreement, dated as of November   Incorporated by reference from Exhibit 4.3 to
              13, 1998, among PSINet and Donaldson Lufkin &         the September 1998 10-Q
              Jenrette Securities Corporation, Chase Securities
              Inc. and Morgan Stanley & Co. Incorporated

10.95*        Amendment to Employment Agreement dated October 1,    Incorporated by reference from Exhibit 10.6 to
              1998 between PSINet and Harry Hobbs                   the September 1998 10-Q


EXHIBIT
NUMBER                            DESCRIPTION                                           LOCATION
------------  ----------------------------------------------------  ------------------------------------------------
10.96*        Employment Agreement dated November 2, 1998 between   Incorporated by reference from Exhibit 10.7 to
              PSINet and David J. Kramer                            the September 1998 10-Q

10.97*        Employment Agreement dated November 6, 1998 between   Incorporated by reference from Exhibit 10.9 to
              PSINet and John Walpuck                               the September 1998 10-Q

10.98*        Employment Agreement dated November 12, 1998          Incorporated by reference from Exhibit 10.10 to
              between PSINet and Lawrence Winkler                   the September 1998 10-Q

10.99*        Employment Agreement dated May 24, 1999 between       Incorporated by reference from Exhibit 10.99 to
              PSINet and Thomas A. Leach                            PSINet's August 1999 Registration Statement

10.100*       Employment Agreement dated May 24, 1999 between       Incorporated by reference from Exhibit 10.100
              PSINet and James F. Cragg                             to PSINet's August 1999 Registration Statement

10.101*       Employment Agreement dated May 24, 1999 between       Incorporated by reference from Exhibit 10.101
              PSINet and Philippe J. Kuperman                       to PSINet's August 1999 Registration Statement

10.102        Master Lease Agreement between PSINet and             Incorporated by reference from Exhibit 10.11 to
              Technology Credit Corporation No. 1788 dated June     the September 1998 10-Q
              20, 1998

10.103        Master Lease Agreement between PSINet and             Incorporated by reference from Exhibit 10.12 to
              Technology Credit Corporation No. 1789 dated June     the September 1998 10-Q
              20, 1998

10.104        Master Loan and Security Agreement No. 3963 between   Incorporated by reference from Exhibit 10.13 to
              PSINet and Charter Financial Inc. dated September     the September 1998 10-Q
              28, 1998

10.105        Lease Agreement dated July 8, 1998 between            Incorporated by reference from Exhibit 10.2 to
              Ballymore Properties Limited and Cordoba Holdings     the April 27, 1999 8-K
              Limited and Thomas Charles Cembrinck

 10.106       Registration Rights Agreement, dated as of July 23,   Incorporated by reference from Exhibit
              1999, among PSINet and Donaldson Lufkin & Jenrette
              International, Bear Stearns International Limited
              and Chase Manhattan International Limited

 10.107       Registration Rights Agreement, dated as of December   Incorporated by reference from Exhibit 10.1 to
              2, 1999, among PSINet and Donaldson Luftkin &         PSINet's November 24, 1999 8-K
              Jenrette International, Bear Stearns International
              Limited, Merrill Lynch International and Morgan
              Stanley & Co. International Limited


EXHIBIT
NUMBER                            DESCRIPTION                                           LOCATION
------------  ----------------------------------------------------  ------------------------------------------------
 10.108       Registration Rights Agreement, dated as of February        *
              1, 2000, among PSINet and Donaldson Lufkin &
              Jenrette Securities Corporation, Merrill Lynch &
              Co., Merrill Lynch, Pierce, Fenner & Smith
              Incorporated, Morgan Stanley & Co. Inc., Bear
              Stearns & Co. Inc., BancBoston Robertson Stephens
              and Chase Securities Inc.

 10.109       Amendment No. 1 to Registration Rights Agreement           *
              dated February 7, 2000 to Registration Rights
              Agreement dated as of February 1, 2000 among
              Donaldson, Lufkin & Jenrette Securities
              Corporation, Merrill Lynch & Co., Merrill Lynch,
              Pierce, Fenner & Smith Incorporated, Morgan Stanley
              & Co., Inc., Bear, Stearns & Co. Inc., BankBoston
              Robertson Stephens and Chase Securities Inc.

 12           Computation of Ratio of Earnings to Combined
              Fixed Charges and Preferred Stock Dividends                Filed herewith

 21           Significant subsidiaries of PSINet                         Incorporated by reference from Exhibit 21 to
                                                                         the 1998 Form 10-K

 23.1         Consent of Nixon Peabody LLP                               Contained in Exhibit 5

 23.2         Consent of PricewaterhouseCoopers LLP                      Filed herewith

 23.3         Consent of Arthur Andersen LLP                             Filed herewith

 24           Power of Attorney                                          Included in the signature page to this
                                                                         registration statement

 25           Statement of Eligibility on Form T-1 of Wilmington         Filed herewith
              Trust Company

  99.1        Letter of Transmittal for Dollar Notes                     Filed herewith


EXHIBIT
NUMBER                            DESCRIPTION                                           LOCATION
------------  ----------------------------------------------------  ------------------------------------------------
  99.2        Letter of Transmittal for Euro Notes                  Filed herewith

  99.3        Form of Notice of Guaranteed Delivery for Dollar      Filed herewith
              Notes

  99.4        Form of Notice of Guaranteed Delivery for Euro Notes  Filed herewith

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*  Indicates a management contract or compensatory plan or arrangement required to be filed as an Exhibit pursuant to Item 14(a)(3).

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